UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ConocoPhillips

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024 Proxy

Statement

A Message from Our Chairman and Chief Executive Officer and Lead Director		4
Notice of 2024 Annual Meeting of Stockholders		6
Proxy Summary		7
About ConocoPhillips		7
Stockholder Engagement		9
Director Nominees		10
Governance Highlights		12
Executive Compensation		13
Progress Report on Our Plan for the Net-Zero Energy Transition		14
FOR	Item 1: Election of Directors and Director Biographies	16

Board Composition and Refreshment		33
Director Onboarding and Education		34
Board and Committee Evaluations		35
Corporate Governance at ConocoPhillips		36
Board Leadership Structure		36
Board Independence		38
Related Party Transactions		39
Board Meetings and Committees		40
Board Oversight of Risk Management		42
Stockholder Engagement and Board Responsiveness		45
Code of Business Ethics and Conduct		48
Commitment to Our Culture		48
Human Capital Management		49
Public Policy Engagement		52
Communications with the Board of Directors		53
Director Compensation		53
Audit and Finance Committee Report		60
FOR	Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP	62

FOR	Item 3: Advisory Approval of Executive Compensation	64

Securities Ownership of Officers and Directors		122
Equity Compensation Plan Information		123
Stockholder Proposals		125
FOR	Item 4: Stockholder Proposal — Simple Majority Vote	125

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals, commitments, and strategies, including our net-zero commitments and other ESG -related information. We use words such as “ambition,” “anticipates,” “believes,” “expects,” “future,” “goal,” “target,” “plan,” “must,” “will,” “should,” “aim,” “strive,” “intends,” and similar expressions to identify forward-looking statements. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and subsequent filings on Form 10-Qs, and Form 8-Ks. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of ConocoPhillips under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement titled “Audit and Finance Committee Report” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing. This Proxy Statement includes website addresses and references to additional materials found on those websites, which are provided for convenience only. These websites and materials are not incorporated into this Proxy Statement by reference.

A Message from Our Chairman and Chief Executive Officer and Lead Director

April 1, 2024

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”) and the Executive Leadership Team, we are pleased to invite you to participate in the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will take place virtually on Tuesday, May 14, 2024, at 9:00 a.m. Central Daylight Time. There will be no in-person meeting. The attached Notice of the 2024 Annual Meeting of Stockholders and Proxy Statement provides information about the business we plan to conduct.

A Compelling 10-Year Plan

At our 2023 Analyst & Investor Meeting, we reaffirmed our durable returns-focused value proposition with an updated 10-year financial plan that produces solid free cash flow, allowing us to reward stockholders now and into the future.

As we enter 2024, ConocoPhillips continues to be guided by our Triple Mandate, which sets out three objectives to align our actions with the underlying realities of our business and demonstrates our commitment to create long-term value for our stockholders. First, we must reliably and responsibly deliver oil and gas production to meet energy transition pathway demand. Second, we must deliver competitive returns on and of capital for our stockholders. Third, we must remain focused on achieving our net-zero operational emissions ambition. Our Triple Mandate underlies our clearly defined value proposition of delivering superior returns through price cycles based on our foundational principles of balance sheet strength, peer-leading distributions, disciplined investments, and responsible and reliable environmental, social and governance performance.

Continuing to Deliver on Each Pillar of The Triple Mandate

In 2023, we continued to deliver on each of the three mandates:

First, we achieved record full-year Lower 48 and total Company production, enhanced our diverse portfolio, and progressed our global LNG strategy.

In 2023, we delivered operationally across our diverse global portfolio with record full-year production of 1,826 MBOED. We continued to leverage technologies and operational excellence to improve drilling and completion efficiencies in the Lower 48 and across our assets. Our teams reached first production at several subsea tiebacks in Norway, Surmont Pad 267 in Canada and Bohai Phase 4B in China and achieved startup at the second phase of Montney’s central processing facility in Canada. We opportunistically acquired the remaining 50% working interest in Surmont at an attractive price that fits our financial framework. Long-life, low sustaining capital assets like Surmont play an important role in our low cost of supply portfolio. In addition, we reached final investment decision (FID) on Willow in Alaska, where we have over 50 years as a proven, responsible operator. Finally, we continued to advance our global LNG strategy through expansion in Qatar, FID at Port Arthur LNG, regasification agreements in the Netherlands and offtake agreements in Mexico. We now have equity, offtake, and regasification agreements across major global markets.

Second, we returned $11 billion to stockholders and maintained discipline on our cost of supply framework with a continued focus on returns on and of capital.

Full year 2023 earnings were $11.0 billion, or $9.06 per share, and our net cash provided by operating activities totaled $20.0 billion. We returned $11.0 billion to stockholders through our three-tier framework, including $5.6 billion through our ordinary dividend and variable return of cash and $5.4 billion in share repurchases. This is in excess of our annual through-the-cycle commitment to return greater than 30% of cash provided by operating activities to stockholders. In addition, across our portfolio we maintained discipline on our rigorous cost of supply framework to maximize our returns on capital. We are resolute in our efforts

S	SAFETY No task is so important that we can’t take the time to do it safely. A safe company is a successful company.

P	PEOPLE We respect one another. We recognize that our success depends upon the capabilities and inclusion of our employees. We value different voices and opinions.

I	INTEGRITY We are ethical and trustworthy in our relationships with internal and external stakeholders. We keep our promises.

R	RESPONSIBILITY We are accountable for our actions. We care about our neighbors. Sustainability is core to our company and creates shared value for our stakeholders.

I	INNOVATION We anticipate change and respond with creative solutions. We are responsive to the changing needs of the industry. We embrace learning. We are not afraid to try new things.

T	TEAMWORK We have a “can do” attitude that inspires top performance from everyone. We encourage collaboration. We celebrate success. We win together.

4     ConocoPhillips

A Message from Our Chairman and Chief Executive Officer and Lead Director

to maximize efficiencies and optimize well construction and completions designs to increase well recovery while minimizing incremental cost of supply. As an example, we achieved improvement of completion pumping efficiencies by 10% to 15% across our Lower 48 business segment.

Third, we accelerated our company’s greenhouse gas (GHG) emissions-intensity reduction target through 2030 and were recognized by the Oil & Gas Methane Partnership 2.0 for our methane reduction efforts.

In 2023, we demonstrated meaningful progress toward our Plan for the Net-Zero Energy Transition, including by accelerating our Scope 1 and 2 GHG emissions-intensity reduction target from 40-50% to 50-60% gross operated emissions, using a 2016 baseline. We allocated a portion of our budget for projects to reduce our Scope 1 and 2 emissions intensity and advance low carbon opportunities, including carbon capture and storage. In addition, we are in our second year of membership in the Oil & Gas Methane Partnership 2.0 (OGMP 2.0) initiative, which seeks to improve industry transparency in methane emissions reporting and encourage progress in reducing those emissions. We were awarded the OGMP 2.0’s Gold Standard Pathway designation in recognition of our ambitious multi-year measurement-based reporting plan which goes beyond current regulatory requirements. Additionally, 2023 marked the first year that Energy Transition Milestones were included as a standalone metric in our Variable Cash Incentive Program, further demonstrating our commitment to our net-zero operational emissions ambitions, by directly tying our performance on the Energy Transition Milestones to our compensation.

Looking to the Future

Now and into the future, we are focused on operational excellence with a proven track record of strong returns. Our strategy is differential, and we believe our portfolio is the deepest, most durable and diverse of any of our peers. In addition, we are well positioned for the energy transition. Safety remains a critical part of our culture, and we prioritize the safety of both our colleagues and communities. That means continuously looking for ways to operate more safely, efficiently, and responsibly, with a focus on reducing human error. We understand that this is a fundamental part of our license to operate.

Your input is valued and your vote is very important.

We strongly believe that regular engagement with all stakeholders — stockholders, employees, customers, suppliers, advocacy groups, governments, and communities — is critical to our long-term success. The Annual Meeting is an opportunity for stockholders to express their views on ConocoPhillips’ business.

Whether or not you plan to participate in the Annual Meeting, and no matter how many shares you own, we encourage you to vote in advance. Your vote is important to us and to our business. Prior to the meeting, you may sign and return your proxy card, use telephone or Internet voting, or visit the Annual Meeting website at www.conocophillips.com/annualmeeting to register your vote. Voting instructions begin on page 132.

Thank you for your continued support.

Ryan M. Lance Chairman and Chief Executive Officer	Robert A. Niblock Lead Director

2024 Proxy Statement     5

Notice of 2024 Annual Meeting of Stockholders

PROPOSALS REQUIRING YOUR VOTE

Purpose		Board Recommendation	Page
1	Election of 12 Directors	FOR each nominee	16
2	Ratification of Independent Registered Public Accounting Firm	FOR	62
3	Advisory Approval of the Compensation of Our Named Executive Officers	FOR	64
4	Stockholder Proposal – Simple Majority Vote	FOR	125
5	Stockholder Proposal – Revisit Pay Incentives for GHG Emission Reductions	AGAINST	127

Only stockholders of record at the close of business on March 18, 2024 will be entitled to receive notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our offices in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

Visit our Annual Meeting website at www.conocophillips.com/annualmeeting to learn more about our Annual Meeting, review and download this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), submit questions in advance of the Annual Meeting, and sign up for electronic delivery of materials for future annual meetings.

April 1, 2024
By Order of the Board of Directors

Kelly B. Rose
Corporate Secretary

DATE & TIME Tuesday, May 14, 2024 9:00 a.m. (CDT)

LOCATION Online at www.virtualshareholdermeeting.com/COP2024

RECORD DATE March 18, 2024

PARTICIPATE IN THE FUTURE OF CONOCOPHILLIPS—
VOTE NOW

ONLINE Use your smartphone or computer. www.proxyvote.com

PHONE CALL Dial (800) 690-6903 toll-free 24/7.

MAIL Cast your ballot, sign your proxy card, and send by mail in the enclosed postage-paid envelope.

ANNUAL MEETING You may participate in the Annual Meeting and vote electronically.

Your vote is very important to us and to our business. Even if you plan to attend the Annual Meeting, please vote right away. For more information on voting, please see “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 130.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on May 14, 2024: This Proxy Statement and our 2023 Annual Report are available at www.conocophillips.com/annualmeeting.

6     ConocoPhillips

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding ConocoPhillips’ 2023 performance, please review our Annual Report.

About ConocoPhillips

Company Overview

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, as of December 31, 2023, ConocoPhillips had operations and activities in 13 countries, $96 billion of total assets, and approximately 9,900 employees. Production averaged 1,826 thousand barrels of oil equivalent per day (“MBOED”) in 2023, and proved reserves were 6.8 billion barrels of oil equivalent (“BBOE”) as of December 31, 2023. We explore for, produce, transport, and market crude oil, bitumen, natural gas, NGLs and LNG on a worldwide basis. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Africa and Asia; LNG developments; oil sands in Canada; and an inventory of global exploration prospects.

CONOCOPHILLIPS IS ONE OF THE WORLD’S LEADING E&P COMPANIES BASED ON BOTH PRODUCTION AND RESERVES, WITH A GLOBALLY DIVERSIFIED ASSET PORTFOLIO.

2023 Global Operations and Activities	Employees	2023 Production	2023 Proved Reserves
13 Countries as of Dec. 31, 2023	~9,900 as of Dec. 31, 2023	1,826 MBOED	6.8 Billion BOE

2024 Proxy Statement     7

Proxy Summary

Executing on our Returns-Focused Value Proposition Delivers Strong Financial and Operational Performance

Throughout 2023, ConocoPhillips demonstrated that we can deliver strong financial and operational performance consistent with our value proposition of superior returns to stockholders through price cycles while executing against our Triple Mandate to reliably and responsibly deliver oil and gas production to meet energy transition pathway demand, deliver competitive returns on and of capital to our stockholders, and focus on achieving our net-zero operational emissions ambitions.

●	We delivered full year total and Lower 48 record production of 1,826 thousand barrels and 1,067 thousand barrels of oil equivalent per day, respectively, while we continued to enhance our portfolio diversity by opportunistically acquiring the remaining 50% working interest in Surmont, reaching FID on the Willow project in Alaska and further progressing our global LNG strategy.
●	We achieved a 17 percent return on capital employed(1) and we delivered competitive returns of capital by distributing $11 billion to stockholders through our three-tier framework, including $5.6 billion in cash through the ordinary dividend and variable return of cash (“VROC”) and $5.4 billion through share repurchases.
●	We continued to demonstrate our commitment to our net-zero operational emissions ambition by accelerating our GHG emissions-intensity reduction target through 2030 from 40-50% to 50-60%(2) and we were awarded the Oil & Gas Methane Partnership 2.0 Gold Standard Pathway designation.

We continue to be guided by our SPIRIT Values and remain committed to our foundational principles — focusing on peer-leading distributions, maintaining a strong balance sheet, executing disciplined investment, and demonstrating responsible and reliable ESG performance. Supporting these core principles are our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30 percent of cash from operations to stockholders; and (5) make disciplined investments to enhance returns.

A summary of the many important accomplishments we achieved in 2023 is shown below:

2023 HIGHLIGHTS — DELIVERING ACROSS ALL ELEMENTS OF THE TRIPLE MANDATE
STRATEGY	FINANCIAL	OPERATIONS
●Acquired remaining 50% working interest in Surmont
●Progressed LNG strategy through expansion in Qatar, FID at PALNG, and regasification agreements in the Netherlands and offtake agreements in Mexico
●Awarded Gold Standard Pathway designation by OGMP 2.0
●Accelerated GHG emissions-intensity reduction target through 2030(2)

●Distributed $11B to stockholders; $5.6B in ordinary dividend and VROC and $5.4B in share repurchases
●$11.0B earnings; $9.06 EPS; $10.6B adjusted earnings; $8.77 adjusted EPS(1)
●Generated cash provided by operating activities of $20.0B; $21.3B CFO(3); $10.1B FCF(1); ending cash of $6.9B(4)
●Announced 2024 expected return of capital of $9.0B

●Delivered FY company and Lower 48 record production of 1,826 MBOED and 1,067 MBOED, respectively
●Took FID on the Willow project
●Achieved first production on projects in Norway, China and Canada
●Improved completion pumping efficiencies by 10-15% across the Lower 48

(1)	Adjusted earnings, adjusted EPS, return on capital employed (ROCE), and free cash flow (FCF) are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included in Appendix A.
(2)	Using a 2016 baseline.
(3)	Cash provided by operating activities was ~$20.0B. Excluding operating working capital change of ~($1.4B), cash from operations (CFO) was over $21.3B. CFO is a non-GAAP measure. Further information related to this measure is included in Appendix A.
(4)	Ending cash includes cash, cash equivalents, and restricted cash totaling $5.9B and short-term investments of $1.0B. Restricted cash was $0.3B. Balance excludes $1.0B in long-term investments.

8     ConocoPhillips

Proxy Summary

We maintained our ongoing practice of engaging with stockholders throughout 2023 and received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures to address the things that they care about most.

Stockholder Engagement

ConocoPhillips understands the importance of maintaining a robust stockholder engagement program. During 2023, ConocoPhillips continued this long-standing practice. Executives and management from our investor relations, sustainable development, human resources, government affairs, and legal groups routinely engaged with stockholders on a variety of topics, including our strategy and value proposition, corporate governance, executive compensation, human capital management, culture, climate change, and sustainability. When appropriate, directors also met with stockholders. We spoke with representatives from our top institutional investors, mutual funds, public pension funds, labor unions, and socially responsible funds to hear their views on these important topics. Overall, investors expressed strong support for ConocoPhillips. We believe our regular stockholder engagement was productive and provided an open exchange of ideas and perspectives for both ConocoPhillips and our stockholders. For more information, see “Stockholder Engagement and Board Responsiveness” beginning on page 45 and “2023 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness” beginning on page 69.

2024 Proxy Statement      9

Proxy Summary

Director Nominees

The Board recommends a vote FOR each of the 12 nominees listed below. All of the nominees are currently serving as directors.

10     ConocoPhillips

Proxy Summary

Ryan M. Lance, 61
Chairman and
Chief Executive Officer,
ConocoPhillips

Director Since: 2012
Committees: ☆

Timothy A. Leach, 64
Advisor to the Chief
Executive Officer,
ConocoPhillips

Director Since: 2021
Committees: None

William H. McRaven, 68
Retired U.S. Navy Four-Star Admiral (SEAL)

Director Since: 2018
Committees:

Director Since: 2010
Committees: ☆

David T. Seaton, 62
Former Chairman and
Chief Executive Officer,
Fluor Corporation

Director Since: 2020
Committees:

R.A. Walker, 67
Former Chairman and
Chief Executive Officer,
Anadarko Petroleum
Corporation

Director Since: 2020
Committees:

Technology

Public Company Board Service

Environmental/ Sustainability

Human Capital Management

Human capital management experience is essential for effective oversight on matters such as culture, succession planning, development, and retention.

Committee on Directors' Affairs ("DAC")

Public Policy and Sustainability Committee ("PPSC")

Purple indicates Chair

Ages as of April 1, 2024

DIRECTOR NOMINEE RACE/ETHNIC DIVERSITY

33%

of our Directors are racially or ethnically diverse

2 Asian | 1 Black/African American | 1 Hispanic or Latino

DIRECTOR NOMINEE GENDER DIVERSITY

16%

Women

2 Women | 10 Men

DIRECTOR NOMINEE AGE DIVERSITY

63
Median
69
55

DIRECTOR NOMINEE TENURE DIVERSITY

0-3 years	5 Directors
4-7 years	3 Directors
8+ years	4 Directors

2024 Proxy Statement     11

Proxy Summary

Governance Highlights

Our Board oversees the development and execution of our strategy. We have robust governance practices and procedures that support our strategy. To maintain and enhance independent oversight, our Board is focused on its composition and effectiveness and has implemented a number of measures for continuous improvement.

The measures outlined below align our corporate governance structure with our strategic objectives and enable the Board to effectively communicate and execute our culture of compliance and rigorous risk management.

COMPREHENSIVE, INTEGRATED GOVERNANCE PRACTICES

●Our Board is committed to regular renewal and refreshment, and we continually assess whether our composition appropriately relates to ConocoPhillips’ current and evolving strategic needs. See “Board Composition and Refreshment” beginning on page 33.
●In assessing Board composition, the Committee on Directors’ Affairs considers any planned retirements from the Board, as well as background and diversity (including gender, ethnicity, race, national origin, and geographic background).
●As a result, we have an experienced and diverse group of nominees. See “How Are Nominees Selected?” beginning on page 16.

●The Board balances its commitment to maintaining institutional knowledge with the need for fresh perspectives that board refreshment and director succession planning provide.
●Our Board’s thorough onboarding and director education processes complement our recruitment process. See “Director Onboarding and Education” beginning on page 34.

●Our independent Lead Director’s robust duties are set forth in our Corporate Governance Guidelines. See “Board Leadership Structure” beginning on page 36.
●Our non-employee directors meet privately in executive session at each regularly scheduled Board meeting.
●Our Board reviews CEO and senior management succession and development plans at least annually and assesses candidates during Board and committee meetings and in less formal settings.

●Our Board and committees conduct intensive and thoughtful annual evaluations of the Board, its committees, and its directors, including self-evaluations and peer assessments. See “Board and Committee Evaluations” on page 35.
●Our directors provide feedback on Board and committee effectiveness, including areas such as Board composition and the Board/management succession-planning process.
●Our Board regularly assesses its leadership structure.
●Our Board’s decision-making is informed by input from stockholders.

The governance best practices we have adopted support these general principles:

●Annual election of all directors
●Long-standing commitment to sustainability
●Stock ownership guidelines for directors and executives
●Independent Audit and Finance, Human Resources and Compensation, Public Policy and Sustainability, and Directors’ Affairs committees
●Transparent public policy engagement
●Prohibition on pledging and hedging for all employees

●Proxy access
●Active stockholder engagement
●Majority independent Board
●Executive sessions of non-employee directors held at each regularly scheduled Board meeting
●Empowered independent Lead Director
●Majority vote standard in uncontested elections
●Clawback Policy

12     ConocoPhillips

Proxy Summary

Executive Compensation

Compensation Designed Around our Strategy and Informed by Stockholder Feedback

Our executive compensation programs and metrics are aligned with our Triple Mandate and directly tie to our strategic priorities (see page 72). The following chart summarizes the principal components of our executive compensation program (percentages are shown for each component of our CEO’s 2023 target compensation).

Each year the HRCC, advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous process to review our programs. The HRCC believes a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and furthermore, that this approach most closely aligns the interests of our top executives with those of our stockholders (see page 67).

Compensation and Governance Practices

Through our robust process described under the heading “HRCC Annual Compensation Cycle” on page 78, the HRCC has adopted strong governance practices consistent with the market, some of which are summarized below.

WHAT WE DO
  Executive compensation aligned with stockholder interests and primarily performance based (see pages 72 & 74)
  “Double trigger” vesting after a change in control for long-term incentive awards (see page 94)
  Significant stock ownership guidelines (see page 95)
  Payouts capped on executive incentive programs
  ESG and Human Capital metrics tied to executive and employee compensation (see page 82)
  Executives’ incentive compensation subject to clawback policy (see page 95)

WHAT WE DON’T DO
  No excise tax gross-ups for change in control plan participants
  No current payment of dividend equivalents on unvested long-term incentives for executives
  No repricing of stock options
  No pledging, hedging, short sales, or derivative transactions
  No employment agreements for our named executive officers (“NEOs”)
  Don’t reward executives for excessive, inappropriate or unnecessary risk-taking

2024 Proxy Statement     13

Progress Report on Our Plan for the Net-Zero Energy Transition

Since publishing our Plan for the Net-Zero Energy Transition (our “Plan”), we have continued to focus on implementing our Climate Risk Strategy and advancing the Plan’s objectives. Our commitment to these efforts is demonstrated by our achievements made to date — many of which have been completed ahead of schedule. As we achieve our goals, we fine-tune our strategy and refine our commitments through ongoing engagement with our key stakeholders.

The table below provides an update on how we are progressing against our Plan, including demonstrating our progress and achievements in maintaining strategic flexibility, reducing Scope 1 and 2 emissions, addressing Scope 3 emissions and contributing to the energy transition.

2023 PROGRESS REPORT

●Continued focus on resilient low cost of supply and low GHG intensity resources that meet energy transition pathway demand.
●Published a new net-zero scenario modeling the collective global government and societal actions that would be required to align with limiting warming to 1.5 degrees.

●Reduced methane intensity by ~70% since 2015.
●Progressing toward near-zero methane intensity by 2030 (1.5 kg CO2e/BOE or approximately 0.15% of natural gas produced).
●Participated in OGMP 2.0 to improve methane measurement and reporting transparency and achieved the Gold Standard Pathway for emissions reporting.
●Invested in LongPath Technologies, a scalable laser-based continuous emissions monitoring solution with the potential to cover targeted assets or provide basin-wide multi-operator coverage.

●On schedule to meet the World Bank Zero Routine Flaring goal by the end of 2025.(1) ●Developing total flaring intensity target for 2030.

●Accelerated our Scope 1 and 2 GHG emissions intensity reduction target through 2030 from 40-50% to 50-60%, using a 2016 baseline for both gross operated and net equity emissions.
●Completed our approved Scope 1 and 2 emissions reductions projects and advanced low carbon opportunities within the allotted capital and cost budget.
●Participated in a Ceres-led Roundtable to discuss solutions for reaching net-zero emissions with cross-sector participation from the financial sector and exploration and production (E&P) oil and gas companies.
●Expanded third-party limited assurance to all sustainability disclosures in our Sustainability Report.
●Continued to strengthen sustainability reporting processes, controls and assurance to prepare for pending disclosure requirements.
●Chaired a National Petroleum Council study on GHG emissions reduction across the U.S. natural gas value chain.

●Developed guidelines for company participation in the voluntary carbon market including due diligence requirements.
●Increased our investment in the Climate Asset Management Carbon Fund.
●Continued to evaluate a wide range of future offset projects and funds to possibly diversify our portfolio.

(1)	Per the World Bank’s Zero Routine Flaring by 2030 Initiative Text, “Oil companies that endorse the Initiative will develop new oil fields they operate according to plans that incorporate sustainable utilization or conservation of the field’s associated gas without routine flaring. Oil companies with routine flaring at existing oil fields they operate will seek to implement economically viable solutions to eliminate this legacy flaring as soon as possible, and no later than 2030.”

14     ConocoPhillips

Progress Report on Our Plan for the Net-Zero Energy Transition

●Expanded policy advocacy beyond carbon pricing to include energy efficiency, end-use emissions policy and regulatory action such as direct federal regulation of methane, and national policy recommendations on natural gas across the value chain.
●Carbon pricing is the most effective and predictable policy action to reduce GHG emissions across the economy, so ConocoPhillips continues working with World Bank’s Carbon Pricing Leadership Coalition as a private sector partner to share and expand the evidence base for effective carbon pricing in addition to our continued support of the Climate Leadership Council and Americans for Carbon Dividends in the U.S.

●Hosted annual Supplier Sustainability Forum with a focus group of suppliers to identify opportunities to reduce emissions in our value chain.
●Collaborated with industry groups and third-party partners to align on collection, reporting and supplier engagement for supplier emissions.

●Secured regasification capacity at the Gate LNG terminal in the Netherlands.
●Secured 5 MTPA of LNG offtake along with 30% equity in Sempra’s Port Arthur LNG Phase 1 project on the U.S. Gulf Coast which began construction in March.
●Signed offtake agreements at Mexico Pacific’s Saguaro LNG and Energia Costa Azul export facility on the west coast of Mexico.

●Continued evaluation of potential opportunities to develop carbon capture and storage (CCS) hubs along the U.S. Gulf Coast.
●Participating in Canada’s Oil Sands Pathways Alliance working toward net-zero operational emissions by 2050 through CCS.
●Completed an equity investment in Avnos, a hybrid direct air capture innovator, and began evaluating the technology for project development.
●Evaluating the development of blue and green ammonia as a low-carbon power generation fuel from the U.S. Gulf Coast with Japanese energy company JERA.

We acknowledge the findings of the Intergovernmental Panel on Climate Change that GHG emissions from the use of fossil fuels contribute to increases in global temperatures. We acknowledge the importance that science places on limiting global average temperature increases to below 2-degree Celsius compared to pre-industrial times, and to achieve that, science shows that global GHG emissions need to reach net-zero in the second half of this century. We support the Paris Agreement as a welcomed global policy response to that challenge.
We have had a public global climate change position since 2003. The position is reviewed periodically, agreed to by the Executive Leadership Team, and then recommended to the Board.

2024 Proxy Statement     15

Item 1: Election of Directors and Director Biographies

What am I Voting On?

You are voting on a proposal to elect the 12 nominees named in this Proxy Statement to one-year terms as ConocoPhillips directors.

What is the makeup of the Board of Directors and how often are the members elected?

Our Board currently has 12 members. Directors are elected at the annual stockholder meeting each year. Any vacancy on the Board created between annual stockholder meetings (if, for example, a current director resigns or the size of the Board is increased) may be filled by a majority vote of the remaining directors then in office. Any director appointed to fill a vacancy would hold office until the next election.

Under our Corporate Governance Guidelines, directors generally may not stand for reelection after they reach the age of 72.

What if a nominee is unable or unwilling to serve?

All director nominees have consented to serve. However, should a director become unable or unwilling to serve before the date of the Annual Meeting and should the Board not elect to reduce the size of the Board, shares represented by proxies may be voted for a substitute nominated by the Board.

How are directors compensated?

Please see our discussion of director compensation beginning on page 53.

How are nominees selected?

The Committee on Directors’ Affairs regularly evaluates the size and composition of the Board and continually assesses whether the composition appropriately relates to ConocoPhillips’ strategic needs, which change as the business environment evolves. We seek director candidates who possess the highest personal and professional ethics, integrity, and values and who are committed to representing the long-term interest of all ConocoPhillips’ stakeholders. As some directors approach retirement age, the Committee on Directors’ Affairs seeks to onboard new directors to backfill the needed skills and experience of outgoing directors with sufficient overlap in service to allow for the transfer of institutional knowledge and sharing of experiences.

16     ConocoPhillips

Item 1: Election of Directors and Director Biographies

The chart below shows our process for identifying and integrating new directors.

HOW WE SELECT AND ONBOARD/INTEGRATE NEW BOARD MEMBERS

Our Corporate Governance Guidelines contain director independence standards consistent with the standards prescribed in the NYSE Listed Company Manual and provide that, at all times, at least a substantial majority of the Board must meet those standards. The Committee on Directors’ Affairs also seeks to ensure that the Board reflects a range of talents, ages, skills, personal attributes, and expertise — particularly in the areas of leadership and management, financial reporting, issues specific to oil-and gas-related industries, both domestic and international markets, public policy and government regulation, technology, public company board service, human capital management, and environmental and sustainability matters — sufficient to provide sound and prudent guidance with respect to ConocoPhillips’ strategic needs. The Board seeks to maintain a diverse membership and also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties, including attending Board and applicable committee meetings. To that end, the Committee on Directors’ Affairs considers the number of other boards on which each candidate already serves. Non-employee directors may not serve on more than four other boards of publicly-traded companies in addition to the Board, and ConocoPhillips' Chief Executive Officer may not serve on the board of more than one other publicly-traded company. Directors should seek approval from the Chair of the Board and the Chair of the Committee on Directors’ Affairs in advance of accepting an invitation to serve on another public company board.

2024 Proxy Statement     17

Item 1: Election of Directors and Director Biographies

The following are some of the key qualifications and skills the Committee on Directors’ Affairs considered in evaluating the director nominees. The chart on the next page shows how these qualifications and skills are distributed among our nominees. The individual biographies beginning on page 21 provide additional information about how each nominee’s specific experiences, qualifications, and skills align with and further the strategic direction of ConocoPhillips.

CEO OR SENIOR OFFICER	FINANCIAL REPORTING	INDUSTRY
We believe that directors with CEO or senior officer experience provide valuable insights. These individuals have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk and risk management, and the methods to drive change and growth. Through their service as top leaders at other companies, they also bring valuable perspectives on common issues affecting large and complex organizations.	We measure operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to ConocoPhillips’ success. Accordingly, we seek to have a number of directors who could qualify as audit committee financial experts (as defined by SEC rules), and we expect all of our directors to be financially knowledgeable. We also believe it is important to have knowledge and experience in capital markets, both debt and equity, given our position as a large publicly traded company.	We seek to have directors with significant experience in the energy industry. These directors have valuable perspective on issues specific to our business.
GLOBAL	REGULATORY/GOVERNMENT	TECHNOLOGY
As a global energy company, our future success depends, in part, on how we grow our businesses outside the United States. Directors with global business or international experience provide valued perspectives on our operations.	The perspectives of directors who have experience within the regulatory field are important. The energy industry is heavily regulated and directly affected by governmental actions and decisions, and we believe that directors with government experience offer valuable insight in this regard.	Experience or expertise in information technology helps us pursue and achieve our business objectives. Leadership and understanding of technology, cybersecurity risk, cloud computing, scalable data analytics, and big data technologies add exceptional value to our Board as we increasingly utilize our global data assets to monitor and optimize our operations.
PUBLIC COMPANY BOARD SERVICE	ENVIRONMENTAL/ SUSTAINABILITY	HUMAN CAPITAL MANAGEMENT
ConocoPhillips aspires to the highest standards of corporate governance and ethical conduct. Service on the boards and board committees of other large, publicly traded companies provides an understanding of corporate governance practices and trends and insights into: (1) board management; (2) relations between the Board, the CEO, and senior management; (3) agenda setting; and (4) succession planning. We believe this experience supports our goals of strong board and management accountability, transparency, and protection of stockholder interests.	Our sustainable development approach is integrated into ConocoPhillips’ planning and decision-making. Directors who have experience with sustainability, including through leadership roles in our industry, strengthen the Board’s oversight and ensure that strategic business essentials and long-term value creation for stockholders are achieved with a responsible, sustainable business model which fosters a stable and healthy environment for tomorrow and proactively addresses stakeholder interests.	We could not execute our differential strategy without employees, which is why we value directors with experience in effectively engaging, developing, retaining, and rewarding employees and with experience in diversity, equity, and inclusion management.

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Item 1: Election of Directors and Director Biographies

NOMINEE SKILLS MATRIX

					Nominee Skills

Nominees and Primary Occupation	Other Current U.S. Public Company Directorships	Dir. Since	Age*	Ind.
Dennis V. Arriola Former Chief Executive Officer, Avangrid, Inc.	●Commercial Metals Company ●Meritage Homes Corporation	2022	63	●
Gay Huey Evans CBE Former Chairman, London Metal Exchange	●S&P Global Inc.	2013	69	●
Jeffrey A. Joerres Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc.	●Artisan Partners Asset Management Inc. ●The Western Union Company	2018	64	●
Ryan M. Lance Chairman and Chief Executive Officer, ConocoPhillips	●Freeport-McMoRan, Inc.	2012	61
Timothy A. Leach Advisor to the Chief Executive Officer, ConocoPhillips		2021	64
William H. McRaven Retired U.S. Navy Four-Star Admiral (SEAL)		2018	68	●
Sharmila Mulligan Former Chief Strategy Officer, Alteryx		2017	58	●
Eric D. Mullins Chairman and Chief Executive Officer, Lime Rock Resources	●Valero Energy Company	2020	61	●
Arjun N. Murti Partner, Veriten LLC		2015	55	●
Robert A. Niblock Lead Director Former Chairman, President, and Chief Executive Officer, Lowe’s Companies, Inc.	●Lamb Weston Holdings, Inc. ●PNC Financial Services Group, Inc.	2010	61	●
David T. Seaton Former Chairman and Chief Executive Officer, Fluor Corporation	●The Mosaic Company	2020	62	●
R.A. Walker Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation		2020	67	●
*	As of April 1, 2024

2024 Proxy Statement     19

Item 1: Election of Directors and Director Biographies

Generally, the Committee on Directors’ Affairs identifies candidates through business and organizational contacts of the directors and management, though third-party search firms occasionally assist as well. Stockholders are also welcomed to recommend director candidates for consideration. If you wish to recommend a candidate for nomination to the Board, please follow the procedures described under “Submission of Future Stockholder Proposals and Nominations” on page 129 for nominations made directly by a stockholder. Candidates recommended by stockholders are evaluated on the same basis as all other candidates.

What vote is required to approve this proposal?

Each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting; the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election (if the number of nominees exceeded the number of directors to be elected), directors would be elected by a plurality of the shares represented at the meeting and entitled to vote on the election of directors.

What if a Director Nominee does not receive a majority of the votes cast?

If a nominee who is serving as a director is not elected at the Annual Meeting and no one else is elected in place of that director, then, under Delaware law, the director continues to serve on the Board as a “holdover director.” However, under our By-Laws, a holdover director is required to tender a resignation to the Board. The Committee on Directors’ Affairs then would consider the resignation and recommend to the Board whether to accept or reject it or whether some other action should be taken. The Board would then make a decision, without participation by the holdover director. The Board is required to disclose publicly (by a news release, filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind that decision within 90 days from the date the election results are certified.

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Item 1: Election of Directors and Director Biographies

Who are this year’s Director Nominees?

The following 12 directors are standing for election to hold office until the 2025 Annual Meeting of Stockholders. Each of the director nominees is a current director. Committee membership is effective as of May 13, 2024.

Dennis V. Arriola Former Chief Executive Officer, Avangrid, Inc. Age: 63 Director Since: September 2022	ConocoPhillips Committees:

Mr. Arriola is an Operating Partner at Sandbrook Capital. He previously served as Chief Executive Officer of Avangrid, Inc. from 2020 until 2022. He joined Avangrid from Sempra Energy, a publicly traded energy infrastructure company, where he served as executive vice president and group president, and chief sustainability officer. Throughout his career, Mr. Arriola has served in a broad range of leadership positions in gas and electric utilities as well as renewables, including as chairman, president and chief executive officer of Southern California Gas Co., senior vice president and chief financial officer of both San Diego Gas & Electric and Southern California Gas Co., vice president of communications and investor relations for Sempra, and regional vice president and general manager of Sempra’s South American operations.

Mr. Arriola serves on the board of directors of Meritage Homes, Commercial Metals Company, and the Automobile Club of Southern California. He previously served on the boards of Avangrid, Inc., the California Latino Economic Institute, the U.S. Chamber of Commerce, the California Business Roundtable, the Edison Electric Institute, and the boards of several Sempra operating companies, including Infraestructura Energética Nova, a publicly traded company in Mexico, Luz del Sur SAA, a publicly traded company in Peru, and Chilquinta Energía in Chile.

Skills and Qualifications:

Mr. Arriola’s extensive experience in the energy sector, including leadership positions in companies with global operations in gas and electric utilities as well as renewables, brings valuable perspective to the Board. The Board believes that his career experience, including in sustainability, will greatly enhance the Board’s ability to guide ConocoPhillips in executing its strategy.

Other current U.S. public company directorships:

●	Commercial Metals Company
●	Meritage Homes Corporation

CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Public company board service
Environmental/sustainability	Human capital management

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Item 1: Election of Directors and Director Biographies

Gay Huey Evans CBE Former Chairman, London Metal Exchange Age: 69 Director Since: March 2013	ConocoPhillips Committees:

Ms. Huey Evans is the former Chairman of the Board of Directors of the London Metal Exchange. She is also a member of His Majesty’s Treasury Board, Sub-Committee, and Nominations Committee and a non-executive director S&P Global Inc. She also currently serves as a Senior Advisor of Chatham House, as an advisor of Quantexa, and as a Trustee of Benjamin Franklin House. She was Vice Chairman, Investment Banking and Investment Management at Barclays Capital from 2008 to 2010. She was previously head of governance of Citi Alternative Investments (EMEA) from 2007 to 2008 and President of Tribeca Global Management (Europe) Ltd. From 2005 to 2007, both part of Citigroup. From 1998 to 2005, she was director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority. She previously held various senior management positions with Bankers Trust Company in New York and London.

Ms. Huey Evans previously served on the boards of IHS Markit, Itau BBA International Limited, Aviva plc, The London Stock Exchange Group plc., Falcon Private Wealth Ltd, and Standard Chartered plc. She also previously served as Trustee of the Beacon Awards, which celebrate British philanthropy and as Trustee of Wellbeing of Women, where she was Chair of the Investment Committee.

Skills and Qualifications:

Ms. Huey Evans’ in-depth knowledge of, and insight into, global capital markets from her extensive experience in the international financial services industry brings valuable expertise to ConocoPhillips’ businesses.

Ms. Huey Evans was awarded a CBE in 2021 for services to the economy and philanthropy, and an OBE in 2016 for services to financial services and diversity. She is a passionate advocate for ensuring markets build trust through accessibility and transparency and for increased diversity in business.

Other current U.S. public company directorships:

●	S&P Global Inc.

CEO or senior officer	Financial reporting	Global
Regulatory/government	Public company board service

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Item 1: Election of Directors and Director Biographies

Jeffrey A. Joerres Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc. Age: 64 Director Since: July 2018	ConocoPhillips Committees:

Mr. Joerres served as Chief Executive Officer of ManpowerGroup Inc. from 1999 to 2014, as Chairman of the Board from 2001 to 2014, and as Executive Chairman from May 2014 to December 2015. Mr. Joerres joined ManpowerGroup in 1993 and served as vice president of marketing and senior vice president of European operations and marketing and major account development.

He currently serves on the boards of The Western Union Company and Artisan Partners Asset Management Inc. He previously served as a director of Johnson Controls International plc and Artisan Funds, Inc. Additionally, Mr. Joerres is on the board of the Green Bay Packers and Kohler Co. He is a minority owner in the Milwaukee Bucks. Mr. Joerres is a former director and Chairman of the Federal Reserve Bank of Chicago and previously served on the board of the Boys and Girls Clubs of Milwaukee.

Skills and Qualifications:

Mr. Joerres’s extensive global leadership, human capital management experience, and substantial involvement on both public and private boards enable him to provide guidance to the Board with respect to ConocoPhillips’ people and operations.

Other current U.S. public company directorships:

●	Artisan Partners Asset Management Inc.
●	The Western Union Company

CEO or senior officer	Financial reporting	Global
Regulatory/government	Public company board service	Human capital management

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Item 1: Election of Directors and Director Biographies

Ryan M. Lance Chairman and Chief Executive Officer, ConocoPhillips Age: 61 Director Since: April 2012	ConocoPhillips Committees:

Mr. Lance was appointed Chairman and Chief Executive Officer in May 2012, having previously served as Senior Vice President, Exploration and Production—International since May 2009.

Mr. Lance previously served as President, Exploration and Production—Europe, Asia, Africa, and the Middle East from September 2007 to April 2009. From February 2007 to September 2007, he served as Senior Vice President, Technology, and prior to that, Mr. Lance served as Senior Vice President, Technology and Major Projects beginning in 2006. He served as President, Downstream Strategy, Integration and Specialty Businesses from 2005 to 2006.

Skills and Qualifications:

Mr. Lance’s service as Chairman and Chief Executive Officer of ConocoPhillips makes him well qualified to serve both as a director and Chairman of the Board. Mr. Lance’s extensive experience in the industry as an executive in our exploration and production businesses, and as the global representative of ConocoPhillips, makes his service as a director invaluable.

Other current U.S. public company directorships:

●	Freeport-McMoRan, Inc.

CEO or senior officer	Industry	Global
Regulatory/government	Public company board service	Environmental/sustainability
Human capital management

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Item 1: Election of Directors and Director Biographies

Timothy A. Leach Advisor to the Chief Executive Officer, ConocoPhillips Age: 64 Director Since: January 2021

Mr. Leach was appointed Advisor to the Chief Executive Officer for ConocoPhillips in May 2022. He previously served as executive vice president, Lower 48. Prior to joining ConocoPhillips, Mr. Leach served as chairman and chief executive officer of Concho Resources Inc. from its formation in February 2006, until its acquisition by ConocoPhillips in January 2021. During his time at Concho, Mr. Leach also served as president from July 2009 until May 2017.

Mr. Leach previously served as an appointed member of the Texas A&M University System Board of Regents from 2017 to 2023 and served as chairman from 2021 to 2023.

Skills and Qualifications:

Mr. Leach brings invaluable contributions to the Board with his extensive industry experience and valuable expertise in strategic leadership of a public company.

CEO or senior officer	Financial reporting	Industry
Regulatory/government	Public company board service	Environmental/sustainability
Human capital management

2024 Proxy Statement     25

Item 1: Election of Directors and Director Biographies

William H. McRaven Retired U.S. Navy Four-Star Admiral (SEAL) Age: 68 Director Since: October 2018	ConocoPhillips Committees:

William H. McRaven is a Senior Advisor at Lazard Financial. He is also a retired U.S. Navy Four-Star Admiral (SEAL) and the former Chancellor of the University of Texas System. During his time in the military, he commanded special operations forces at every level, eventually taking charge of all U.S. Special Operations. His military career included combat during Desert Storm and both the Iraq and Afghanistan wars. As the Chancellor of the University of Texas System from January 2014 until May 2018, he led one of the nation’s largest and most respected systems of higher education, with over 230,000 students and 100,000 faculty, staff, and health care professionals.

Admiral McRaven is a recognized national authority on U.S. foreign policy and has advised Presidents George W. Bush and Barack Obama and other U.S. leaders on defense issues. He currently serves on the advisory boards of Palantir Technologies Inc. and Haveli Investments. He also serves on the Council on Foreign Relations, the National Football Foundation, the International Crisis Group, and The Mission Continues.

Skills and Qualifications:

Admiral McRaven’s international, logistical, and administrative experience brings valuable expertise on global business issues and government relations to the Board.

CEO or senior officer	Financial reporting	Global
Regulatory/government	Human capital management

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Item 1: Election of Directors and Director Biographies

Sharmila Mulligan Former Chief Strategy Officer, Alteryx Age: 58 Director Since: July 2017	ConocoPhillips Committees:

Ms. Mulligan served as the Chief Strategy Officer at Alteryx from April 2019 to August 2021 following the company’s acquisition of ClearStory Data, where she served as founder and chief executive officer since its inception in September 2011. From 2009 to 2011, Ms. Mulligan served as executive vice president for Aster Data Systems, Inc. until its acquisition by Teradata Corporation. Prior to Aster Data, Ms. Mulligan was a vice president of software solutions for HP Inc. Prior to HP, Ms. Mulligan was executive vice president of products and marketing at Opsware Inc. from 2002 until its eventual acquisition by HP in 2007. Prior to Opsware Inc., Ms. Mulligan led product management and held vice president positions at Netscape Communications, Microsoft, and General Magic.

Ms. Mulligan serves on the advisory board and board of visitors of Northwestern University and the University of Richmond and is an advisor to, and investor in, numerous enterprise software and consumer technology companies. Ms. Mulligan previously served on the board of directors of Lattice Engines, Inc. until its acquisition.

Skills and Qualifications:

Ms. Mulligan’s experience in cloud computing, scalable data analytics, and a broad range of big data technologies plus Internet of Things and Artificial Intelligence innovation adds exceptional value to the Board. Her experience as a CEO enables her to provide the Board with beneficial strategic leadership qualities.

CEO or senior officer	Financial reporting	Technology
Human capital management

2024 Proxy Statement     27

Item 1: Election of Directors and Director Biographies

Eric D. Mullins Chairman and Chief Executive Officer, Lime Rock Resources Age: 61 Director Since: September 2020	ConocoPhillips Committees:

Mr. Mullins is Chairman and Chief Executive Officer of Lime Rock Resources, a private equity fund that he co-founded in 2005. He previously served as co-chief executive officer of Lime Rock Resources. Lime Rock is focused on acquiring and developing low-risk oil and gas properties. Prior to co-founding Lime Rock, Mr. Mullins served as a managing director with Goldman Sachs in the Natural Resources Group from 1999 to 2004, as vice president from 1994 to 1999, and as an associate from 1990 to 1994.

Mr. Mullins serves on the board of directors for Valero Energy Company. He also serves as vice chair on the board of directors of the Greater Houston Partnership and on the board of trustees of the Baylor College of Medicine. Mr. Mullins previously served on the boards of Anadarko Petroleum Company, Pacific Gas & Electric Company, PG&E Corporation, and LRR Energy, L.P.

Skills and Qualifications:

Mr. Mullins brings to the Board valuable industry experience as well as management, accounting and finance expertise. The Board believes that his career experiences and knowledge in financing and strategic matters for companies greatly assist and enhance the Board’s ability to provide effective strategic oversight.

Other current U.S. public company directorships:

●	Valero Energy Company

CEO or senior officer	Financial reporting	Industry
Global	Public company board service	Environmental/sustainability
Human capital management

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Item 1: Election of Directors and Director Biographies

Arjun N. Murti Partner, Veriten LLC Age: 55 Director Since: January 2015	ConocoPhillips Committees:

Mr. Murti is a Partner at Veriten LLC and a Senior Advisor at Warburg Pincus. He previously served as a partner at Goldman Sachs from 2006 to 2014. Prior to becoming partner, he served as managing director from 2003 to 2006 and as vice president from 1999 to 2003. During his time at Goldman Sachs, Mr. Murti worked as a sell-side equity research analyst covering the energy sector. He was co-director of equity research for the Americas from 2011 to 2014.

Previously, Mr. Murti held equity analyst positions at JP Morgan Investment Management from 1995 to 1999 and at Petrie Parkman from 1992 to 1995.

Mr. Murti serves on the advisory board of ClearPath, Columbia Center on Global Energy Policy, and as a trustee of Kent Place School.

Skills and Qualifications:

Mr. Murti brings to the Board a deep understanding of financial oversight and accountability with his experience as a Partner at Goldman Sachs. He has spent more than 30 years in the financial services industry with an extensive focus, both domestic and global, on the energy industry. This experience provides the Board valuable insight into financial management and analysis.

Financial reporting	Industry	Global
Environmental/sustainability	Human capital management

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Item 1: Election of Directors and Director Biographies

Robert A. Niblock, Lead Director Former Chairman, President and Chief Executive Officer, Lowe’s Companies, Inc. Age: 61 Director Since: February 2010 Lead Director Since: May 2019	ConocoPhillips Committees:

Mr. Niblock served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman-and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993 and during his career with the company, he also served as vice president and treasurer, senior vice president, and executive vice president and CFO. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young.

Mr. Niblock serves on the board of directors of Lamb Weston Holdings, Inc. and PNC Financial Services Group, Inc. He previously served as a member of the board of directors of the Retail Industry Leaders Association from 2003 until 2018 and served as its secretary from 2012 until 2018. He also served as its chairman in 2008 and 2009 and as vice chairman in 2006 and 2007.

Skills and Qualifications:

The Board values his experience as a CEO and in financial reporting matters. Mr. Niblock’s experience as a CEO of a large public company allows him to provide the Board with valuable operational and financial expertise.

Other current U.S. public company directorships:

●	Lamb Weston Holdings, Inc.
●	PNC Financial Services Group, Inc.

CEO or senior officer	Financial reporting	Public company board service
Human capital management

30     ConocoPhillips

Item 1: Election of Directors and Director Biographies

David T. Seaton Former Chairman and Chief Executive Officer, Fluor Corporation Age: 62 Director Since: March 2020	ConocoPhillips Committees:

Mr. Seaton is the former Chairman and Chief Executive Officer of Fluor Corporation. He became CEO and joined Fluor’s board of directors in February 2011 and was elected to the role of Chairman of the board in February 2012. Mr. Seaton held numerous positions in both operations and sales globally since joining the company in 1985.

Mr. Seaton serves on the board of directors of The Mosaic Company and the National Association of Manufacturers. He also serves as a senior advisor for the Boston Consulting Group’s Infrastructure Practice and 8VC Enterprises LLC. He has served in leadership positions of numerous business associations, including the Business Roundtable, the International Business Council, the American Petroleum Institute, and the U.S.-Saudi Arabian Business Council. In 2011, he was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council.

Mr. Seaton is the former chairman of the National Board of Governors of the Boys and Girls Clubs of America, and previously served in leadership positions for the Boys and Girls Clubs of America and United Way of Greater Dallas.

Skills and Qualifications:

As a former CEO of a multinational engineering and construction company, Mr. Seaton brings valuable experience and expertise in operational and financial matters. The Board believes Mr. Seaton’s international business experience with global issues facing a large, multinational public company make him well qualified to serve as a member of the Board.

Other current U.S. public company directorships:

●	The Mosaic Company

CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Public company board service
Environmental/sustainability	Human capital management

2024 Proxy Statement     31

Item 1: Election of Directors and Director Biographies

R.A. Walker Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation Age: 67 Director Since: March 2020	ConocoPhillips Committees:

Mr. Walker was the Chairman and Chief Executive Officer of Anadarko Petroleum Corporation until August of 2019, when the company was purchased by Occidental Petroleum. He joined Anadarko in 2005 as senior vice president and chief financial officer, later serving as president and chief operating officer, before becoming CEO in 2012. Prior to his time at Anadarko, he worked in the oil and gas industry, investment and commercial banking, and as an institutional investor.

Mr. Walker is currently senior advisor of Jefferies Financial Group Inc. He previously served on the board of directors of BOK Financial Corporation, CenterPoint Energy Corporation, Enable Midstream Partners, LP, and Health Care Services Corporation.

Skills and Qualifications:

In addition to his former role as Chairman and CEO of Anadarko, Mr. Walker has significant energy industry, commercial and investment banking, and asset management experience, as well as technology, regulatory, governmental, and international business experiences. He has served on and chaired numerous boards of public and private companies, industry trade associations and philanthropic organizations, bringing a broad range of experience and expertise to the Board.

CEO or senior officer	Financial reporting	Industry
Global	Regulatory/government	Technology
Public company board service	Environmental/sustainability	Human capital management

FOR	The Board recommends you vote FOR each nominee standing for election as director.

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Item 1: Election of Directors and Director Biographies

Board Composition and Refreshment

We are continuously evaluating the overall balance of the Board, including between longer-tenured directors with great institutional knowledge and new directors with fresh external viewpoints. When considering candidates to fill a vacancy on the Board, the priority is finding a candidate with the necessary skills and qualifications. In addition, we believe the Board benefits from diversity of race, ethnicity, gender, age, education, skills, cultural background, and professional experiences. While our Board consists of diverse members, one of our longstanding female directors recently retired and another longstanding female director resigned to more fully pursue other commitments. These recent departures have resulted in less gender diversity in the Board's current composition, which it is actively seeking to improve.
In 2023, the Board undertook a search for qualified female candidates that could bring the right skills and experience to enhance the Board’s composition. A number of candidates have been reviewed and considered, and we are in the process of selecting the right individual, including advanced discussions with one candidate. A great deal of rigor and care is put into the Board refreshment process, which requires time for director selection and onboarding. Nonetheless, we are committed to onboarding at least one new female director by the end of 2024.

As part of our Board’s commitment to regular renewal and refreshment:

●	The Committee on Directors’ Affairs routinely and on an ongoing basis assesses the Board’s composition, taking into consideration any planned retirements for the Board, as well as background and diversity (including gender, ethnicity, race, national origin, and geographic background);
●	We have implemented an annual Board and Committee assessment process; and
●	We have adopted Corporate Governance Guidelines that state that directors generally may not stand for re-election after they reach the age of 72.

Five of the 12 director nominees have joined the Board in the past 5 years. Almost 42 percent of our director nominees are women or racially/ ethnically diverse individuals. The average age of our director nominees is 63 and the average tenure of our director nominees is 6 years.

Board Changes in the Past 5 Years
5 new highly skilled directors have joined our Board
4 directors have left our Board
Skills enhanced in the past 5 years
CEO or senior officer experience

Industry experience
Expertise in environmental matters and sustainability
Global organization experience

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Item 1: Election of Directors and Director Biographies

Director Onboarding and Education

The Board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the Committee on Directors’ Affairs.

New Director Orientation
The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of ConocoPhillips and the oil and gas industry. Materials provided to new directors include information on ConocoPhillips’ strategic plans, financial matters, corporate governance practices, Code of Business Ethics and Conduct, and other key policies and practices. The onboarding process includes a series of meetings with members of senior management and their staff for deep-dive briefings on ConocoPhillips’ operations and financial strategies and SPIRIT Values. In addition, the orientation program includes a visit to ConocoPhillips’ headquarters, and to the extent practicable, certain significant facilities.
Continuing Director Education
Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to assist them in fulfilling their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks and opportunities to ConocoPhillips. Education often takes the form of “white papers” covering timely subjects or topics. As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.
Director Education Seminars
Directors may attend educational seminars and programs sponsored by external organizations. ConocoPhillips covers the reasonable expenses for a director’s participation in outside continuing education approved by the Committee on Directors’ Affairs.

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Item 1: Election of Directors and Director Biographies

Board and Committee Evaluations

Each year, the Board performs a rigorous full Board evaluation, and each director performs a self-evaluation and an evaluation of each of his or her peers. Generally, the evaluation process described below is managed by the Corporate Secretary’s office with oversight by the Committee on Directors’ Affairs. However, the Committee on Directors’ Affairs periodically retains an independent third party to manage the evaluation process to ensure it remains as thorough and transparent as possible.

1	EVALUATION QUESTIONNAIRES
●Formal opportunity for directors to identify potential improvements
●Solicit candid feedback from each director regarding the performance and effectiveness of the Board, its committees, and individual directors

2	INDIVIDUAL INTERVIEWS	●Lead Director has an in-depth conversation with each member of the Board
3	REVIEW OF FEEDBACK	●Lead Director reviews questionnaire and interview responses with Committee on Directors’ Affairs ●Lead Director reviews questionnaire and interview responses with full Board in executive session
4	USE OF FEEDBACK
●The Committee on Directors’ Affairs develops recommendations
●The Committee on Directors’ Affairs and the Lead Director identify areas for improvement of individual directors and of the Board as a whole

●The Committee on Directors’ Affairs uses the results of individual director evaluations as a part of the nomination process for the next annual meeting

5	CHANGES IMPLEMENTED
●As a result of this evaluation process, the Board has strengthened its structure and procedures in the following ways over the past few years:
–achieved successful transitions of committee leadership roles;
–provided more materials as pre-read to improve efficiencies at meetings and allow more time for discussion and deliberation;
–more robust committee reports to the full Board;
–individual director coaching; and
–added new highly skilled directors to enhance the Board’s composition.

In addition to participating in the full Board evaluation, members of each committee also complete a detailed questionnaire annually to evaluate how well the committee is operating and to suggest improvements. Each committee’s Chair summarizes the responses and reviews them with the members of his or her respective committee.

The Committee on Directors’ Affairs reviews these evaluation processes annually and develops any changes it deems necessary to maintain best practices.

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The Committee on Directors’ Affairs and our Board annually review our governance structure, taking into account any changes in Securities and Exchange Commission (the “SEC”) and New York Stock Exchange (the “NYSE”) rules, as well as current best practices. Our Corporate Governance Guidelines address the matters shown below, among others.

●Director qualifications ●Director responsibilities ●Board committees	●Director access to officers, employees, and independent advisors ●Director compensation and stock ownership requirements	●Director orientation and continuing education ●Chief Executive Officer evaluation and management succession planning ●Board performance evaluations

The Corporate Governance Guidelines are posted on our website under “Investors > Corporate Governance” and are available in print upon request (see “Available Information and Q&A about the Annual Meeting and Voting” beginning on page 130).

Board Leadership Structure

BOARD OVERVIEW
●Chairman and Chief Executive Officer: Ryan M. Lance ●Lead Director: Robert A. Niblock	●Active engagement by all directors ●Ten of our 12 director nominees are independent	●All members of the Audit and Finance Committee, Human Resources and Compensation Committee, Public Policy and Sustainability Committee, and Committee on Directors’ Affairs are independent

Annual Evaluation of Leadership Structure and Annual Election of Independent Lead Director

ConocoPhillips believes that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a result, the Board periodically considers whether the offices of Chairman and CEO should be combined or separated and who should serve in such capacities.

Under our Corporate Governance Guidelines, our Board chooses its Chairman based on what is in the best interest of ConocoPhillips and our stockholders. The Chairman and CEO may, but need not, be the same person. As part of its annual review and evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interest of ConocoPhillips and our stockholders.

Our Corporate Governance Guidelines require that, in the event the Board determines that it is in the best interest of ConocoPhillips and its stockholders for the offices of Chairman and CEO to be held by the same person (or in the event the office of Chairman is not held by the CEO, but is nonetheless not independent), an independent lead director must be selected from among the non-employee directors. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

For the 2023 Proxy Statement, we received a stockholder proposal asking stockholders to vote in favor of requiring the Board of Directors to amend the governing documents, as necessary, to separate the role of CEO and Chairman. After evaluating the proposal, the Committee on Directors’ Affairs determined that it is in the best interest of ConocoPhillips and its stockholders to maintain flexibility in our governing documents to allow the Board of Directors to determine what organizational model best serves the interest of our company and its stockholders. The proposal failed to receive significant support in 2023, with only approximately 25% of stockholders indicating support for the proposal as submitted. During engagements in 2023, stockholders were interested in learning about our leadership structure, and appreciated hearing about how our board has the responsibility to review the governance structure on a regular and ongoing basis, allowing for adaptability. Stockholders expressed support for the Board of Directors continuing to evaluate whether the combined role of Chairman and CEO is in the best interest of the Company.

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Why We Believe in Our Leadership Structure

In 2023, the Board reviewed our leadership structure and determined that continuing with a combined Chairman and CEO, with our independent Lead Director, continues to be in the best interest of ConocoPhillips and our stockholders. The Board believes its current structure and processes ensure our Chairman and CEO is in a position to guide the Board in setting priorities for ConocoPhillips and in addressing the risks and challenges we face, while also providing for robust, effective, and independent oversight of management by the Board and our independent Lead Director.

Ryan M. Lance Chairman and Chief Executive Officer	Robert A. Niblock Lead Director (Since May 2019)

●Possesses extensive knowledge and deep understanding of the business and challenges we face
●Facilitates timely deliberation by the Board of items of the highest priority through his day-to-day insight into our challenges and opportunities
●Promotes unity and reliability through consistent leadership direction internally and externally
●Serves as a bridge between the Board and management, promoting collaboration while ensuring oversight
●Positioned to most effectively execute the strategy for the business to maximize stockholder value
●Proven successful in leading ConocoPhillips through business cycles and major transactions, including subsequent integration of acquired businesses

●Extensive experience serving on public company boards provides strong background in corporate governance
●Deep understanding of our business and extensive amounts of institutional knowledge having served as an active director since 2010, including rotations on all of the Committees of the Board
●Respected by management and the other Directors, promoting a collaborative environment for decision-making, while enabling strong oversight of executive leadership
●Strong working relationship with our Chairman and CEO
●Deeply invested in ensuring the effectiveness and independence of the Board, holding in-depth conversations with each Director as part of the annual evaluation process

The Board consists of ten independent directors. Furthermore, each of the Audit and Finance, Human Resources and Compensation, and Directors’ Affairs committees is made up entirely of independent directors. The Chairs of the Board’s committees establish their agendas and review their committee materials in advance of meetings, conferring with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters that are not on the agenda at Board and committee meetings. Our Corporate Governance Guidelines require our Lead Director to preside over an executive session of the non-employee directors at every meeting. Each executive session may include a discussion of the performance of the Chairman and CEO, matters concerning the relationship of the Board with the Chairman and CEO and other members of senior management, and such other matters as the non-employee directors deem appropriate. In addition, our Lead Director presides over a meeting of our independent directors at least once a year as required by the NYSE rules. No formal action of the Board is taken at these meetings, although the non-employee directors may subsequently recommend matters for consideration by the full Board. The Board may invite guest attendees for the purpose of making presentations, responding to questions by the directors, or providing counsel on specific matters within their areas of expertise.

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LEAD DIRECTOR’S RESPONSIBILITIES:
●Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Board, and manages the discussion with the Chairman following such executive sessions;
●Serves as liaison between the Chairman and the non-employee directors;
●Advises the Chairman of the Board’s informational needs and ensures appropriate information is provided to the Board;
●In consultation with the Chairman, approves meeting agendas for the Board;
●Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

●Has authority to call meetings of the non-employee directors;
●Approves the retention of consultants that report directly to the Board;
●Ensures that the Board’s self-assessments are conducted annually to promote efficient and effective Board performance and functioning;
●Evaluates the performance of the CEO in consultation with the Chair of the Human Resources and Compensation Committee; and
●If requested by stockholders, after consulting with the Chairman and CEO, ensures that he or she will be available for appropriate engagements with those stockholders.

Board Independence

The Corporate Governance Guidelines contain director independence standards that are consistent with the standards set forth in the NYSE Listed Company Manual to assist the Board in determining the independence of ConocoPhillips’ non-employee directors. Under such standards, the Board has determined that all non-employee directors meet the standards regarding independence set forth in the Corporate Governance Guidelines and are free of any material relationship with ConocoPhillips (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with ConocoPhillips). In making such determination, the Board specifically considered the fact that many of our directors may be directors, retired officers, and stockholders of companies with which we conduct business. In addition, some of our directors may serve as employees of, or consultants or advisors to, companies that do business with ConocoPhillips and its affiliates. In all cases, the Board determined that the nature of the business conducted and the interest of the director by virtue of such position were immaterial both to ConocoPhillips and to the director.

In recommending that each non-employee director is independent, our Board, with input from the Committee on Directors’ Affairs, considered relationships that, while not constituting related-party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between ConocoPhillips and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Committee’s review were the following transactions, which occurred in the ordinary course of business. In all instances, it was determined that the nature of the business conducted and the dollar amounts involved were immaterial, both to ConocoPhillips and the relevant counterparty, and fell within independence standards set forth in the ConocoPhillips Corporate Governance Guidelines and the NYSE Listed Company Manual.

Director	Matters Considered
Dennis V. Arriola	Ordinary course business transactions with Commercial Metals Company
Gay Huey Evans CBE	Ordinary course business transactions with Standard Chartered plc and S&P Global Inc.
Eric D. Mullins	Ordinary course business transactions with Greater Houston Partnership, Lime Rock Resources, and Valero Energy Company
David T. Seaton	Ordinary course business transactions with Boston Consulting Group, The Mosaic Company, and the National Association of Manufacturers

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Related Party Transactions

In accordance with SEC and NYSE rules, we maintain a policy on related party transactions (“Related Party Transaction Policy”), which requires the Audit and Finance Committee to review all Reportable Related Party Transactions in advance. A Reportable Related Party Transaction is a transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which:

●	We (or one of our subsidiaries) was, is or will be a participant;
●	The aggregate amount involved exceeds $120,000 in any fiscal year; and
●	Any person who is, or at any time since the beginning of ConocoPhillips’ last fiscal year was, an executive officer, director, director nominee, or holder of at least 5 percent of our equity securities (each a “Covered Person”), or any of such Covered Person’s immediate family members, had, has, or will have a direct or indirect material interest.

In accordance with the Related Party Transaction Policy, Covered Persons are required to identify business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a Reportable Related Party Transaction. Based on this information, our legal staff, in consultation with the finance team, performs the necessary diligence to determine whether any such Reportable Related Party Transaction exists or will exist, once completed. Upon determining that a transaction is or will be a Reportable Related Party Transaction, the General Counsel presents all relevant facts and circumstances to the Audit and Finance Committee, which reviews transactions for materiality and determines whether the transaction is in the best interest of ConocoPhillips, before either approving or disapproving it. In making its decision, the Audit and Finance Committee considers whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the Covered Person’s interest in the transaction, taking into account the conflicts of interest provisions of ConocoPhillips’ Code of Business Ethics and Conduct and such other factors as it believes are relevant. The Audit and Finance Committee shall prohibit any transactions that it determines are inconsistent with the interests of ConocoPhillips and its stockholders.

The Audit and Finance Committee approved the following Reportable Related Party Transactions:

Cameron J. Smith, son-in-law of William L. Bullock, Jr., our Executive Vice President and Chief Financial Officer, was employed in a non-executive position. The aggregate value of the compensation paid to Mr. Smith during fiscal year 2023 was approximately $346,312, consisting of salary, annual incentive (earned in fiscal 2023 and paid in fiscal 2024), and restricted stock unit awards. In addition, Mr. Smith received the standard benefits provided to other non-executive ConocoPhillips employees for his services during fiscal year 2023.

Timothy A. Leach serves as a director and also an employee of the company, but not as an executive officer. Mr. Leach receives compensation from the company for the services he provides as an employee. Mr. Leach does not receive any additional compensation for his service as a director. The compensation he received as an employee is summarized in footnote 1 beginning on page 55.

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Board Meetings and Committees

The Board met five times in 2023. Each director attended at least 75 percent of the aggregate of the Board and applicable committee meetings held in 2023.

The Board has five standing committees: (1) the Executive Committee; (2) the Audit and Finance Committee; (3) the Human Resources and Compensation Committee; (4) the Committee on Directors’ Affairs; and (5) the Public Policy and Sustainability Committee. The Board determined that all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, the Public Policy and Sustainability Committee, and the Committee on Directors’ Affairs are independent directors within the meaning of SEC regulations, the listing standards of the NYSE, and ConocoPhillips’ Corporate Governance Guidelines. Each committee, other than the Executive Committee, conducts an annual self-evaluation as described under “Board and Committee Evaluations” on page 35. The charters for our standing committees can be found on ConocoPhillips’ website at www.conocophillips.com under “Investors > Corporate Governance  > Committees.” Stockholders may request printed copies of these charters by following the instructions under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 130.

The committee memberships as of May 13, 2024 and the respective primary responsibilities of each committee, as well as the number of meetings each committee held in 2023, are shown below.

Executive

2023 meetings | 1	Primary responsibilities
Ryan M. Lance | Chair Jeffrey A. Joerres Eric D. Mullins Arjun N. Murti Robert A. Niblock	● Exercises the authority of the full Board between Board meetings on all matters other than: (1) those matters expressly delegated to another committee of the Board; (2) the adoption, amendment, or repeal of any of our By-Laws; and (3) matters that cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.

Audit and Finance

2023 meetings | 9	Primary responsibilities
Arjun N. Murti | Chair Dennis V. Arriola William H. McRaven Sharmila Mulligan Eric D. Mullins R.A. Walker
●Discusses with management, the independent auditors, and the internal auditors the integrity of ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, including our capital structure, complex financial transactions, financial risk management, retirement plans, and tax planning.
●Reviews the qualifications, independence, and performance of our independent auditors and the qualifications and performance of our internal auditors and chief compliance officer.
●Reviews our compliance with legal and regulatory requirements and corporate governance, including our Code of Business Ethics and Conduct.
●Discusses with management and the chief compliance officer the implementation and effectiveness of ConocoPhillips’ global compliance and ethics program.
●Maintains open and direct lines of communication with the Board and our management, internal auditors, independent auditors, and the global compliance and ethics organization.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity; and (4) commercial trading.
●Reviews, and coordinates the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control, and report such exposures.

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Human Resources and Compensation

2023 meetings | 7	Primary responsibilities
Jeffrey A. Joerres | Chair Dennis V. Arriola Gay Huey Evans CBE Sharmila Mulligan Arjun N. Murti Robert A. Niblock
●Oversees our executive compensation policies, plans, programs, and practices and reviews our retention strategies.
●Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees.
●Together with the Lead Director, annually reviews the performance of the CEO.
●Annually reviews and determines compensation for the CEO and our Senior Officers.
●Reviews and reports to the Board annually on the succession-planning process for the CEO and senior management.
●Reviews and makes recommendations to the Board regarding human capital strategies, such as leadership development; cultural; and Diversity, Equity and Inclusion (“DEI”) management.
●Oversees our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with compensation programs and practices and retention strategies.

Directors’ Affairs

2023 meetings | 5	Primary responsibilities
Robert A. Niblock | Chair Gay Huey Evans CBE Jeffrey A. Joerres David T. Seaton
●Selects and recommends director candidates to be submitted for election at the Annual Meeting and to fill any vacancies on the Board.
●Recommends committee assignments to the Board.
●Reviews and recommends to the Board compensation and benefits policies for non-employee directors.
●Monitors the orientation and continuing education programs for directors.
●Conducts an annual assessment of the qualifications and performance of the Board and each of the directors.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Board succession planning, stockholder matters, and governance policies and procedures.

Public Policy and Sustainability

2023 meetings | 5	Primary responsibilities
Eric D. Mullins | Chair William H. McRaven David T. Seaton R.A. Walker
●Advises the Board on current and emerging domestic and international public policy issues.
●Assists the Board in developing and reviewing policies and budgets for charitable and political contributions.
●Reviews and makes recommendations to the Board on, and monitors compliance with, policies, programs, and practices with regard to health, safety, security (excluding cybersecurity), environmental protection, sustainable development and climate-related trends and risks, operations risk management, government relations, political/regulatory risk management, and similar matters.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with political, safety, sustainable development (social and environmental), and climate-related issues or trends that affect the company and risks related to operational integrity and public policy aspects of our business and the communities where we operate.

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Board Oversight of Risk Management

The Board has broad oversight for our risk-management programs. In this role, the Board is responsible for ensuring that the risk-management processes designed and implemented by management are functioning as intended and that necessary steps are taken to foster a culture of prudent decision-making throughout the organization.

In order to maintain effective Board oversight across the entire enterprise, the Board delegates to individual committees certain elements of its oversight function, as shown below. In addition, the Board delegates authority to the Audit and Finance Committee to manage the risk oversight efforts of the various committees. As part of this authority, the Audit and Finance Committee regularly discusses ConocoPhillips’ enterprise risk-management policies and facilitates appropriate coordination among committees to ensure that our risk-management programs are functioning properly. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, people, technology, investment, political, legislative, regulatory, and market, and receives a report periodically from the Chair of the Audit and Finance Committee about oversight efforts and coordination.

Senior Management
ConocoPhillips’ senior management is responsible for day-to-day management of risk, including designing and implementing risk management processes and policies to address the various exposures to risk. Senior management regularly reports to the Board and its committees on a variety of risks.

Board of Directors

Audit and Finance Committee ●Financial/reserve reporting ●Compliance and ethics ●Cybersecurity ●Litigation and tax matters	Human Resources and Compensation Committee ●Retention ●Compensation programs ●Diversity, equity, and inclusion ●Executive succession planning	Committee on Directors’ Affairs ●Board succession planning ●Stockholder matters ●Corporate governance policies and procedures	Public Policy and Sustainability Committee ●Health and safety ●Sustainability and climate-related issues ●Operational integrity ●Political and regulatory

The Audit and Finance Committee manages and coordinates risk oversight efforts of all committees

The Board exercises its oversight function with respect to all material risks to ConocoPhillips, which are identified and discussed in our public filings with the SEC.

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Managing Cybersecurity Risks

Protecting the confidentiality, integrity, and availability of our infrastructure, resources, and information is a critical part of risk management at ConocoPhillips, which is why we take a multilayered approach.
●The full Board receives a report on cybersecurity risks annually and the Audit and Finance Committee receives reports on cybersecurity risks multiple times per year.
●ConocoPhillips has a dedicated Chief Information Security Officer (CISO) who is responsible for overseeing the cybersecurity program and works with a cybersecurity team, including Directors of IT and OT Security Architecture and a Manager of Cyber Security Operations Center (CSOC), who is responsible for detection, investigation, and response to cybersecurity incidents (collectively, the “IT/OT Security Team”).
●The IT/OT Security Team has a CSOC Incident Handling Process and a Computer Security Incident Response Plan (CSIRP), which govern the Company’s response to cybersecurity incidents. These processes and plans include escalation based on a defined incident categorization to the CISO, senior managers and other cybersecurity program stakeholders, including senior leadership, the Audit and Finance Committee, and internal and external legal advisors.
●In addition to a CSIRP, ConocoPhillips maintains a robust set of IT/OT Security policies, standards, and procedures to govern our program and to identify, assess, and mitigate the risks and effects of, and recover from, cyber-related threats. These policies and procedures are reviewed and updated regularly to help protect and enhance our security posture.
●ConocoPhillips has a third-party risk management program designed to identify, assess, and mitigate risks associated with third-party service providers, including cybersecurity risks.

Managing Sustainability-Related Risks

Our governance structure is designed to ensure that management of sustainability-related risks and opportunities throughout the organization is incorporated into our business strategy and key decision-making. Our governance model extends from the Board’s Public Policy and Sustainability Committee, through the Executive Leadership Team (“ELT”), to leaders and internal subject matter experts.

Board of Directors Public Policy and Sustainability Committee	Executive Leadership Team Sustainability and Public Policy Executive Council	Sustainable Development Leadership Team Business Unit Presidents, Function Heads, Sustainable Development Team	Operations Business Unit Leadership, Subject Matter Experts, HSE Leadership, Global SD Issues Working Groups

Our comprehensive risk governance framework extends from the Board of Directors through executive and senior management to the working levels in each of our business units (BUs). This framework provides oversight of our sustainable development positions and related strategic planning and risk management policies and procedures.

We use a management system approach to assess, and manage sustainability risks, including climate, nature and social-related risks. This system links directly to the enterprise risk management process, which includes an annual risk review by executive leadership and the Board.

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Managing Climate-Related Risks

As we manage through the energy transition, oil and natural gas will remain an essential part of the energy supply mix in a low-carbon world, and flexibility and resilience will be required to ensure that supply. In 2020, we adopted a climate-related risk framework with an ambition to reduce our operational (Scope 1 and 2) emissions to net-zero by 2050. The objective of our Climate Risk Strategy is to manage climate-related risk, optimize opportunities and equip the company to respond to changes in key uncertainties, including government policies around the world, emissions reduction technologies, alternative energy technologies and changes in consumer trends.
Scenario analysis is an important aspect of our strategic planning process that enables us to:
●Gain a better understanding of external factors that impact our business;
●Identify leading indicators and trends;
●Test the robustness of our strategy across different business environments;
●Communicate risks appropriately; and
●Inform how we position our business as technologies and markets evolve.
Combined with our focus on developing the lowest cost of supply resources and low GHG intensity assets, we believe our climate risk framework is the most effective way for our company to sustainably compete in the energy transition.

Managing Nature-Related Risks

Our activities and operations can contribute to nature-related risks including resource use through freshwater withdrawal or consumption and land-use change through infrastructure footprint resulting in habitat disturbance, reduced habitat intactness and impacts on species distribution.
Fresh water is a limited resource in regions experiencing water scarcity, and local availability may be affected in the future by physical effects of climate change, such as droughts. We manage water risks and mitigate potential impacts to water resources locally, taking into account the unique social, economic, and environmental conditions of each basin or offshore marine area.
Biodiversity loss is a global challenge that requires local mitigation solutions. We manage risks and mitigate impacts to areas with biological or cultural significance using the Mitigation Hierarchy. We support habitat and species conservation through strategic and proactive conservation initiatives in collaboration with conservation partners.

Managing Social-Related Risks

We engage with local stakeholders — those who may impact or be impacted by our business — to understand their values and interests, reduce the impact of operations and proposed projects, and support economic and community development opportunities. We seek solutions that create mutually beneficial relationships and build long-term value for both the company and our stakeholders.

Managing Succession Planning Risks

Management succession planning is a fundamental and ongoing part of the Board's responsibilities and is reviewed by the full Board annually. In addition, the Human Resources and Compensation Committee reviews and reports to the Board annually on the succession-planning process for the CEO and senior management for normal course of business, both short-and long-term, and in situations for which the CEO or senior management unexpectedly becomes unable to perform the responsibilities of their positions. Our robust, evergreen process ensures we have the right talent in place to deliver on our strategy.

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Stockholder Engagement and Board Responsiveness

ConocoPhillips is committed to engaging in constructive and meaningful conversations with stockholders and to building and managing long-term relationships based on mutual trust and respect. The Board values the input and insights of our stockholders and believes that consistent and effective Board-stockholder communication strengthens the Board’s role as an active, informed, and engaged fiduciary.

Board Oversight of Engagement

In an effort to continuously improve ConocoPhillips’ governance processes and communications, the Committee on Directors’ Affairs has adopted Board and Shareholder Communication and Engagement Guidelines. Recognizing that director attendance at the annual meeting provides stockholders with a valuable opportunity to communicate with Board members, we expect directors to attend. In 2023, all of the directors standing for reelection participated in the annual meeting. We anticipate that all of the director nominees will participate in the Annual Meeting in May. We also support an open and transparent process for stockholders and other interested parties to contact the Board in between annual meetings as noted under “Communications with the Board of Directors” on page 53.

THE BOARD-DRIVEN STOCKHOLDER ENGAGEMENT PROCESS

DELIBERATE, ASSESS, AND PREPARE
The Board regularly assesses and monitors investor sentiment, stockholder voting results, and trends in governance, executive compensation, human capital management, culture, regulatory, environmental, social, and other matters. With that foundation, the Board identifies and prioritizes potential topics for stockholder engagement.
REACH OUT AND ENGAGE
Management regularly meets with stockholders to actively solicit input on a range of issues and reports stockholder views to our Board. With management’s assistance, and when appropriate, members of the Board will engage in dialogue with stockholders, which clarifies and deepens the Board’s understanding of stockholder concerns and provides stockholders with insight into our Board’s processes.
EVALUATE AND RESPOND
Stockholder input informs our Board’s ongoing process of continually improving governance and other practices. Specifically, the Board and management regularly review stockholder input to evaluate any identified issues and concerns. The Board responds to stockholders, as appropriate, with continued discussion and enhancements to policy, practices, and disclosure.

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Ongoing Engagement and Board Reporting

Executives and management from ConocoPhillips’ investor relations, sustainable development, human resources, government affairs, and legal groups and, when appropriate, directors meet with stockholders regularly on a variety of topics. Management provides reports to the Board and its committees regarding the key themes and results of these conversations, including typical investor concerns and questions, emerging issues, and pertinent corporate governance matters.

In 2023, we actively reached out to investors owning more than 50 percent of our stock to invite them to participate in in-depth discussions with our engagement team. We gained valuable feedback during these discussions, which was shared with the Board and its relevant committees.

Board Responsiveness

Our Board is committed to constructive engagement with investors. We regularly evaluate and respond to the views expressed by our stockholders. This dialogue has led to enhancements in our corporate governance, environmental, social, and executive compensation activities that the Board believes are in the best interest of ConocoPhillips and our stockholders.

We contacted stockholders representing over 50% of shares outstanding	We held meetings with stockholders representing approximately
	40% of shares outstanding	80% of our institutional base

Our 2023 Governance Leadership Team

●	Vice President, Investor Relations
●	Vice President, Sustainable Development
●	Managing Director, Climate Risk
●	General Manager, Compensation and Benefits
●	Chief Diversity Officer
●	General Manager, HR
●	Vice President & Deputy General Counsel, Corporate & Tech/IP
●	Independent Lead Director, Robert A. Niblock (select attendance)

Topics Discussed

●	Our strategy and value proposition
●	Sustainability
●	Executive compensation
●	Human capital management
●	Governance

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What We Learned

Strategy

●	Stockholders appreciated the opportunity to be updated on our strategy.
●	Several stockholders asked questions on recent acquisition and divestiture activity, including potential impacts to ESG-related targets.

Sustainability

●	Stockholders supported our climate strategy and appreciated hearing how we were progressing against our Plan for the Net-Zero Energy Transition. See “Progress Report on Our Plan for the Net-Zero Energy Transition” beginning on page 14.
●	Stockholders consistently commented on the quality of our disclosures, including around Scope 3 emissions.
●	Several stockholders commended us on our water disclosures and metrics, and our forward-looking approach to nature-related disclosures.

Executive Compensation

●	The majority of stockholders either had no questions or concerns about our compensation or indicated support of programs and recent changes.
●	The overwhelming majority of stockholders expressed support for how we have tied ESG goals into our short-term incentive program.
●	Stockholders supported the increase in our CEO’s stock ownership guidelines from six to eight times salary and did not request additional changes.

For the 2023 Proxy Statement, we received a stockholder proposal asking stockholders to vote in favor of requiring NEOs to retain a significant percentage of shares acquired from equity compensation plans until reaching normal retirement age. After evaluating the proposal, the HRCC determined that increasing the CEO’s stock ownership guidelines from six to eight times salary achieved the appropriate balance of being consistent with market practices, enabling us to attract and retain executive talent, and having robust ownership guidelines that align executive compensation with stockholder interests. The proposal failed to receive significant support in 2023 with less than 23% of stockholders indicating support for the proposal as submitted. During engagements in 2023, stockholders were supportive of the change made by the HRCC and did not request any additional changes.

Human Capital Management

●	Stockholders were interested in hearing more detail related to CEO succession planning. See “Managing Succession Planning Risks” on page 44.
●	Stockholders remain interested in hearing about the results of our Perspectives survey and our approach to DEI. See “A Compelling Culture” on page 50.
●	Stockholders wanted to learn more about our ability to attract and retain a qualified workforce, including how we measure and analyze employee engagement. See “Valuing our People” on page 52.

Governance

●	Stockholders had questions about our board refreshment and gender diversity, but expressed appreciation for our disclosures and our focus on finding the right candidates for our board. See “Board Composition and Refreshment” on page 33.
●	Stockholders were interested in learning about our leadership structure, and appreciated hearing about how our board has the flexibility and responsibility to review the governance structure on a regular and ongoing basis. See “Board Leadership Structure” beginning on page 36.

For the 2023 Proxy Statement, we received a stockholder proposal asking stockholders to vote in favor of requiring the Board of Directors to amend the governing documents, as necessary, to separate the role of CEO and Chairman. After evaluating the proposal, the Committee on Directors’ Affairs determined that it is in the best interest of ConocoPhillips and its stockholders to maintain flexibility in our governing documents to allow the Board of Directors to determine what organizational model best serves the interest of our company and its stockholders. The proposal failed to receive significant support in 2023, with only approximately 25% of stockholders indicating support for the proposal as submitted. During engagements in 2023, stockholders were interested in learning about our leadership structure, and appreciated hearing about how our board has the responsibility to review the governance structure on a regular and ongoing basis, allowing for adaptability. Stockholders expressed support for the Board of Directors continuing to evaluate whether the combined role of Chairman and CEO is in the best interest of the Company.

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Corporate Governance at ConocoPhillips

Code of Business Ethics and Conduct

ConocoPhillips has adopted a worldwide Code of Business Ethics and Conduct, which applies to all directors, officers, and employees. The Code of Business Ethics and Conduct is designed to help resolve ethical issues in an increasingly complex global business environment and covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargoes and sanctions, compliance procedures, employee complaint procedures, expectations for supervisors, internal investigations, use of social media, and money laundering. In accordance with good corporate governance practices, we periodically review and revise the Code of Business Ethics and Conduct as necessary.

The Code of Business Ethics and Conduct is posted on our website under “Investors > Corporate Governance.” Any amendments to the Code of Business Ethics and Conduct or waivers of it for our directors and executive officers will be posted on our website promptly to the extent required by law. Stockholders may request printed copies of our Code of Business Ethics and Conduct by following the instructions located under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 130.

Commitment to Our Culture

We believe our performance is not merely about what we do, but how we do it. The way we do our work is what sets us apart and drives our performance. We run our business under a set of guiding principles we call our SPIRIT Values — Safety, People, Integrity, Responsibility, Innovation, and Teamwork. See “Human Capital Management” on page 49.

We know that our people are one of our greatest assets. Our reputation and integrity require that each employee, officer, director, and those working on our behalf maintain personal responsibility for ethical business conduct. We respect one another and have created an inclusive environment that reflects the different backgrounds, experiences, ideas, and perspectives of our employees. We recognize that a strong corporate culture is critical to our long-term success. Senior management is influential in defining and shaping our corporate culture and sets the expectations and tone for an ethical work environment. Our Board also provides valuable oversight in assessing and monitoring our corporate culture. ConocoPhillips has a long-standing commitment to ensuring respectful, fair, and nondiscriminatory treatment for all employees and maintaining a workforce that is free from all forms of unlawful conduct.

POLICIES AND TRAINING	BOARD OVERSIGHT	INTERNAL RESOURCES	INVESTIGATIVE PROCESSES

●Code of Business Ethics and Conduct; mandatory annual attestations completed by all employees
●Equal Employment Opportunity and Affirmative Action Policies/Programs
●Workplace Harassment Prevention Training required for all employees

●Audit and Finance Committee provides oversight to Global Compliance & Ethics (“GC&E”) organization
●Five in-person Committee/Board meetings throughout the year
●Compliance program activity, key metrics and aggregate investigative updates shared with the Audit and Finance Committee

●Multiple avenues to seek guidance or report workplace ethical concerns
●Ethics Helpline, accessible by phone or online
●Employees can also report concerns to Supervisors, Human Resources representatives, or directly to GC&E

●Fair and confidential investigative processes conducted by an independent investigator
●Anonymous reporting always available; zero tolerance for retaliation
●GC&E reviews all investigation summaries and recommendations to ensure global consistency

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Human Capital Management

Our strategy, our performance, our culture, and our reputation are fueled by our world-class workforce. The diverse people of ConocoPhillips have always been the heart of our company, and we recognize that attracting, retaining, and developing talent is a competitive imperative within our changing industry.

Governance
Our ELT and our Board play key roles in setting our HCM strategy and driving accountability for meaningful progress. The ELT and Board engage often on workforce-related topics, including DEI, succession planning, and employee feedback. Our HCM programs are supported by business leaders across ConocoPhillips and overseen and administered by our human resources function.

Key Elements of our HCM Strategy
We depend on our workforce to successfully execute our company’s strategy, and we recognize the importance of creating a workplace where our people feel valued. Our HCM programs are built around three pillars that we believe are necessary for success: a compelling culture, attracting a world-class workforce, and valuing our people. Each of these pillars is described in more detail below and is subject to oversight by our HRCC of the Board of Directors.

VALUES AND PRINCIPLES
Our human capital management (“HCM”) strategy is built upon the strong foundation of our SPIRIT Values and is responsive to feedback from key stakeholders. Our SPIRIT Values — Safety, People, Integrity, Responsibility, Innovation, and Teamwork — set us apart, align our workforce and provide a foundation for our culture. These values set the tone for how we interact with all our stakeholders, internally and externally, and are a source of pride. Our day-to-day work is also guided by the principles of accountability and performance, which means the way we do our work is as important as the results we deliver.

A COMPELLING CULTURE	ATTRACTING A WORLD-CLASS WORKFORCE	VALUING OUR PEOPLE

●SPIRIT Values guide our actions
●Annual Perspectives employee engagement survey used to establish meaningful cultural action plans tied to employee feedback
●A dedicated DEI organization aligns strategic actions with DEI pillars: people, programs and process, culture, and our external brand and reputation
●Data analytics leveraged to track key workforce/engagement metrics through transparent internal dashboards and expanded external disclosures
●Internal and external best practices leveraged to support/offer different ways of working through hybrid work programs
●Implemented several office improvement and integration projects to enhance employees’ workplace experience

●Consistent recruitment/selection practices implemented to minimize bias
●Actively partner with trade associations and minority nonprofit organizations to broaden pipelines of talent
●U.S. Summer Internship Program offers university students a compelling, hands-on experience
●Foster significant long-standing partnerships with universities to build external pipelines of early-career talent; increasing partnerships with Historically Black Colleges and Universities (HBCUs) and Hispanic-serving institutions
●A strategic process for allocating university contributions budget to invest in strengthening and expanding our future talent pools, which includes giving to programs that advance DEI

●Robust succession planning process, inclusive of diverse pipelines, implemented to ready employees for future roles and to promote business continuity
●Hands-on Talent Management Teams (“TMTs”) guide employee development
●Real-time recognition programs provide employees with monetary and non-monetary awards
●Reward employees for contributing to our success through:
●Competitive, performance-based compensation packages; global equitable pay practices
●Compensation programs linking individual and company performance
●Inclusive global benefits informed by external market practices and employee needs/feedback
●Global wellness programs addressing physical/mental well-being
●Expanded benefits to support families

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A Compelling Culture

How we do our work is what sets us apart and drives our performance. We are experts in what we do and continuously find ways to do our jobs better. Our different backgrounds, ideas and views drive our success. Together, we deliver strong performance, but not at all costs. We embrace our core cultural attributes that are found across the organization.

Spotlight Story:

Lower 48 Program Ensures Mental Wellness Support Is Just a Colleague Away

Mental health matters. To ensure employees have access to resources designed to support their mental health needs, the Lower 48 business unit launched the Mental Health Allyship Program in 2023. As part of this program, 22 employee volunteers serve as Mental Health Allies (“Allies”) to serve as a first point of contact, directing colleagues to internal resources, like the company’s Employee Assistance Program or outside resources in their area. Supported by the company’s mental health experts, Allies have received training to recognize when someone may be struggling or experiencing a decline in their mental well-being. While not professional counselors, Allies help “get the conversation started.” Programs like this help us continue to build an inclusive and diverse work environment that embraces our SPIRIT Values.

ADVANCING OUR DEI JOURNEY

As our industry evolves, we’ll continue to face both new opportunities and challenges. So, we’ll need the best and brightest people who bring passion and excitement for solving important problems. We also need to cultivate an environment where everyone is encouraged and able to contribute — no matter their role, level or location. This is how innovation thrives, leading to better business outcomes. That is why we’ve put an emphasis on — and are committed to — elevating DEI and creating a great place to work.

At ConocoPhillips, we believe our unique differences power the future of energy. Our DEI vision is to foster an inclusive culture that values the rich mixture of backgrounds, identities, and workstyles of our people, built on equitable practices that support all employees in unlocking their full potential. Our commitment to DEI is foundational to our SPIRIT Values and to achieving our business objectives. All employees play a part in creating and sustaining an inclusive work environment because everyone benefits from DEI.

The ELT has ultimate accountability for advancing our DEI commitments through a governance structure that includes a Chief Diversity Officer (CDO), a dedicated DEI organization, and a global DEI Council consisting of senior leaders from across the company. The company sets goals and measures progress based on a transparent DEI strategy with four pillars that guide our focus and approach: people, programs and processes, culture, and our external brand and reputation. All company leaders are accountable for advancing DEI through local efforts. Our DEI efforts and progress are regularly reviewed with the Board.

Our 2023 focus was on building clarity and connection. Over the course of the year, the CDO and DEI organization sought to align leaders and employees across the company to the refreshed DEI strategy. Highlights from our 2023 DEI accomplishments include:

●	Launching our refreshed DEI strategy;
●	Reviewing the results of the 2023 Perspectives survey and continuing to integrate the insights into our DEI efforts;
●	Updating governance and membership for both global and business unit and functional DEI Councils;
●	Enhancing our Employee Networks by clarifying their strategic intent and creating a consistent sponsorship structure;
●	Hosting workshops tailored to business units to further educate on the definitions of DEI; and
●	Developing a training called DEI Foundations and launching it to senior leadership.

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MEASURING OUR PROGRESS
We actively monitor diversity metrics on a global basis. We are committed to being transparent as we build a more diverse and inclusive workplace. Starting in 2019, we published our first DEI Dashboards internally, which contained key DEI statistics for our global and U.S. employees. In keeping with our annual process, we continue to update the dashboards with global and U.S. workforce metrics and industry benchmark data to help compare our internal metrics against the external market and our peers.

Making the data visible is an important step in our DEI journey, but what we do with this information is what matters. Our CDO and DEI Council, in conjunction with the ELT, review these metrics and identify appropriate plans and priorities to address trends. We also continue to educate and inform our workforce on underlying trends to raise awareness.

Externally, we publish our workforce metrics and HCM disclosures in our Consolidated EEO-1 Reports, Sustainability Report and Human Capital Management Report.

We know that for DEI to be sustainable, we need programs and processes that are disciplined, and promote fair, consistent, and equitable treatment of all employees. By ensuring equity in our people-related programs and processes, we can help advance DEI within the company. Some of our focus areas include:

●	Performance management: Assigning all employees a “how” rating as part of our performance management process to hold our workforce and our leaders accountable for behaviors, including those that advance DEI.
●	Recognition: Awarding a prestigious SPIRIT of Performance Award for DEI advocates.
●	Employee Networks: Sponsoring broad participation in our extensive Employee Networks and aligning their work to our DEI pillars.

Spotlight Story:

LIFT off!

In March 2023, more than 130 petrotechnical employees from around the world gathered in Houston for a special learning event, Learning and Innovation for Today and Tomorrow or “LIFT.” LIFT originated in 2019 and is a technical training event for global petrotechnical professionals designed to promote employee engagement, foster innovation, reinforce leadership skills, and drive cross-discipline collaboration and networking.

LIFT participants came from a variety of backgrounds and business units, ranging from Geoscience to HSE, and Lower 48 to Qatar. Early and mid-career employees were nominated to participate in the program to build knowledge and expand their networks.

Participants left with new problem-solving techniques and enhanced communications skills to help convey complex, technical ideas. Importantly, participants formed connections with peers across the globe.

Attracting a World-Class Workforce

Our success depends on having the right workforce to meet our business needs. Attracting a skilled, engaged, and diverse workforce is a top priority. We have taken significant actions to embed equity and inclusion into our recruiting practices, from adapting the way we construct job descriptions to striving for our recruiting pipelines to reflect the diversity of the communities in which we operate. To attract top talent for full-time positions and internships, we recruit from a number of universities in the U.S. By attending conferences and recruiting at Hispanic-serving institutions and HBCUs, we continue broadening our pipeline of talent. We closely monitor recruitment metrics through our university and experienced hire dashboards in areas such as gender, ethnicity, and acceptance rates to observe the diversity composition of the candidate pool from application to offer. In addition, voluntary attrition metrics are routinely tracked and disclosed to guide our retention activities, as necessary. We believe our Employee Networks, our emphasis on talent development, and our commitment to DEI, create an environment that promotes retention of our workforce.

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Valuing our People

EMPLOYEE ENGAGEMENT AND DEVELOPMENT

Developing our world-class workforce is a critical focus for ConocoPhillips. We want employees to feel valued and to add value. Our workforce is developed through a combination of on-the-job learning, formal training, and regular feedback and mentoring. Skill-based TMTs guide employee development and career progression by skills and location. The TMTs help identify our future business needs and assess the availability of critical skill sets within ConocoPhillips. Annually, business leadership and TMTs meet to review succession benches, calibrate talent, and provide recommendations to executive leadership and the Board on future leadership roles that will promote business continuity. We use a performance management program focused on objectivity, credibility, and transparency. The program includes broad stakeholder feedback, real-time recognition, and a formal rating to assess behaviors to ensure they are in line with our SPIRIT Values. Supervisors have access to a voluntary 360-feedback tool to receive feedback on their strengths and opportunities relative to these competencies. We also offer training on a broad range of technical and professional skills, from data analytics to communication skills.

Taking steps to measure and assess employee satisfaction and engagement is at the heart of long-term business success and creating a great place to work for our global workforce. Since 2019, the ConocoPhillips Perspectives Survey has been our primary listening platform for gathering feedback on employee sentiment and strengthening our “Who We Are” culture. Leaders analyze the survey data and comments and then identify focus areas for action at both the enterprise and local level. In 2023, our Perspectives survey touched on key themes related to employee satisfaction, company strategy, leadership, career development, DEI, and well-being. We transparently share our survey results internally with global employees, and we also disclose key metrics externally in our HCM report. We look for incremental progress on key drivers of employee satisfaction over time and leverage global and industry benchmark data to help provide transparency on our internal metrics against our peers.

COMPENSATION, BENEFITS, AND HEALTH AND WELL-BEING

The HRCC oversees many of our employee compensation programs. Our compensation programs are competitive with local markets and are comprised of a base pay rate, the annual Variable Cash Incentive Program (“VCIP”) and, for eligible employees, the Restricted Stock Unit (“RSU”) program. From the CEO to the frontline worker, every employee participates in VCIP, which aligns employee compensation with ConocoPhillips’ success on critical performance metrics and also recognizes individual performance. Our RSU program is designed to attract and retain employees, reward performance, and align employee interest with stockholders by encouraging stock ownership. Our retirement and savings plans are intended to support employees’ financial futures and are competitive within local markets. Our benefits program provides coverage for families requiring disability support, elder care, and child care, including onsite child care, where access locally is a challenge.

External Recognition

●Forbes’ World's Best Employers 2023 ●Fortune’s 2023 World’s Most Admired Companies	●Newsweek’s America’s Greatest Workplaces 2023

Public Policy Engagement

Legislators and regulators govern all aspects of our industry and have considerable influence on our success. Accordingly, senior leadership and our Board encourage involvement in governmental activities that advance ConocoPhillips’ goals. As a company, we engage in activities that include lobbying government officials, contributing to candidates and political organizations from our corporate treasury and our employee political action committee, and participating in trade associations in order to champion policy solutions that are in the best interests of the company.

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The Board’s Public Policy and Sustainability Committee has approved policies and guidelines to help ConocoPhillips maintain alignment with our SPIRIT Values, policy principles, and compliance with local, state, and federal laws that govern corporate involvement in activities of a political or public policy nature. The Board’s Public Policy and Sustainability Committee also has oversight of these plans and processes. In addition, all of these activities are carefully managed by our Government Affairs division in an effort to yield the best business result for ConocoPhillips and to satisfy the various reporting requirements. To learn more about our public policy engagement and view our disclosures related to candidates, political organizations, and trade associations, please visit www.conocophillips.com under “Sustainability > Integrating Sustainability > Sustainable Development Governance > Policies and Positions.”

Communications with the Board of Directors

Stockholders and interested parties may write or call our Board by contacting our Corporate Secretary as provided below:

Write to:	Call:	Email:	Annual Meeting Website:
ConocoPhillips Board of Directors c/o Corporate Secretary ConocoPhillips P.O. Box 4783 Houston, TX 77210-4783	(281) 293-3030	boardcommunication@ conocophillips.com	www.conocophillips.com/ annualmeeting

Relevant communications will be distributed to the full Board or to individual directors, as appropriate. The Corporate Secretary will not forward business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, résumés, and other forms of job inquiries, surveys, or communications that are unduly hostile, threatening, illegal, or similarly unsuitable. Any communication that is filtered out is available to any director upon request.

Director Compensation

Our non-employee director compensation program consists primarily of an equity component and a cash component, which is detailed below.

Objectives and Principles

The Board’s goal in designing non-employee director compensation is to provide a competitive program that will enable us to attract and retain highly skilled individuals with relevant experience to oversee ConocoPhillips’ strategic direction. Our compensation program also reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of compensation to meet directors’ varying needs while ensuring that a substantial portion of compensation is linked to the long-term success of ConocoPhillips.

The Board approves levels of compensation after a recommendation from the Committee on Directors’ Affairs, which conducts an annual review with an independent compensation consultant. In 2023, the Committee on Directors’ Affairs met with an independent compensation consultant to review the non-employee director compensation program and to determine whether to recommend any changes to that program. The review included comparisons of director compensation levels with the compensation reference group. See “Process for Determining Executive Compensation — Setting Target Compensation — Compensation Reference Group” beginning on page 79. The consultant noted that our director compensation program was within the limits set out in the stockholder-approved 2023 Omnibus Stock and Performance Incentive Plan under which director awards are made. Effective July 1, 2023, the Board approved, on the basis of benchmarking data, the following compensation changes:

●	Increase the cash compensation for the Lead Director from $45,000 to $50,000
●	Increase the cash compensation for the Chair of the Committee on Directors’ Affairs from $15,000 to $20,000

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Equity Compensation

Non-employee directors receive an annual grant of restricted stock units with an aggregate value of $220,000 on the date of grant. The restricted stock units are fully vested at grant and are credited with dividend equivalents in the form of additional restricted stock units, but they cannot be sold or otherwise transferred. In the case of any newly elected directors, the initial annual equity grant is prorated for the year of election from and including the month of election.

Prior to each annual grant, a director may elect the schedule on which the transfer restrictions will lapse. When restrictions lapse, a director will receive unrestricted shares of ConocoPhillips stock in exchange for his or her restricted stock units. Regardless of the schedule a director elects, all restrictions on a director’s restricted stock units will lapse in the event of the director’s retirement, disability, or death, or upon a change in control of ConocoPhillips, unless the director has elected to defer receipt of the shares until a later date. Directors forfeit restricted stock units if, before restrictions lapse (and prior to any change in control), the Board finds sufficient cause for forfeiture.

Cash Compensation

The non-employee director compensation program, as approved by the Board, consists of the following cash compensation:

●	Non-employee director annual cash compensation — $115,000
●	Lead Director — $50,000(1)
●	Chair of the Audit and Finance Committee — $35,000
●	Chair of the Human Resources and Compensation Committee — $27,500
●	Chair of the Public Policy and Sustainability Committee — $27,500
●	Chair of the Committee on Directors’ Affairs — $20,000(1)
●	All other Audit and Finance Committee members — $10,000
●	All other Human Resources and Compensation Committee members — $7,500
●	All other Public Policy and Sustainability Committee members — $7,500
●	All other Committee on Directors’ Affairs members — $5,000

This cash compensation is payable in monthly installments. Each director may elect, on an annual basis, to receive all or part of the cash compensation in unrestricted stock or restricted stock units or to have the amount credited to a deferred compensation account. Any such unrestricted stock or restricted stock units will be issued on the last business day of each month and valued using the average of the high and the low market prices of ConocoPhillips common stock on such date. The restricted stock units issued in lieu of cash compensation are subject to the same restrictions as the annual restricted stock units described under “Equity Compensation” above.

(1)	For the period January 2023 to June 2023, the additional cash compensation for the Lead Director and Chair of Committee on Directors’ Affairs was $45,000 and $15,000, respectively.

Deferral of Compensation

Non-employee directors can elect to defer their cash compensation into the Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips (“Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices, including ConocoPhillips common stock, as selected by the director from a prescribed list.

Matching Gift Program

Active non-employee directors are eligible to participate in the ConocoPhillips Matching Gift Program. This program provides a dollar-for-dollar match of a donation of cash or securities (up to a maximum of $10,000 annually per donor) to tax-exempt charities and educational institutions, excluding religious, political, fraternal, or athletic organizations. The Board believes the Matching Gift Program is consistent with ConocoPhillips’ commitment to social responsibility.

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Other Compensation

We provide transportation or reimburse the cost of transportation when a non-employee director travels on ConocoPhillips business, including to attend meetings of the Board or a committee. From time to time, spouses and other guests of directors may be invited to attend certain meetings at the request of the Board. The Board believes this creates a collegial environment that enhances the effectiveness of the Board. If spouses or other guests are invited to attend meetings, ConocoPhillips reimburses directors for the out-of-pocket cost of the additional travel and related incidental expenses. Any such reimbursement is treated by the Internal Revenue Service as taxable income to the applicable director. Non-employee directors do not receive gross-ups to compensate for the resulting income taxes except in connection with the presentation of a retirement gift.

Stock Ownership

Each non-employee director is expected to own ConocoPhillips stock in the amount of the aggregate annual equity grants received during his or her first five years on the Board. Directors are expected to reach this level of target ownership within five years after joining the Board. Actual shares of stock, restricted stock, or restricted stock units, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed these guidelines.

Non-Employee Director Compensation Table(1)

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation on Earnings	All Other Compensation(5)	Total
D.V. Arriola	$132,500	$220,050	$—	$—	$—	$10,000	$362,550
C.M. Devine (retired)(6)	53,125	220,050	—	—	—	30,790	303,965
J. Freeman (resigned)(7)	98,333	220,050	—	—	—	—	318,383
G. Huey Evans	129,583	220,050	—	—	—	26,218	375,851
J.A. Joerres	147,500	220,050	—	—	—	—	367,550
W.H. McRaven	132,500	220,050	—	—	—	—	352,550
S. Mulligan	132,500	220,050	—	—	—	—	352,550
E.D. Mullins	138,049	220,050	—	—	—	10,000	368,099
A.N. Murti	157,500	220,050	—	—	—	—	377,550
R.A. Niblock	188,274	220,050	—	—	—	10,000	418,324
D.T. Seaton	127,500	220,050	—	—	—	—	347,550
R.A. Walker	132,500	220,050	—	—	—	—	352,550
(1)

Ryan Lance and Timothy Leach serve as directors and also as employees of ConocoPhillips. They are not included in this table because all of the compensation they receive from the company is for services they provide as employees; they do not receive any additional compensation for their services as directors. The compensation Mr. Lance received as an employee is summarized starting on page 98. Mr. Leach is not an executive officer, and the compensation he received as an employee in 2023 is summarized below.

●	Salary: $723,348(a)
●	Bonus: $1,500,000(b)
●	Stock Awards: $2,201,851(c)
●	Non-Equity Incentive Plan Compensation: $780,492(d)
●	Change in Pension Value and Nonqualified Deferred Compensation Earnings: $0
●	All Other Compensation: $377,660(e)
●	Total: $5,583,351

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(a)	Includes any amounts that were voluntarily deferred under the Key Employee Deferred Compensation Plan.
(b)
Includes the first installment of the payment due under the non-compete, non-solicitation, and confidentiality agreement as outlined in Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ending June 30, 2022. If Mr. Leach breaches this agreement, he is required to repay any amounts previously paid to him under the agreement.

(c)
Amount represents the aggregate grant date fair value of awards made under the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program (“ERSUP”), as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. For the awards granted for PSP 23 and for 2023 restricted stock units (“RSUs”) under the ERSUP, the grant date fair value was $112.50, but as noted in the Equity Grant Practices outlined on page 95 awards are granted using the average of the closing prices on the 10 trading days preceding the date of grant ($112.658). The difference between these values can increase or decrease the reported amounts from year to year even if target compensation does not change. For 2023, Mr. Leach received a grant of 6,835 RSUs under the ERSUP with a value of $768,938. Mr. Leach received a target grant of 12,737 performance stock units for PSP 23 for the January 2023 – December 2025 performance period with a value of $1,432,913. The PSP grant is valued at target because it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance the number of performance stock units and value would double from the target, although the value of the actual payout would be dependent upon the stock price and accrued dividend equivalent units at the time of the payout. If payout was made at minimum levels, the number of performance stock units and value would be reduced to zero.

(d)	The amount shown includes amounts paid under the Variable Cash Incentive Program (“VCIP”).
(e)
Includes $107,926 related to pre-approved personal travel on company aircraft, based on the approximate aggregate incremental cost to ConocoPhillips for such personal use, including travel for any family member or personal guest. Approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip — such as fuel, airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip — those amounts are separately determined and included. The amounts shown include incremental costs associated with flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights) arising from the non-business use of the aircraft. Mr. Leach has entered into an aviation lease agreement with the company under which reimbursement, subject to FAA limitations, is provided for certain flights which are personal in nature. Amounts included reflect aggregate incremental cost net of reimbursements. Lease reimbursements are allocated to the flight to which they relate but may be paid in a different year due to lease administration. Also includes $4,349 for the aggregate incremental cost of premiums paid by ConocoPhillips for executive group life insurance (coverage equal to two times annual salary) versus the cost of basic life insurance provided to non-executive employees (coverage equal to annual salary). Also includes $59,400 of company contributions under the company’s tax qualified savings plan. Under the terms of its tax-qualified defined contribution plan, ConocoPhillips makes matching contributions and nonelective allocations to the accounts of its eligible employees, including Mr. Leach. Mr. Leach is fully vested in his benefits under the company’s tax-qualified defined contribution plan. Also includes $126,641 of company contributions to non-qualified defined contribution plans. Under the terms of its nonqualified defined contribution plans, ConocoPhillips makes contributions to the accounts of its eligible employees, including Mr. Leach. His contributions under the nonqualified defined contribution plans include matching and company retirement (in lieu of pension) contributions that cannot be made to the company’s tax qualified defined contribution plan due to limitations imposed by the Internal Revenue Code. Mr. Leach is fully vested in his benefit under the company’s nonqualified defined contribution plans. The company’s defined contribution nonqualified deferred compensation plans allow hypothetical investment of deferred amounts in a broad range of mutual funds or other market-based investments, including ConocoPhillips stock. As market-based investments, none of these provide above-market return. Also includes $4,730 of other perquisites and personal benefits including the cost of presentations made to employees and their spouses at company meetings or events, reimbursements for the cost of spousal and other guests attendance at such meetings or events, and the aggregate incremental cost of any other personal benefits or perquisites not integrally and directly related to the performance of the executive’s duties arising from such presentations, meetings, or events, primarily food, drink and transportation. Also includes $60,780 in security costs, primarily related to protection services provided under our Comprehensive Security Program if a risk assessment indicated that enhanced procedures were warranted. Amounts also include $13,834 for tax gross up payments by ConocoPhillips relating to certain taxes incurred by the employee. These taxes arise primarily when ConocoPhillips requests family members or other guests to accompany the employee to a function, and, as a result, the employee is deemed to make a personal use of company assets (for example, when a spouse accompanies an employee on a company aircraft). ConocoPhillips believes such expenses are appropriately characterized as a business expense, and, if the employee has imputed income in accordance with the applicable tax laws, ConocoPhillips will generally reimburse any increased tax costs.

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Corporate Governance at ConocoPhillips

As of December 31, 2023, Mr. Leach had 26,439(i) Shares or Units of Stock that Have Not Vested and 51,039(ii) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested. Outstanding equity awards made to Mr. Leach include long-term incentive awards payable under the PSP and long-term time-vested awards under the ERSUP. Awards continue to have restrictions upon transferability. The market value of these awards as of December 31, 2023 (see footnotes i and ii below) is based on a market value of $116.07 per share (the closing stock price of the company’s common stock on December 29, 2023). The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.
(i)	Includes 19,624 RSUs related to the grant in 2022 under the ERSUP and 6,815 RSUs related to the grant in 2023 under the ERSUP. These awards have a market value as of December 31, 2023, of $3,068,804. Under the ERSUP, stock awards are made in the form of RSUs. The terms and conditions of those units require restriction on transferability, which lapse three years from the anniversary of the grant date. Forfeiture is expected to occur at separation from service if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Upon lapse of restrictions, settlement is made in stock. RSUs have no voting rights. Dividend equivalents, if any, on RSUs held are reinvested in additional RSUs. Dividend equivalents are paid at the same time and the same rate as dividends on common stock are paid, not at a preferential rate.
(ii)	Includes 37,849 target performance unit awards under the PSP for the ongoing performance period beginning January 2022 and 13,189 target performance unit awards under the PSP for the ongoing performance period beginning January 2023. Based on target performance, these awards have a market value as of December 31, 2023, of $5,924,055. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods because determination of whether to make an actual grant to, and the amount of any actual grant for Mr. Leach is within the discretion of the HRCC. Mr. Leach’s awards under the PSP are made in the form of performance stock units that are subject to restrictions on transferability that lapse three years after the grant date. Forfeiture is expected to occur if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. The awards will be settled in cash and have no voting rights. The awards accrue dividend equivalents that, during the performance period, are reinvested in additional performance stock units. Dividends or dividend equivalents are not paid at preferential rates, and dividend equivalents are paid at the same time as dividends on common stock.
In 2023, Mr. Leach had 70,918 shares acquired on award vesting and delivery at a realized value of $8,521,585. This value includes restricted stock units for the ERSUP award in 2023 for which restrictions were lapsed in order to satisfy required tax withholding. Also includes restricted stock units for an inducement award granted in 2021 for which the second half vested on the second anniversary of the grant date.
(2)	The non-employee director compensation program, as approved by the Board, consists of the following cash compensation:

●Non-employee director annual cash compensation — $115,000
●Lead Director — $50,000(a)
●Chair of the Audit and Finance Committee — $35,000
●Chair of the Human Resources and Compensation Committee — $27,500
●Chair of Public Policy and Sustainability Committee — $27,500
●Chair of Committee on Directors’ Affairs — $20,000(a)
●All other Audit and Finance Committee members — $10,000
●All other Human Resources and Compensation Committee members — $7,500
●All other Public Policy and Sustainability Committee members — $7,500
●All other Committee on Directors’ Affairs members — $5,000

(a)	For the period January 2023 to June 2023 the additional cash compensation for the Lead Director and Chair of Committee on Directors’ Affairs was $45,000 and $15,000 respectively.

Amounts shown include prorated amounts attributable to time served on the board and committee assignments, which may occur during the year. Amounts shown in the Fees Earned or Paid in Cash column include any amounts that were voluntarily deferred to the Director Deferral Plan, received in ConocoPhillips common stock, or received in restricted stock units. Mr. Mullins received 100 percent of his cash compensation in restricted stock units in 2023, and Mr. Niblock received 50 percent of his cash compensation in restricted stock units in 2023, with an aggregate grant date fair value as shown in the table. All other directors received their cash compensation in cash or deferred such amounts into the Director Deferral Plan.

(3)

Amounts represent the aggregate grant date fair value of stock awards granted under our non-employee director compensation program. For active non-employee directors, on January 15, 2023, each received a 2023 annual grant of restricted stock units with an aggregate value of $220,000 based on the average of the high and low price for our common stock, as reported on the NYSE, on the grant date. These grants are made in whole shares, with fractional share amounts rounded up, resulting in a grant of shares with a value of $220,050 to each non-employee director who was a director on January 15, 2023.

2024 Proxy Statement      57

Corporate Governance at ConocoPhillips

(4)	The following table reflects, for each non-employee director, the aggregate number of stock awards outstanding as of December 31, 2023:
Name	Number of Deferred Shares or Units of Stock
D.V. Arriola	2,583
C.M. Devine (retired)	18,777
J. Freeman (resigned)	25,914
G. Huey Evans	44,162
J.A. Joerres	19,077
W.H. McRaven	17,967
S. Mulligan	20,556
E.D. Mullins	16,131
A.N. Murti	49,318
R.A. Niblock	83,997
D.T. Seaton	10,057
R.A. Walker	10,057

 The following table lists delivery of non-employee director stock awards in 2023:

Name	Number of Shares Acquired on Award Delivery	Value Realized Upon Award Delivery
D.V. Arriola	—	$—
C.M. Devine (retired)	3,628	396,305
J. Freeman (resigned)	1,849	197,217
G. Huey Evans	—	—
J.A. Joerres	—	—
W.H. McRaven	—	—
S. Mulligan	1,849	197,217
E.D. Mullins	—	—
A.N. Murti	—	—
R.A. Niblock	—	—
D.T. Seaton	—	—
R.A. Walker	—	—
(5)	The following table reflects, for each non-employee director, the items contained in All Other Compensation.

Name	Tax Reimbursement Gross-Up(a)	Retirement Gifts(b)	Other Compensation(c)	Matching Gift Amounts(d)	Total
D.V. Arriola	$—	$—	$—	$10,000	$10,000
C.M. Devine (retired)	10,640	10,150	—	10,000	30,790
J. Freeman (resigned)	—	—	—	—	—
G. Huey Evans	—	—	26,218	—	26,218
J.A. Joerres	—	—	—	—	—
W.H. McRaven	—	—	—	—	—
S. Mulligan	—	—	—	—	—
E.D. Mullins	—	—	—	10,000	10,000
A.N. Murti	—	—	—	—	—
R.A. Niblock	—	—	—	10,000	10,000
D.T. Seaton	—	—	—	—	—
R.A. Walker	—	—	—	—	—

58      ConocoPhillips

Corporate Governance at ConocoPhillips

(a)	The amounts shown are for payments by ConocoPhillips relating to certain taxes incurred by the director for imputed income. These occurred when a retirement presentation was made to Ms. Devine upon her retirement from the Board. ConocoPhillips has a practice of making gift presentations to its retiring directors, especially those of long service. The fair value of the retirement presentation was imputed to Ms. Devine’s income. In such circumstances, if a director is imputed income in accordance with applicable tax laws, ConocoPhillips generally will reimburse the director for the resulting increased tax costs. All such tax reimbursements have been included above, regardless of whether the corresponding perquisite or personal benefit is required to be reported pursuant to SEC rules and regulations.
(b)	The amount shown is the fair value of the retirement presentation and cost for Ms. Devine. ConocoPhillips has a practice of making gift presentations to its retiring directors, especially those of long service.
(c)	The amounts shown are imputed amounts when, following a board meeting, the director was returned to a location other than their point of origin or their tax home and therefore considered to be a personal accommodation or when, in route to or from a board meeting, a personal accommodation was made to make more efficient use of a director’s time and travel requirements.
(d)	ConocoPhillips maintains a Matching Gift Program under which we match certain gifts by directors to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries. For active directors, the program matches up to $10,000 in each program year. Administration of the program can cause us to pay more than $10,000 in a single fiscal year due to a lag in processing claims. The amounts shown are for the actual payments by ConocoPhillips in 2023. As indicated above, Mr. Lance and Mr. Leach are eligible for the Matching Gift Program as employees rather than as directors.

(6)	Ms. Devine retired from the Board effective May 16, 2023. The amounts in the table above include her prorated compensation reflecting the portion of 2023 that she served as a director.
(7)	Ms. Freeman resigned from the Board effective August 3, 2023. The amounts in the table above include her prorated compensation reflecting the portion of 2023 that she served as a director.

2024 Proxy Statement      59

Audit and Finance Committee Report

The Audit and Finance Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility to provide independent, objective oversight for ConocoPhillips’ financial reporting functions and internal control systems.

The Audit Committee currently consists of six non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence and financial literacy. The Board has determined that at least one member, Arjun N. Murti, is an audit committee financial expert as defined by the SEC.

The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board and last amended on October 4, 2019. The charter is available on our website at www.conocophillips.com under “Investors > Corporate Governance.”

THE AUDIT COMMITTEE’S RESPONSIBILITIES INCLUDE:
●Discussing with management, the independent auditors, and the internal auditor the integrity of ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, including capital structure, complex financial transactions, financial risk management, retirement plans, and tax planning;
●Reviewing, and coordinating the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control, and report such exposures;
●Reviewing the qualifications, independence, and performance of our independent auditors and the qualifications and performance of our internal auditors and chief compliance officer;
●Reviewing ConocoPhillips’ overall direction and compliance with legal and regulatory requirements and internal policies, including our Code of Business Ethics and Conduct;
●Assisting the Board in fulfilling its oversight of enterprise risk management, particularly with respect to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity; and (4) commercial trading;
●Discussing with management and the Chief Compliance Officer the implementation and effectiveness of our global compliance and ethics program; and
●Maintaining open and direct lines of communication with the Board and management, our Compliance and Ethics Office, the internal auditors, and the independent auditors.

Management is responsible for preparing ConocoPhillips’ financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining, and evaluating our internal controls over financial reporting and other control systems. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting, and expressing an opinion with respect to each.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of ConocoPhillips’ financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2023.

Review with Management. The Audit Committee reviewed and discussed with management the audited consolidated financial statements included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2023, which included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures. The Audit Committee also discussed management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023, included in the financial statements.

60      ConocoPhillips

Audit and Finance Committee Report

Discussions with Internal Audit. The Audit Committee reviewed ConocoPhillips’ internal audit plan and discussed the results of internal audit activity throughout the year. ConocoPhillips’ General Auditor met with the Audit Committee at every in-person meeting in 2023 and was available to meet without management present at each of these meetings.

Discussions with the Independent Registered Public Accounting Firm. The Audit Committee met throughout the year with Ernst & Young LLP (“EY”), ConocoPhillips’ independent registered public accounting firm, including meeting with EY at each in-person meeting; EY was also available to meet without management present at each of these meetings. The Audit Committee has discussed with EY the matters required to be discussed by standards of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received the written disclosures and the letter from EY required by PCAOB rules and has discussed with EY its independence from ConocoPhillips. In addition, the Audit Committee considered the non-audit services EY provides to ConocoPhillips and concluded that EY’s independence has been maintained.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2023.

THE CONOCOPHILLIPS AUDIT AND FINANCE COMMITTEE

Arjun N. Murti, Chair
Dennis V. Arriola
William H. McRaven
Sharmila Mulligan
Eric D. Mullins
R.A. Walker

2024 Proxy Statement      61

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP

What am I Voting On?

The Audit Committee has appointed EY to serve as ConocoPhillips’ independent registered public accounting firm for fiscal year 2024. You are voting on a proposal to ratify such appointment.

What are the Audit Committee’s responsibilities with respect to the Independent Registered Public Accounting Firm?

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements and has the authority to determine whether to retain or terminate the independent auditor.

The Audit Committee reviews the experience and qualifications of the senior members of the independent auditor’s team and is directly involved in the appointment of the lead audit partner. Neither the lead audit partner nor the reviewing audit partner performs audit services for ConocoPhillips for more than five consecutive fiscal years. The Audit Committee is also responsible for determining and approving the audit engagement fees and other compensation associated with retaining the independent auditor.

The Audit Committee has evaluated the qualifications, independence, and performance of EY and believes that continuing to retain EY to serve as our independent registered public accounting firm is in the best interest of ConocoPhillips’ stockholders.

What services does the Independent Registered Public Accounting Firm provide?

Audit services of EY for fiscal year 2023 included an audit of our consolidated financial statements, an audit of the effectiveness of our internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, EY provided certain other services as described below.

62      ConocoPhillips

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP

How much was the Independent Registered Public Accounting Firm paid for 2023 and 2022?

EY’s fees for professional services totaled $13.7 million for 2023 and $13.7 million for 2022. EY’s fees for professional services included the following:

●Audit Fees — fees for audit services, which related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and related accounting consultations, were $12.7 million for 2023 and $12.1 million for 2022.
●Audit-Related Fees — fees for audit-related services, which consisted of audits in connection with benefit plan audits, other subsidiary audits, special reports, asset dispositions, and related accounting consultations, were $0.9 million for 2023 and $1.5 million for 2022.
●Tax Fees — fees for tax services, which consisted of tax compliance services and tax planning and advisory services, were $0.1 million for 2023 and $0.1 million for 2022.
●All Other Fees — fees for other services were negligible in 2023 and 2022.

The Audit Committee has considered whether the non-audit services provided to ConocoPhillips by EY impaired EY’s independence and concluded they did not.

Who reviews these services and fees?

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other non-audit services that EY may provide to ConocoPhillips. The policy (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that EY’s independence is not impaired; (2) describes the audit, audit-related, tax, and other services that may be provided and the non-audit services that are prohibited; and (3) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by EY must be pre-approved by the Audit Committee. The Audit Committee has delegated authority to review and approve services to its Chair. Any such approval must be reported to the entire Audit Committee at the next scheduled Audit Committee meeting.

Will a representative of Ernst & Young be present at the meeting?

One or more representatives of EY will be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If the appointment of EY is not ratified, the Audit Committee will reconsider the appointment.

FOR	The Audit and Finance Committee recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for fiscal year 2024.

2024 Proxy Statement      63

Item 3: Advisory Approval of Executive Compensation

What am I Voting On?

Stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders approve the compensation of ConocoPhillips’ Named Executive Officers as described in the “Compensation Discussion and Analysis” section and in the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this Proxy Statement.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say on Pay,” considering approval of the compensation of ConocoPhillips’ Named Executive Officers.

The Human Resources and Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain, and motivate executives who enable us to achieve our strategic and financial goals. The “Compensation Discussion and Analysis” and the tabular disclosures regarding Named Executive Officer compensation, together with the accompanying narrative disclosures, explain the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board believes that ConocoPhillips’ executive compensation program aligns the interests of our executives with those of our stockholders. Our compensation program is guided by the philosophy that ConocoPhillips’ ability to deliver on our disciplined, returns-focused strategy is driven by superior individual performance. The Board believes we must offer competitive compensation to attract and retain experienced, talented, and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay constitutes a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with company and individual performance, are appropriate in value, and have benefited ConocoPhillips and its stockholders.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

FOR	The Board recommends you vote FOR the advisory approval of the compensation of ConocoPhillips’ Named Executive Officers.

64      ConocoPhillips

Role of the Human Resources and Compensation Committee

Authority and Responsibilities

The HRCC is responsible for providing independent, objective oversight for ConocoPhillips’ executive compensation programs, for developing and overseeing the development of a succession management plan for the CEO and Senior Officers, and for determining the compensation of our Senior Officers. Our internal guidelines define a Senior Officer as an employee who is a senior vice president or higher, any executive who reports directly to the CEO, or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934. As of December 31, 2023, ConocoPhillips had 18 active Senior Officers. In addition, the HRCC acts as administrator of the compensation programs and certain of the benefit plans for Senior Officers and as an avenue of appeal for current and former Senior Officers disputing compensation or certain benefits. Finally, the HRCC assists the Board in overseeing the integrity of ConocoPhillips’ executive compensation practices and programs described in the “Compensation Discussion and Analysis” beginning on page 66.

A complete listing of the authority and responsibilities of the HRCC is set forth in the written charter adopted by the Board and last amended on October 9, 2020, which is available on our website at www.conocophillips.com under “Investors > Corporate Governance.”

Members

The HRCC currently consists of six members. All members must meet the independence requirements for “non-employee” directors under the Securities Exchange Act of 1934, for “independent” directors under the NYSE Listed Company Manual, and for “outside” directors under the Internal Revenue Code. The members of the HRCC and the member to be designated as Chair are reviewed and recommended annually by the Committee on Directors’ Affairs to the full Board.

Meetings

The HRCC holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary. In 2023, the HRCC had 7 meetings. The HRCC reserves time at each regularly scheduled meeting to review matters in executive session with no members of management or management representatives present except as specifically requested by the HRCC. Additionally, the HRCC reviews and reports annually on the succession-planning process for the CEO and senior management and meets with the Lead Director at least annually to evaluate the performance of the CEO. More information regarding the HRCC’s activities at such meetings appears in the “Compensation Discussion and Analysis” beginning on page 66.

The HRCC is committed to a process of continuous improvement in exercising its responsibilities. To that end, the HRCC:

●Routinely receives training regarding best practices for executive compensation;
●With the assistance of management and consultants, independent compensation consultants, and, when deemed appropriate, independent legal counsel, regularly reviews its responsibilities and governance practices in light of ongoing legal and regulatory changes and trends in corporate governance;
●Annually reviews its charter and proposes any desired changes to the Board;
●Annually conducts an assessment of its performance that evaluates the effectiveness of its actions and seeks ideas to improve its processes and oversight; and
●Regularly reviews and assesses whether our executive compensation programs are having the desired effects without encouraging an inappropriate level of risk.

2024 Proxy Statement      65

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers (“NEOs”) and describes the objectives and principles underlying ConocoPhillips’ executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

In 2023, our NEOs included the following:

Ryan M. Lance	William L. Bullock, Jr.	Kelly B. Rose	Nicholas G. Olds	Dominic E. Macklon(1)
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Senior Vice President, Legal, General Counsel and Corporate Secretary	Executive Vice President, Lower 48	Executive Vice President, Strategy, Sustainability and Technology

(1)	On February 9, 2024, Mr. Macklon announced his decision to retire effective May 1, 2024.

Executive Overview	67	Our executive compensation philosophy is focused on linking pay with performance. It is designed to reflect appropriate governance practices, align with the needs of our business, and maintain a strong link between executive pay and successful execution of our strategy.
For an overview of ConocoPhillips and our operations, see page 7 of our Proxy Summary.

2023 Compensation Program Structure	67
2023 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness	69
Executing on our Returns-Focused Value Proposition Delivers Strong Financial and Operational Performance	71
Executive Compensation — Strategic Alignment	72
Philosophy and Principles of our Executive Compensation Program	73
Majority of Executive Compensation is Performance Based	74
Components of Executive Compensation	74
Process for Determining Executive Compensation	77
2023 Executive Compensation Analysis and Results	84
Other Executive Compensation and Benefits	93
Executive Compensation Governance	95

66      ConocoPhillips

Compensation Discussion and Analysis

Executive Overview

2023 Compensation Program Structure

Each year the HRCC, advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous process to establish and review executive compensation. The HRCC believes a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and furthermore, that this approach most closely aligns the interests of our top executives with those of our stockholders.

The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex company like ConocoPhillips. The following chart summarizes the principal components of our executive compensation program and the performance drivers of each element.

2023 Element of Pay	Overview	Key Benchmarks/Performance Measures
Annual
Salary	Fixed cash compensation to attract and retain executives and balance at-risk compensation Range: Salary grade minimum/maximum	● Benchmarked to compensation reference group median; adjusted for experience, responsibility, performance, and potential
Variable Cash Incentive Program (“VCIP”)
Variable annual cash compensation to motivate and reward executives for achieving annual goals and Strategic Milestones and Energy Transition Milestones that are critical to our strategic priorities
Range: 0% –200% of target
● Health, Safety, and Environmental (20%) ● Operational (30%) ● Financial—Relative Adjusted ROCE (30%) ● Strategic Milestones (10%) ● Energy Transition Milestones (10%)
One-year performance period
Long-Term Incentive Program (“LTIP”)
Performance Share Program (“PSP”) (65% of LTIP)
Variable long-term equity-based compensation to motivate and reward executives for achieving multi-year strategic priorities
Granted at beginning of three-year performance period with final cash payout following the conclusion of the performance period based on HRCC assessment of the pre-established corporate performance metrics and stock price value as of the settlement date
Range: 0% –200% of total target award, inclusive of corporate performance adjustments
● Relative TSR (60%) ● Financial—Relative Adjusted ROCE (40%) ● Stock value
Three-year performance period

Executive Restricted Stock Unit Program (35% of LTIP)
Long-term equity-based compensation designed to encourage executive retention and promote stock ownership while incentivizing absolute performance that is aligned with stockholder interests
Annual award settles in stock on third anniversary of grant date based on the stock value on the settlement date
Range: 0% –100% of target
● Stock value
Three-year cliff vesting

2024 Proxy Statement      67

Compensation Discussion and Analysis

2023 SHORT-TERM INCENTIVE (VCIP) PAYOUT: 130% OF TARGET

The HRCC carefully considered the final results of the metrics and, based on multiple reviews throughout the year, approved a payout that reflected the degree of difficulty in achieving the results against the aggressive targets that were established. No individual performance adjustments were made for the NEOs. Following is a summary of the key items considered and deliberated. For additional details, refer to pages 85-91.

Metric

HSE – 85% 20% weighting	Operational – 125% 30% weighting	Financial (Relative Adjusted ROCE) – 122% 30% weighting

● Remained an industry leader among our peers
● Experienced an increase in serious incidents, including one fatality
● Top quartile Total Recordable Rate (“TRR”) performance among our peers
● Fewer process safety events compared to prior year
● Zero spills > 100 barrels

● Exceeded production target, including delivering record Lower 48 and total company production, while managing inflationary pressures to achieve disciplined capital expenditures below target; however, operating and overhead costs came in above target
● Successfully achieved or exceeded all but one operational milestone
● Considering the degree of difficulty of the milestones, the record production, and the operational targets as a whole, the HRCC assessed the performance payout at a slightly above target payout
● Finished 4th (58th percentile) relative to performance peers (122% per matrix; page 84)

Strategic Milestones – 200% 10% weighting		Energy Transition Milestones – 190% 10% weighting

● Significantly progressed the LNG business through advancing new PALNG, NFE and NFS projects, securing several regasification and offtake agreements, and building out our LNG organization by staffing key roles to enable integration and development of commercial strategies
● Identified priority environmental and social risks (E&S) and implemented action plans for risk mitigations
● Launched our refreshed DEI strategy globally and identified how to assess progress on each component of diversity, equity, and inclusion

● Demonstrated meaningful progress toward our Plan for the Net-Zero Energy Transition, including by increasing our GHG intensity reduction target from 40-50% to 50-60%(1) gross operated emissions
● Achieved annual GHG emissions intensity aligned with our 2030 target trajectory range
● Executed approved MACC projects below allotted capital and cost budget
● Advanced multiple low carbon opportunities

(1)	Using a 2016 baseline.

PSP 21 LONG-TERM INCENTIVE PAYOUT: 151% OF TARGET

Metric

TSR (relative)* – 160% 60% weighting	Financial (Relative Adjusted ROCE) – 137% 40% weighting
● Finished in the 71st percentile relative to performance peers with three-year TSR of approximately 46% ● Payout formulaic following matrix (see page 84)	● Finished in the 63rd percentile relative to performance peers ● Payout formulaic following matrix (see page 84)

*	See methodology for calculating TSR on pages 82-83.

For additional details, refer to pages 92-93.

68      ConocoPhillips

Compensation Discussion and Analysis

2023 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness

ConocoPhillips regularly engages in dialogue with stockholders to continue to reinforce our understanding of stockholder views regarding our compensation programs, and stockholder feedback is considered a fundamental part of our success. The Board and the HRCC appreciate these valuable discussions and continue to encourage stockholders to provide feedback about our executive compensation programs as described on page 53 under “Communications with the Board of Directors.”

STRONG SAY ON PAY SUPPORT IN 2023

We continue to remain committed to our stockholder engagement as we value our stockholders’ input on our executive compensation programs. We are pleased with the results of the 2023 say on pay vote, which received support of stockholders representing more than 93% of our outstanding stock. We remain committed to ongoing dialogue with stockholders and other stakeholders to obtain their input on key matters and inform our management and Board about the issues that our stockholders tell us matter most to them.

STOCKHOLDER ENGAGEMENT IN 2023

In line with our commitment to ongoing stockholder engagement, we requested meetings with stockholders representing more than 50 percent of our outstanding stock and participated in engagement meetings with stockholders representing over 40 percent of our outstanding stock and approximately 80% of our institutional investor base. Members of ConocoPhillips’ management from Investor Relations, Executive Compensation, Human Resources, Legal, and Sustainable Development all participated in stockholder meetings. In addition, our Lead Director, Robert A. Niblock participated in a stockholder meeting at the request of one of our largest institutional investors.

BY THE NUMBERS: STOCKHOLDER ENGAGEMENT IN SPRING AND FALL 2023
We contacted stockholders representing over	We held meetings with stockholders representing approximately	We held meetings with stockholders representing approximately

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Compensation Discussion and Analysis

TRACK RECORD OF CONTINUOUS IMPROVEMENT RESPONSIVE TO STOCKHOLDER FEEDBACK

ConocoPhillips has a track record of continuously seeking to evolve our compensation programs to incorporate stockholder feedback, market best practices, and performance and retention considerations. We strive to clarify and simplify our compensation-related disclosures while providing thorough and meaningful details of our process. Below are highlights of recent changes to our compensation programs:

●	Effective for the 2024 short-term incentive program and PSP, the Financial metric will include both a relative and absolute measure for Adjusted ROCE to better align payouts with the stockholder experience; payouts will continue to be determined on a formulaic basis
●	Effective for the 2023 short-term incentive program, we eliminated relative Total Shareholder Return (but retained in the long-term program) and increased the weighting of our Financial and Operational measures to further strengthen the link between performance of the company and payouts
●	Effective for the 2023 short-term incentive program, we created a separately weighted measure for “Energy Transition Milestones” which enhances the link between our climate commitments and our executive compensation programs
●	Effective in 2023, we increased the CEO’s stock ownership guideline from six to eight times salary
●	Effective for the 2022 short-term incentive program, we eliminated positive individual performance adjustments for NEOs
●	Effective in 2021, the company eliminated all grandfathered tax gross-up benefits under our Change in Control Severance Plan(1)
●	Effective in 2021, the company strengthened our stock ownership guidelines by no longer counting unvested PSP target units toward ownership guidelines while maintaining robust guidelines for NEOs; further, the company does not count unexercised stock options towards ownership guidelines
(1)	Executives who became plan participants after the spinoff in 2012 were not eligible for any gross-up payment. The change removes eligibility for any gross-up payments for executives who were plan participants prior to the spinoff in 2012 and who were previously grandfathered.

2023 STOCKHOLDER PROPOSAL – SHARE RETENTION UNTIL RETIREMENT

For the 2023 Proxy Statement, the Comptroller of the State of New York submitted a proposal asking stockholders to vote in favor of requiring NEOs to retain a significant percentage of shares acquired from equity compensation plans until reaching normal retirement age. After evaluating the proposal, the HRCC determined that increasing the CEO’s stock ownership guidelines from six to eight times salary achieved the appropriate balance of being consistent with market practices, which enables us to attract and retain executive talent, and having robust ownership guidelines that align executive compensation with stockholder interests. During engagements in 2023, stockholders were supportive of the change made by the HRCC and did not request any additional changes. The proposal failed to receive significant support in 2023 with less than 23% of stockholders indicating support for the proposal as submitted by the Comptroller of the State of New York.

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Compensation Discussion and Analysis

Executing on our Returns-Focused Value Proposition Delivers Strong Financial and Operational Performance

Throughout 2023, ConocoPhillips demonstrated that we can deliver strong financial and operational performance consistent with our value proposition of superior returns to stockholders through price cycles while executing against our Triple Mandate to reliably and responsibly deliver oil and gas production to meet energy transition pathway demand, deliver competitive returns on and of capital to our stockholders, and achieve our net-zero operational emissions ambitions.

●	We delivered full year total and Lower 48 record production of 1,826 thousand barrels and 1,067 thousand barrels of oil equivalent per day, respectively, while we continued to enhance our portfolio diversity by opportunistically acquiring the remaining 50% working interest in Surmont, reaching FID on the Willow project in Alaska and further progressing our global LNG strategy.
●	We achieved a 17 percent return on capital employed(1) and we delivered competitive returns of capital by distributing $11 billion to stockholders through our three-tier framework, including $5.6 billion in cash through the ordinary dividend and variable return of cash (“VROC”) and $5.4 billion through share repurchases.
●	We continued to demonstrate our commitment to our net-zero operational emissions ambition by accelerating our GHG emissions-intensity reduction target through 2030 from 40-50% to 50-60%(2) and we were awarded the Oil & Gas Methane Partnership 2.0 Gold Standard Pathway designation.

We continue to be guided by our SPIRIT Values and remain committed to executing our foundational principles —focusing on peer-leading distributions, maintaining a strong balance sheet, executing disciplined investment, and demonstrating responsible and reliable ESG performance. Supporting these core principles are our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30 percent of cash from operations to stockholders; and (5) make disciplined investments to enhance returns.

A summary of the many important accomplishments we achieved in 2023 is shown below:

2023 HIGHLIGHTS — DELIVERING ACROSS ALL ELEMENTS OF THE TRIPLE MANDATE
STRATEGY	FINANCIAL	OPERATIONS
●Acquired remaining 50% working interest in Surmont
●Progressed LNG strategy through expansion in Qatar, FID at PALNG, and regasification agreements in the Netherlands and offtake agreements in Mexico
●Awarded Gold Standard Pathway designation by OGMP 2.0
●Accelerated GHG emissions-intensity reduction target through 2030(2)

●Distributed $11B to stockholders; $5.6B in ordinary dividend and VROC and $5.4B in share repurchases
●$11.0B earnings; $9.06 EPS; $10.6B adjusted earnings; $8.77 adjusted EPS(1)
●Generated cash provided by operating activities of $20.0B; $21.3B CFO(3); $10.1B FCF(1); ending cash of $6.9B(4)
●Announced 2024 expected return of capital of $9.0B

●Delivered FY company and Lower 48 record production of 1,826 MBOED and 1,067 MBOED, respectively
●Took FID on the Willow project
●Achieved first production on projects in Norway, China and Canada
●Improved completion pumping efficiencies by 10-15% across the Lower 48

(1)

Adjusted earnings, adjusted EPS, return on capital employed (ROCE), and free cash flow (FCF) are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included in Appendix A.

(2)	Using a 2016 baseline.
(3)	Cash provided by operating activities was ~$20.0B. Excluding operating working capital change of ~($1.4B), cash from operations (CFO) was over $21.3B. CFO is a non-GAAP measure. Further information related to this measure is included in Appendix A.
(4)	Ending cash includes cash, cash equivalents, and restricted cash totaling $5.9B and short-term investments of $1.0B. Restricted cash was $0.3B. Balance excludes $1.0B in long-term investments.

We maintained our ongoing practice of engaging with stockholders throughout 2023 and received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures to address the things that they care about most.

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Compensation Discussion and Analysis

Executive Compensation — Strategic Alignment

Our executive compensation programs are designed to align compensation with ConocoPhillips’ disciplined, returns-focused strategy and with the long-term interests of our stockholders. Our compensation metrics support our Triple Mandate and are directly tied to our strategic priorities, which provide comprehensive and integrated support for our value proposition. The following diagram maps each metric to our strategic priorities.

(1)	Using a 2016 baseline.

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Compensation Discussion and Analysis

Philosophy and Principles of Our Executive Compensation Program

OUR GOALS

Our goals are to attract, retain, and motivate high-quality employees and to maintain high standards of principled leadership so we can responsibly deliver energy to the world and provide sustainable value for our stakeholders, now and in the future.

OUR PHILOSOPHY — PAY FOR PERFORMANCE

We believe that:

●Our ability to responsibly deliver energy and provide sustainable value is driven by superior individual performance;
●A company must offer competitive compensation to attract and retain experienced, talented, and motivated employees;
●Employees in leadership roles are motivated to perform at their highest levels when performance-based pay is a significant portion of their compensation; and
●The use of judgment by the HRCC plays an important role in establishing increasingly challenging corporate performance criteria to align executive compensation with company performance.

OUR STRATEGIC PRINCIPLES

To achieve our goals, we implement our philosophy through the following principles:

●Establish target compensation levels that are competitive with the companies that we compete against for executive talent;
●Create a strong link between executive pay and successful execution of our strategy;
●Encourage prudent risk-taking by our executives;
●Motivate performance using compensation to reward specific individual accomplishments;
●Retain talented individuals;
●Maintain flexibility to better respond to the cyclical energy industry; and
●Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.

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Compensation Discussion and Analysis

Majority of Executive Compensation is Performance Based

Our executive compensation programs align pay with performance that advances our strategic priorities and interests of stockholders. As shown below, approximately 91 percent of the CEO’s 2023 target pay and approximately 81 percent of the other NEOs’ 2023 target pay was performance based. Stock-based, long-term incentives make up the largest portion of performance-based pay.

2023 TARGET COMPENSATION FOR CEO

2023 AVERAGE TARGET COMPENSATION FOR OTHER NEOs

Components of Executive Compensation

The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex organization such as ConocoPhillips.

Base Salary

Base salary is a central component of compensation for all of our salaried employees. Management, with the assistance of Mercer, its outside compensation consultant, thoroughly examines the scope and complexity of executive jobs throughout ConocoPhillips and benchmarks the competitive compensation practices for such jobs. As a result of this work, management has developed a compensation structure that assigns all positions to specific salary grades. For our executives, the base salary midpoint increases as the salary grade increases, but at a lesser rate than the overall target incentive compensation percentages increase. The result is a higher percentage of at-risk compensation as an executive’s salary grade rises.

We set base salaries to be competitive within our compensation reference group and, for certain staff positions, Fortune 50-150 Industrials, taking into account responsibilities and duties, individual performance, and time in position. See “Process for Determining Executive Compensation — Setting Target Compensation — Compensation Reference Group” beginning on page 79 for a discussion of our benchmarking exercise.

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Compensation Discussion and Analysis

Performance-Based Pay Programs

ANNUAL INCENTIVE

All of our employees throughout the world — including our executives — participate in our annual short-term incentive program, called the Variable Cash Incentive Program (“VCIP”). It is our primary vehicle for recognizing company and individual performance for the prior year. We believe that having an annual “at risk” compensation element gives employees a financial stake in the achievement of our business objectives and motivates them to achieve those objectives.

For all employees, the base VCIP award is comprised of corporate performance categories including HSE, Operational, Financial, Strategic Milestones, and Energy Transition Milestones. The HRCC has discretion to adjust base awards up or down depending on individual performance, but the final award, inclusive of any adjustments, may not exceed 200 percent of the target. Beginning with the 2022 program, the HRCC eliminated individual performance adjustments in the short-term incentive program for NEOs.

LONG-TERM INCENTIVES

Our primary long-term incentive compensation programs for executives are the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program, which replaced the Stock Option Program effective with equity grants made in 2018. The HRCC approved replacing stock options with three-year, time-vested restricted stock units under the Executive Restricted Stock Unit Program in response to stockholder feedback and to be consistent with market trends. In addition, the HRCC increased the weighting of the long-term incentive award in the form of performance-based restricted stock units under the PSP from 60 percent to 65 percent and assigned a weight of 35 percent to the Executive Restricted Stock Unit Program. Approximately 60 of our current employees participate in these programs.

PERFORMANCE SHARE PROGRAM

The PSP rewards executives based on ConocoPhillips’ performance over a three-year period. Each year, the HRCC establishes performance metrics for a new three-year performance period. Thus, performance results in any given year are considered in three overlapping performance periods. We believe the use of a multi-year performance period helps to focus management on longer-term results. PSP award targets are set in shares at the beginning of the performance period, and actual cash payouts, based on the HRCC’s evaluation of performance, are calculated using our stock value after the conclusion of the three-year performance period. Thus, the value of the performance shares is tied to stock price performance throughout the performance period.

Targets for participants whose salary grades are changed during a performance period are prorated to align incentive levels with the individual’s changing level of responsibility. Changes in salary not accompanied by a change in salary grade do not affect the targets. The targets for the CEO are set annually by the HRCC.

The award is calculated on a formulaic basis using a relative TSR metric and a relative Financial metric, with respective weightings of 60 and 40 percent. At the end of the performance period, the final award may not exceed 200 percent of the total target award (the initial target award set in restricted stock units, at the beginning of the performance period, together with any promotional awards and reinvested dividend equivalents during the performance period). The final award is determined by the HRCC following several detailed reviews of company performance and is based on the HRCC’s evaluation of ConocoPhillips’ formulaic performance relative to the preestablished metrics (discussed under “Process for Determining Executive Compensation — Corporate Performance Criteria” on page 81).

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Compensation Discussion and Analysis

Performance metrics and peers for performance share programs

The performance metrics and peers established by the HRCC for the PSP 21 (2021-2023), PSP 22 (2022-2024), PSP 23 (2023-2025), and PSP 24 (2024-2026) awards granted in 2021, 2022, 2023, and 2024 respectively, have been established as follows:

Metrics	Performance Peers(1)
PSP 21, PSP 22, & PSP 23 ●Relative Total Shareholder Return (60%) ●Relative Adjusted ROCE (40%) PSP 24 ●Relative Total Shareholder Return (60%) ●Relative & Absolute Adjusted ROCE (40%)
●S&P 500 Total Return Index(2)
●APA Corporation
●Chevron Corporation
●Devon Energy Corporation
●Diamondback Energy(3)
●EOG Resources, Inc.
●Exxon Mobil Corporation
●Hess Corporation(4)
●Marathon Oil Corporation(5)
●Occidental Petroleum Corporation
●Pioneer Natural Resources(6)

(1)	Each peer is a performance peer for PSP 21, PSP 22, PSP 23, and PSP 24, unless otherwise noted.
(2)	For relative TSR metric only.
(3)	Performance peer for PSP 24 award only. Diamondback Energy was added to the performance peer group to reflect our significant footprint in the Permian Basin and due to the anticipated completion of the acquisition of Pioneer Natural Resources by Exxon Mobil Corporation in 2024.
(4)	On October 23, 2023, Chevron Corporation announced a planned acquisition of Hess Corporation. Effective upon the completion of the acquisition only the combined company (Chevron Corporation) will be retained for any ongoing performance programs.
(5)	Performance peer for PSP 21 and PSP 22 awards only.
(6)	Performance peer for PSP 23 and PSP 24 awards only. Pioneer Natural Resources was added to the performance peer group to better reflect our significant footprint in the Permian Basin. On October 11, 2023, Exxon Mobil announced a planned acquisition of Pioneer Natural Resources. Effective upon the completion of the acquisition only the combined company (Exxon Mobil) will be retained for any ongoing performance programs.

EXECUTIVE RESTRICTED STOCK UNIT PROGRAM
Like the PSP, the Executive Restricted Stock Unit Program is designed to reward our executives for long-term share performance and encourage executive retention while incentivizing absolute performance that is aligned with stockholder interests. The restricted stock units vest three years following the date of grant, which is competitive with industry peers.

The combination of the PSP and the Executive Restricted Stock Unit Program, along with our Stock Ownership Guidelines described under “Executive Compensation Governance — Alignment of Interests — Stock Ownership and Holding Requirements” on page 95, provides a comprehensive package of long-term incentives for our executives that align their interests with stockholders.

STOCK OPTION PROGRAM
In response to stockholder feedback and consistent with market trends, the HRCC discontinued the Stock Option Program effective with equity grants made in 2018 and substituted the Executive Restricted Stock Unit Program. The practice under the Stock Option Program was to set option exercise prices no lower than the fair market value of ConocoPhillips stock at the time of the grant. Because an option’s value is derived solely from an increase in our stock price, options only reward recipients if the value of our stock appreciates. All previously granted and unexercised stock options are vested and exercisable and expire 10 years following the grant date.

OFF-CYCLE AWARDS
ConocoPhillips may make awards outside the PSP or the Executive Restricted Stock Unit Program. Currently, off-cycle awards are generally granted to certain incoming executives for one or more of the following reasons: (1) to induce an executive to join ConocoPhillips (occasionally replacing compensation the executive will lose by leaving the prior employer); (2) to induce an executive of an acquired company to remain with ConocoPhillips for a certain period of time following the acquisition; or (3) to provide a pro rata equity award to an executive who joins ConocoPhillips during an ongoing performance period in which the executive is ineligible to participate under the standard PSP or Executive Restricted Stock Unit Program provisions. In these cases, the HRCC has sometimes approved a shorter period for restrictions on transfers of restricted stock units than those issued under the PSP or Executive Restricted Stock Unit Program. Any off-cycle awards to Senior Officers must be approved by the HRCC.

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Compensation Discussion and Analysis

Process for Determining Executive Compensation

Our executive compensation programs take into account market-based compensation for executive talent; internal pay equity among our employees; corporate, business unit, and individual results; and the talents, skills, and experience that each individual executive brings to ConocoPhillips. Our NEOs each serve without an employment agreement. All compensation for these officers is set by the HRCC as described below.

ROLES AND RESPONSIBILITIES
HUMAN RESOURCES AND COMPENSATION COMMITTEE (HRCC)
●Annually reviews and determines compensation for the CEO and for each of the NEOs.
●Makes critical decisions on competitive compensation levels, program design, performance targets and associated peer groups, corporate and individual performance, and appropriate pay adjustments necessary to reflect short-and long-term performance.
●Considers annual benchmark data provided by the consultants, dialogues with our largest stockholders, and evaluates four in-depth management reviews of ongoing corporate performance.
●The HRCC also has sole authority to retain, terminate, and obtain advice and assistance from a compensation consultant, external legal, accounting, and other advisors and consultants. The HRCC conducts an annual review of the HRCC’s independent consultant and has discretion to replace the independent consultant. The HRCC approves in advance all the work to be done by the independent consultant.

MANAGEMENT
●ConocoPhillips’ Human Resources department supports the HRCC in the execution of its responsibilities and manages the development of the materials for each committee meeting, including market data, individual and company performance metrics, and compensation recommendations.
●The CEO considers performance and makes individual recommendations on base salary, annual incentive, and long-term equity compensation with respect to Senior Officers, including all NEOs other than himself. These recommendations are reviewed, discussed, modified, and approved, as appropriate, by the HRCC. No member of the management team, including the CEO, has a role in determining his or her own compensation.

COMPENSATION CONSULTANTS
The HRCC retained FW Cook as its independent executive compensation consultant in 2023. Management also retained Mercer to provide other consulting services. The consultants compile compensation data, conduct analyses, supplement internal resources for market analysis, and assist in the evaluation of the compensation of the CEO and Senior Officers.
The HRCC considered whether any conflict of interest exists with either FW Cook or Mercer in light of SEC rules. The HRCC assessed the following factors relating to each consultant in its evaluation:
●Other services provided to us by the consultant;
●Fees paid by us as a percentage of the consulting firm’s total revenue;
●Policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;
●Any business or personal relationships between the individual consultants involved in the engagement and a member of the HRCC or executive officers; and
●Any ConocoPhillips stock owned by the individual consultants involved in the engagement.
Both FW Cook and Mercer provided the HRCC with appropriate assurances addressing such factors. Based on this information, the HRCC concluded the work of the consultants did not raise any conflict of interest. The HRCC also took into consideration all factors relevant to FW Cook’s independence from management, including those specified in Section 303A.05(c) of the NYSE Listed Company Manual, and determined that FW Cook is independent and performs no other services for ConocoPhillips.
ConocoPhillips is prohibited from employing any FW Cook consultant who worked on our account for a period of one year after that individual leaves the employment of the independent consultant.

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Compensation Discussion and Analysis

HRCC ANNUAL COMPENSATION CYCLE

FEBRUARY ●Approval of prior year’s incentive payouts ●Set target compensation and performance targets for the current year (see “Setting Increasingly Challenging Targets” on page 80)

MARCH – APRIL ●Publication of our Annual Proxy Statement detailing performance and compensation information for the prior year ●Stockholder outreach; feedback shared with the HRCC/Board

MAY ●Annual Meeting with annual stockholder say on pay vote

JULY
●First performance review; feedback is given on current year’s performance
●Independent third-party benchmarks CEO pay and reviews market trends to advise HRCC as it considers compensation program design changes for upcoming year

OCTOBER ●Stockholder outreach ●Review of market best practices and initial program design concept for upcoming year ●Compensation program risk analysis

DECEMBER ●Feedback received during stockholder outreach shared with HRCC/Board ●Approval of program design for upcoming year ●Second performance review; feedback is given on current year’s performance

JANUARY – FEBRUARY
●Third and fourth performance reviews; feedback is given on prior year’s performance
●Independent third-party review of peer target compensation and payouts for prior year performance period

RISK ASSESSMENT

ConocoPhillips has considered the risks associated with each of its executive broad-based compensation programs and policies. As part of the analysis, we considered the performance measures we use, as well as the different types of compensation, varied performance measurement periods, and extended vesting schedules utilized under each incentive compensation program. As a result of this review, management concluded the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips. As part of the Board’s oversight of ConocoPhillips’ risk management programs, the HRCC conducts a similar review with the assistance of its independent compensation consultant. The HRCC agrees with management’s conclusion that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips.

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Compensation Discussion and Analysis

Setting Target Compensation — Compensation Reference Group

COMPENSATION REFERENCE GROUP AND METHODOLOGY

The HRCC regularly assesses the market competitiveness of our executive compensation programs based on data from a compensation reference group. The compensation reference group is currently made up of 11 energy industry companies and 11 similarly sized general industry companies that are comparable to ConocoPhillips in terms of size, scope, and compensable factors. The HRCC utilizes a broader reference group that includes non-energy industry companies for compensation benchmarking given that ConocoPhillips is uniquely positioned as one of the largest independent E&P companies based on production and reserves. This reference group, inclusive of general industry companies, provides more statistically robust compensation data from companies with similar compensable factors as E&P industry consolidation occurs and is responsive to stockholder feedback. Accordingly, in analyzing the appropriate composition of the reference group that would help inform 2023 target compensation decisions, the HRCC considered the following criteria:

(1)	Companies with which we compete for business opportunities and executive talent;
(2)	Companies with significant operations and capital investments, medium-and long-term project investment cycles, and complex global operations;
(3)	Size, including revenues, assets, and market capitalization; and
(4)	Industry focus, particularly companies in the energy industry.

The data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay programs, test the compensation strategy, observe trends, and provide a general competitive foundation for decision-making.

COMPENSATION REFERENCE GROUP

●3M Company
●APA Corporation*
●Bristol-Myers Squibb Company
●Caterpillar Inc.
●Chevron Corporation*
●Cummins Inc.
●Devon Energy Corporation*
●EOG Resources, Inc.*
●Exxon Mobil Corporation*
●General Dynamics Corporation
●Halliburton Company*
●Honeywell International Inc.
●Lockheed Martin Corporation
●Marathon Petroleum Corporation*
●Merck & Co., Inc.
●Northrop Grumman Corporation
●Occidental Petroleum Corporation*
●Pfizer Inc.
●Phillips 66*
●RTX Corporation
●Schlumberger N.V.*
●Valero Energy Corporation*

*	Energy industry companies

Mercer gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation, as well as total compensation, to that of the compensation reference group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the compensation reference group to compensation for each of our NEOs. Target total compensation for each NEO is structured to target market competitive pay levels at approximately the 50th percentile in base salary and short-and long-term incentive opportunities, taking into account roles, responsibilities and duties, experience, individual performance, and time in position. The HRCC's independent consultant, FW Cook, reviews and independently advises on the conclusions reached as a result of this benchmarking.

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Compensation Discussion and Analysis

CEO 2023 Compensation

In reviewing 2023 target compensation for the CEO, the HRCC considered the median target compensation of the compensation reference group, which was approximately $18 million with a median tenure of approximately five years. Based on this review and considering Mr. Lance’s tenure (11 years), overall performance, the performance of ConocoPhillips, and the relative positioning of target compensation for Mr. Lance as compared to the market median of the compensation reference group, the HRCC increased Mr. Lance’s 2023 base salary by 3% effective March 1, 2023, his 2023 short-term incentive target from 160% to 165% and his 2023 long-term incentive target awards by $0.8 million. The increase to his long-term incentive target had no pension impact.

Internal Pay Equity

We believe our compensation structure provides a framework for an equitable compensation ratio among our executives, with higher targets for jobs involving greater duties and responsibilities. Our compensation program is designed so that the individual target level rises as salary grade level increases, with the portion of performance-based compensation rising as a percentage of total target compensation. The HRCC reviews the compensation of Senior Officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.

Developing Performance Measures

We believe our performance measures appropriately reflect the performance of ConocoPhillips consistent with our strategy as an independent E&P company. Specifically, the HRCC has approved a balance of metrics, some that measure performance relative to our peer group, some that measure absolute performance, and some that measure progress in executing our strategic and energy transition milestones and objectives. We have selected multiple metrics, as described herein, because we believe no single metric is sufficient to capture the performance we are seeking to drive. Moreover, reliance on any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. It is for this reason that metrics are assessed in tandem, rather than each with a separate weighting and threshold. The HRCC reassesses performance metrics periodically to confirm that they remain appropriate.

Setting Increasingly Challenging Targets

Targets for each metric are set in accordance with our rigorous internal budget. The HRCC believes that increasingly challenging performance metrics best assess ConocoPhillips’ performance relative to its strategy as an independent E&P company. Increasingly challenging targets can mean year-over-year performance target increases for safety, efficiency, emissions reduction, unit cost targets, and margins. However, it can also mean the same or lower performance targets, recognizing a changing commodity price environment. For example, delivering flat production targets following significant capital and operating cost reductions or establishing production targets below those set in prior years after significant asset dispositions would be considered “increasingly challenging.” Likewise, setting higher cost or capital targets above those set in prior years after significant acquisitions or periods of rising inflation would be considered “increasingly challenging.”

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Compensation Discussion and Analysis

Corporate Performance Criteria

Individual NEO payouts are determined based on the payout for corporate performance. We use the compensation metrics described below, as approved by our HRCC, to determine the corporate performance payout. The compensation metrics support our Triple Mandate, are consistent with our strategic cash flow allocation priorities, and, therefore, are aligned with our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation —Strategic Alignment” beginning on page 72. The HRCC determines the ultimate payout of our programs based on how well ConocoPhillips performs against targets set for each of these metrics. The compensation metrics and how they align with our strategic priorities and desired outcomes are described in more detail below.

VCIP

PSP

HEALTH, SAFETY, AND ENVIRONMENTAL (VCIP ONLY)

Everything we do depends on safely executing our business plans and operating to high standards of HSE stewardship. We view this as our fundamental license to operate. We have a comprehensive HSE program across our entire company, which includes criteria for process and personal safety. We include relative Total Recordable Rate and Process Safety Events in our compensation metrics to reinforce our commitment to be an industry leader in HSE, drive continuous HSE improvement, and provide accountability for HSE at all levels of the organization, including among our senior leaders.

Total Recordable Rate is a measure of the rate of recordable injury cases in a year. Process Safety Events is a measure of the control of process hazards in a facility with the potential to impact people, property, or the environment. This includes the prevention, control, and mitigation of unintentional releases of hazardous material or energy from primary containment. We invest significant resources and provide focused attention to continually improve our safety culture and performance across the entire company.

OPERATIONAL (VCIP ONLY)

As an E&P company, strong operational performance is essential for delivering on our commitments to stockholders. Our Operational metrics include absolute targets for Production, Capital, Operating and Overhead Costs, and Operational Milestones.

Our primary source of revenue and cash flow is the sale of our produced oil and gas. Therefore, we set an annual Production target, and we measure results against the approved target. Importantly, we tie our annual Production target to annual targets for Capital, Operating and Overhead Costs, and Operational Milestones. This is designed to ensure that we do not inadvertently incentivize actions, such as growing at all costs, that are misaligned with our strategic priorities. Effective capital and operating cost management also helps us achieve a low cost of supply portfolio in support of our returns-focused strategy. The Operational Milestones and targets are also designed to create alignment within our workforce around delivering business plans while maintaining discipline.

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Compensation Discussion and Analysis

FINANCIAL (VCIP AND PSP)

The Financial metrics in our compensation programs strongly align with our returns-focused strategy, are core to delivering our value proposition of superior returns through cycles, and strongly correlate to total shareholder returns (“TSR”) and value creation for stockholders. Adjusted ROCE is an important metric for ensuring ConocoPhillips is efficiently allocating capital and is a strong indicator of long-term share price performance. We include Adjusted ROCE in both our VCIP and PSP to ensure that we maintain financial discipline and balance short-and long-term performance.

Our Financial compensation measure includes Adjusted ROCE relative to peers over a one- and three-year period. Evaluation of our performance relative to peers is designed to provide above or below target payouts based on our performance against our performance peer group. These relative metrics are measured from third quarter to third quarter for the relevant periods because full-year peer data is not publicly available at the time of the HRCC annual performance assessment. Therefore, Adjusted ROCE as used for our Financial compensation metrics will differ from ROCE as calculated for other periodic reporting.

For VCIP and PSP, the impact of non-operational results and special items that are unusual or nonrecurring are removed as well as the impact of cash, consistent with ConocoPhillips’ strategy to maintain cash on the balance sheet to ensure adequate liquidity through down cycles. Adjusted ROCE is calculated as follows:

earnings plus or minus special items plus after-tax interest expense plus minority interest	cash adjusted average capital employed (total equity plus total debt less cash and cash equivalents, restricted cash, and short-term investments)

STRATEGIC MILESTONES (VCIP ONLY)

Delivering on our value proposition requires that we take actions and steward the business in ways that are not exclusively operational or financial in nature. Our Strategic Milestones represent annual actions to progress our long-term objectives that position the company to grow and develop over the coming years and decades and that are aligned to our strategy. These metrics provide a direct link from our stated strategy to metrics in the compensation programs.

ENERGY TRANSITION MILESTONES (VCIP ONLY)

Effective with our 2023 short-term incentive program, we created a separately weighted measure for “Energy Transition Milestones.” These milestones are guided by our Triple Mandate to reliably and responsibly deliver oil and gas production to meet energy transition demand while delivering competitive returns and focusing on achieving our net-zero operational emissions ambition. Creating a separate metric serves to further enhance the link between our climate commitments and our executive compensation programs.

RELATIVE TOTAL SHAREHOLDER RETURN (PSP ONLY)

We believe our Operational and Financial measures and Strategic and Energy Transition Milestones have a strong, positive correlation to TSR in our sector. Thus, as we pursue these measures, we expect to achieve superior returns to stockholders. TSR is the best overall indicator of our long-term success. By integrating compensation metrics with strategic priorities, we believe we are strongly aligned with stockholder interests across time periods and through cycles.

We believe it is important to include TSR in our PSP because it is the most tangible, visible measure of the value we have created for stockholders during the relevant period.

TSR represents the percentage change in stock price from the beginning to the end of a performance period, plus the percentage impact from common stock dividends paid during the performance period assuming dividends are reinvested into the stock. Consistent with market practice, we calculate TSR for compensation purposes based on a 20-trading day simple average prior to the beginning of a period and a 20-trading day simple average prior to the end of the stated period.

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Compensation Discussion and Analysis

We measure TSR relative to our performance peer group to mitigate the influence of sector-wide factors, such as commodity price volatility, on our stock price.

MEASURING PERFORMANCE — PERFORMANCE PEER GROUP
Our performance peer group is used to evaluate relative business results in both our annual incentive and performance share programs. This includes both relative TSR and relative Adjusted ROCE. The HRCC believes our performance is best measured against both large independent E&P companies with diverse portfolios and some of the largest publicly held integrated oil and gas companies that we compete against in our business operations. In addition, the S&P 500 Total Return Index is included in our performance peer group (for the relative TSR metric only) because the HRCC believes that we should be measured against the companies that we compete with for capital in the broader market. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons. Additionally, the inclusion of the index as a performance peer further aligns executive pay with long-term stockholder interests as we will be required to outperform both industry peers and a market-based index to receive a maximum payout.

The following tables show the performance peer groups that were established for evaluating relative metrics for the periods indicated.

PERFORMANCE PEER GROUP FOR 2023 VCIP
VCIP performance period running from January 2023 through December 2023

●APA Corporation ●Chevron Corporation ●Devon Energy Corporation ●EOG Resources, Inc. ●Exxon Mobil Corporation ●Hess Corporation ●Occidental Petroleum Corporation ●Pioneer Natural Resources

PERFORMANCE PEER GROUP FOR PSP 21
PSP performance period running from January 2021 through December 2023

●S&P 500 Total Return Index(1)
●APA Corporation
●Chevron Corporation
●Devon Energy Corporation
●EOG Resources, Inc.
●Exxon Mobil Corporation
●Hess Corporation
●Marathon Oil Corporation
●Occidental Petroleum Corporation

(1)	For relative TSR metric only.

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Compensation Discussion and Analysis

2023 Executive Compensation Analysis and Results

The following is a discussion and analysis of the decisions the HRCC made regarding our NEOs in 2023.

Base Salary

The HRCC reviews base salary annually for each of the NEOs. The salary adjustment program is determined by annual benchmarking. Individual salary increases are the result of individual performance, relative position to market, and changes to salary grade. Base salaries for the CEO and for Messrs. Olds and Macklon and Ms. Rose were increased 3 to 8 percent effective March 1, 2023, based on their performance and competitive positioning relative to their peers in the compensation reference group. Effective March 1, 2023, the HRCC approved a promotion, including a 5 percent base salary increase, for Mr. Bullock reflecting the broad scope of his responsibilities, performance, and competitive positioning relative to peers in the compensation reference group.

The table below shows the annualized base salary for each NEO as of the date shown:

Name	12/31/2022	12/31/2023
R.M. Lance	$1,700,000	$1,751,000
W.L. Bullock, Jr.	964,776	1,013,016
K.B. Rose	924,000	951,984
N.G. Olds	787,536	850,560
D.E. Macklon	858,528	910,056

Performance-Based Programs

Actual awards earned under our performance-based programs can range from zero to 200 percent of the initial award for our NEOs. In determining performance-based compensation awards for our NEOs for performance periods concluding at the end of 2023, the HRCC began by assessing overall company performance. To that end, the HRCC considered the performance reviews throughout and after the performance period ended to assess the degree of difficulty in achieving absolute performance targets and the extent to which such targets were achieved. The HRCC then used the percentile-based matrix below to formulaically evaluate the results of the Financial metric (relative Adjusted ROCE) in the VCIP and PSP and the relative TSR metric in the PSP.

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Compensation Discussion and Analysis

Annual Incentive — Variable Cash Incentive Program (VCIP)

All of our employees are eligible for the VCIP. The VCIP payout for our NEOs is calculated using the following formula with the maximum VCIP payout capped at 200 percent of target. The HRCC has the sole authority to determine the corporate performance payout based on its assessment of our performance against our metrics. Beginning with the 2022 VCIP, the HRCC eliminated positive individual performance adjustments for the NEOs, and payouts are solely determined by the corporate performance payout approved by the HRCC.

VCIP CORPORATE PERFORMANCE

We incorporate a balance of metrics into our annual incentive program that align with delivering our value proposition and maintaining competitiveness versus our performance peer group. Our program includes both line-of-sight and strategic metrics, as well as both absolute and relative metrics. We do not believe that a single metric is sufficient for driving the behaviors or performance we seek. Therefore, we carefully consider and select a combination of metrics that best ensures accountability across the organization for both short-and longer-term business success. The HRCC routinely reviews and reassesses the VCIP performance metrics and confirm that they remain appropriate for driving desired performance outcomes.

In December 2022, the HRCC approved the five corporate performance measures by which it would judge corporate performance for the 2023 VCIP payout. The corporate measures and assigned weights were: HSE (20%); Operations (30%); Financial (30%); Strategic Milestones (10%); and Energy Transition Milestones (10%).

The HRCC determines the ultimate payout of our programs based on the extent to which ConocoPhillips achieves the targets established under the five corporate performance measures set forth above. These measures support our Triple Mandate and directly correspond to our strategic cash flow allocation priorities, which support our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation — Strategic Alignment” on page 72 and “Process for Determining Executive Compensation — Corporate Performance Criteria” beginning on page 81.

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Compensation Discussion and Analysis

SETTING TARGETS FOR 2023

The HRCC reviews and approves targets for the performance metrics annually. The process begins with our rigorous internal budget, which is set each year across the organization and then approved by our Board. For setting VCIP targets, the outputs from the internal budget are reviewed for alignment with the value proposition, as well as degree of difficulty. The HRCC believes that targets should reflect a reasonable chance of achievability, but also be challenging. Significant effort is invested to ensure that the metrics and targets reflect both a desire for continuous improvement and a realistic assessment of changes in the market environment and our portfolio.

For the relative Financial metric, the HRCC established a matrix to inform payout decisions, see page 84. In the case of HSE, Operations, Strategic Milestones, and Energy Transition Milestones metrics, the HRCC relies on a rigorous and transparent review process with management and exercises its judgment based on its knowledge of the business to assess degree of difficulty and determine the appropriate payout (see “HRCC Review Process” beginning on page 88). The HRCC does not believe either a matrix or a threshold-maximum approach is appropriate for all metrics given the significant volatility of the business in any given year and the influence of non-operated activities over which ConocoPhillips has limited control. Having a threshold-maximum approach could incentivize behaviors that are counter to the best interest of ConocoPhillips and its stockholders. Based on our 2023 outreach, we believe the majority of stockholders were satisfied with the level of disclosure around our process, and we have continued to enhance transparency around our targets and results and have sought to continuously improve our disclosures around payout decisions.

Absolute VCIP targets for 2023 were aligned with the production, capital, and operating and overhead external guidance ConocoPhillips provided externally. See “HRCC Annual Compensation Cycle” on page 78.

The HSE, Operations, Financial, Strategic Milestones, and Energy Transition Milestones targets set by the HRCC are as follows:

HSE

We target top-quartile performance relative to our peers for Total Recordable Rate and absolute continuous improvement for TRR and for Process Safety Events. We target being an industry leader in HSE in an effort to drive continuous HSE improvement and provide accountability for HSE at all levels of the organization, including among our senior leaders.

OPERATIONS

Production

The target was set at 1,790 MBOED, which was aligned with the guidance provided to the marketplace in 2023. The HRCC considered the target to be increasingly challenging. On an adjusted basis, the Production target represented 3 percent organic growth as compared to 2022 pro forma production of 1,730 MBOED. The HRCC also considered the target to be increasingly challenging when balanced with the Operating and Overhead Costs target and Capital target.

Capital

The target was set at $11.2 billion, which was consistent with the operating plan outlined to the marketplace in 2023. The Capital target was an increase of approximately 11 percent from full-year 2022 capital expenditures, due to increased spend on longer-cycle projects, including PALNG, Willow, NFE and NFS, more than offsetting the absence of 2022 acquisition spend.

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Compensation Discussion and Analysis

Operating and Overhead Costs

The target was set at $8.2 billion, which was consistent with the operating plan outlined to the marketplace in 2023. The Operating and Overhead target was an increase of approximately 6 percent from the full year 2022 operating and overhead expenditures due to volume growth and inflation.

Operational Milestones

In the Lower 48, milestones included delivering on Big 3 unconventional development programs as well as progressing optimization efforts across the basins. In Canada, milestones included transitioning Montney to early development by achieving flowback on Pad 5 and Pad 6, as well as starting up the second phase of the company’s gas processing facility. Additionally in Canada, milestones for Surmont included achieving first steam on Pad 267. In Alaska, milestones included reaching FID on Willow, subject to regulatory and legal resolutions, and advancing Nuna 3T to AFE approval. In Norway, milestones included mechanically completing the first subsea template and facilities on Tommeliten A. In Malaysia, milestones included advancing WL4-00 toward AFF decision and finalizing a strategic path forward. In China, milestones included achieving Bohai Phase 4B first oil and sanctioning Bohai Windfarm AFE, subject to government approval.

The exploration milestones included executing the Bear-1 exploration well in Alaska. Additionally, we included a corporate technology milestone to deliver the first release of nxtgenERP with no loss of business effectiveness or integrity.

FINANCIAL

Our financial performance is measured according to our relative performance of Adjusted ROCE among our peers.

STRATEGIC MILESTONES

Our Strategic milestones included:

●	Progressing the LNG business through advancing new PALNG, NFE, and NFS projects, securing several regasification and offtake agreements, and building out our LNG organization;
●	Implementing action plans for priority E&S risks and tracking progress against mitigations; and
●	Refreshing our DEI strategy globally and identifying how to assess progress on each component of diversity, equity, and inclusion.

The HRCC believes these targets, which aligned with external guidance provided to the marketplace, were appropriate and challenging and consistent with ConocoPhillips’ disciplined, returns-focused strategy.

ENERGY TRANSITION MILESTONES

Our Energy Transition Milestones included:

●	Demonstrating progress against our Plan for the Net-Zero Energy Transition;
●	Achieving an annual GHG emissions intensity aligned with our 2030 target trajectory range(1), including any updates to the 2030 target;
●	Executing our capital and cost budget for approved MACC projects; and
●	Advancing multiple low carbon opportunities.

(1)	In 2023, we increased our target trajectory range from 40-50% to 50-60% gross operated emissions intensity reduction, using a 2016 baseline.

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Compensation Discussion and Analysis

HRCC REVIEW PROCESS

After meeting to approve the metrics (as discussed above), the HRCC met four more times with management to review progress and performance against the approved metrics to determine award payouts under the VCIP. The first and second reviews occurred during 2023 and were designed to provide the HRCC with information concerning the ongoing performance of ConocoPhillips. The third review with the HRCC in late January 2024 focused on the detailed final results for each performance metric relative to the targets, a degree of difficulty discussion, and an explanation of normalization adjustments when appropriate. The final review in mid-February 2024 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results, degree of difficulty, and normalization adjustments in one meeting and make informed payout decisions in a separate meeting. Results for Production, Operating and Overhead Costs, and Capital, as applicable, are normalized to account for acquisitions and dispositions (e.g., dispositions of non-strategic assets in the Lower 48), foreign exchange rates, commodity price-related adjustments of actuals to targets and related tax and production-sharing contract impacts, and items beyond the control of management (e.g., production impacts from natural disasters). This allows the HRCC to measure results against targets on a consistent basis and measure management performance so there is no benefit or detriment to executive compensation for these items. The normalization adjustments are reviewed by and discussed with the HRCC. The HRCC retains the discretion to make a positive or negative adjustment to awards based on its determination of appropriate payouts. Beginning with the 2022 VCIP, the HRCC eliminated positive individual adjustments for the NEOs, and payouts are solely determined by the corporate performance payout approved by the HRCC.

2023 RESULTS

HSE (ABSOLUTE AND RELATIVE) – 20% weighting

2023 was a challenging year for HSE. Although we had several successes, there were also opportunities for improvement. We remained in the top quartile among our peers for TRR, and we experienced fewer process safety events as compared to 2022. We also experienced zero spills greater than 100 barrels. Although we remained an industry leader among our peers, we had an increase in serious incidents, including one fatality. This serves as a reminder to keep focusing on surpassing the bar that we continuously raise. The HRCC believes that the resulting 85% payout reflects ConocoPhillips’ overall HSE performance.

OPERATIONS (ABSOLUTE) – 30% weighting

Our operations performance resulted in adjusted Production of 1,813 MBOED, 1 percent above our target of 1,790 MBOED. Production performance was strong across our portfolio, driven by Lower 48 well performance and accelerated timing. Our Capital spending of $11.1 billion, adjusted for approved scope changes, came in 1 percent below our 2023 VCIP target of $11.2 billion. Our Operating and Overhead Costs came in 4 percent above the $8.2 billion target, reaching $8.6 billion, due to higher non-operated workover activity, higher volumes and commodity–driven inflation. We also achieved or exceeded all of our Operational Milestones (see “Operational Milestones” on page 87) with the exception of the nxtgenERP milestone, where we made the decision to delay releases to complete additional testing to address potential impacts to business effectiveness. In considering the results of these interdependent operations metrics collectively, the degree of difficulty, and the company’s strong execution of operating plans, the HRCC determined a slightly above-target payout (125%) was warranted.

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Compensation Discussion and Analysis

FINANCIAL (RELATIVE) – 30% weighting

Our Adjusted ROCE relative to peers was in the 58th percentile, which was driven by our operational performance and success across our global portfolio. The HRCC followed the matrix on page 84 to determine the payout (122%).

STRATEGIC MILESTONES (ABSOLUTE) – 10% weighting

We far exceeded expectations on all of the Strategic Milestones. We significantly progressed the LNG business through advancing new PALNG, NFE and NFS projects, secured regasification and offtake agreements and staffed key roles. We identified and implemented action plans for risk mitigations. We remained focused on DEI, completing the development of educational DEI materials, and leveraging DEI Perspectives survey data to refresh our DEI strategy. In addition, we identified how to assess progress on each component of diversity, equity, and inclusion. The HRCC determined a maximum payout (200%) was warranted given ConocoPhillips’ exceptional performance in achieving the Strategic Milestones.

ENERGY TRANSITION MILESTONES (ABSOLUTE) – 10% weighting

We successfully demonstrated meaningful progress against our Plan for the Net-Zero Energy Transition, including by increasing our target trajectory range for 2030 from 40-50% to 50-60% of gross operated emissions intensity reduction using a 2016 baseline. We also achieved an annual GHG emissions intensity aligned with our 2030 target trajectory range. In addition, we completed our approved MACC projects within the allotted capital and cost budget. We also advanced multiple low carbon opportunities. The HRCC determined that an above target payout (190%) was appropriate considering our demonstrated commitment to progressing towards our energy transition goals.

These results reflect a strong year for ConocoPhillips. We achieved or exceeded our target for almost every metric and showed our commitment and ability to deliver strong financial and operational performance across our global portfolio. The HRCC believes that the resulting 130% corporate performance payout reflects ConocoPhillips’ overall strong performance in 2023.

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Compensation Discussion and Analysis

The following table describes the details of what the HRCC considered as the quantitative and qualitative performance measures and summarizes the payout decisions:

Metric Category	Category Weighting	Metric	VCIP Target	VCIP Results and Performance Summary	Payout	Weighted Payout
HSE		Total Recordable Rate (“TRR”) (relative)	Top-quartile performance and industry leader	Continued focus on safety performance, achieving top-quartile TRR; opportunities for improvement remain	85%	17%
		Process Safety Events (“PSE”)	Continuous Improvement	Zero spills >100 barrels; fewer process safety events as compared to prior year; increase in serious incidents, including a fatality
Operations(1)		Production	1,790	Exceeded target by 1% with adjusted production 1,813 MBOED; strong performance driven by L48	125%	37%
		Capital ($B)	$11.2	Delivered capital scope with $11.1B, within 1% of target
		Operating and Overhead Costs ($B)	$8.2	Managed operating and overhead costs to $8.6B, 4% above target
		Operational Milestones	See Operational Milestones discussed on page 87	Achieved or exceeded all operational milestones, except for nxtgenERP, which was delayed to complete additional testing to address potential impacts to business effectiveness
Financial(2)		Relative Adjusted ROCE	Based on our relative performance	Finished 4th in peer group (58th percentile)	122%	37%
Strategic Milestones		LNG	Progress LNG business through advancing new PALNG, NFE, and NFS projects, securing several regasification and offtake agreements, and building out LNG organization	Achieved all objectives; expanded global LNG business; secured several regasification and offtake agreements; built out LNG organization by staffing key roles to enable integration and development of commercial strategies	200%	20%
		E&S Risks	Implement action plans for priority E&S risks and track progress against mitigations	Identified priority E&S risks and successfully tracked progress against mitigations
		DEI	Launch our refreshed Global DEI strategy and identify how to assess progress on each component of diversity, equity, and inclusion	Achieved all objectives; refreshed our DEI strategy globally and successfully progressed elements of our DEI priorities
Energy Transition Milestones		Progress Plan for Net-Zero Energy Transition	Demonstrate progress toward our Plan for the Net-Zero Energy Transition	Achieved all objectives; advanced opportunities and increased our target trajectory range for 2030 from 40-50% to 50-60%(3)of gross operated emissions intensity reduction	190%	19%
		Emissions	Achieve an annual GHG emissions intensity aligned with our 2030 target trajectory range, including any updates to the 2030 target	Achieved, even with the increase in our target trajectory range
		Abatement	Execute approved MACC projects	Achieved under the allotted budget
		Advance LCT Opportunities	Advance multiple low carbon opportunities	Advanced multiple low carbon opportunities
					Total Payout	130%

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Compensation Discussion and Analysis

(1)	Operating and overhead costs include production and operating expenses; selling, general, and administrative expenses; and controllable exploration general and administrative expenses, geological and geophysical, and lease rental and other expenses, adjusted to remove the impact of special items that are unusual or nonrecurring. Operating and Overhead Costs results and the absolute metric results for Capital are adjusted to normalize, as applicable, for acquisitions and dispositions, foreign exchange rates, price, and related tax and production-sharing contract impacts, and items beyond the control of management. Actual operating and overhead costs and capital for 2023 were $8.6B and $11.2B, respectively.
(2)	For relative metrics, adjustments for material, nonrecurring special items (e.g., gains on dispositions, impairments) are made to company results to determine Adjusted ROCE, and we also use disclosed material adjustments made by peers when measuring relative results for these metrics. Adjusted earnings (loss) that are part of the Adjusted ROCE calculations is a non-GAAP financial measure. A reconciliation to GAAP and a discussion of the usefulness and purpose of adjusted earnings (loss) can be found in Appendix A.
(3)	Using a 2016 baseline.

VCIP Payouts for the NEOs

The calculation of the 2023 VCIP award for each NEO is summarized below. The HRCC eliminated individual positive performance adjustments for the NEOs effective with the 2022 VCIP, so the payout below solely reflects the corporate performance payout approved by the HRCC.

Name	2023 Eligible Earnings	Target VCIP		Corporate Payout	Total Payout
R.M. Lance	$1,742,500	165%		130%	3,737,663
W.L. Bullock, Jr.	1,004,976	113%	(1)	130%	1,469,777
K.B. Rose	947,320	95%		130%	1,169,940
N.G. Olds	840,056	95%		130%	1,037,469
D.E. Macklon	901,468	95%		130%	1,113,313
(1)	Effective March 1, 2023, Mr. Bullock was promoted and his target VCIP percentage increased from 100% to 115%; the prorated VCIP percentage is shown in the table above.

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Compensation Discussion and Analysis

Long-Term Incentive: Performance Share Program (PSP)

The PSP is designed to motivate senior leadership worldwide to execute their duties in a way that not only achieves ConocoPhillips’ approved strategy but also closely aligns senior leadership with long-term stockholder interests. Approximately 60 of our current employees participate in the PSP. Grants made to NEOs in 2023 for PSP 23 are summarized in note 3 of the Summary Compensation Table on page 98. Performance measures and peers for all ongoing programs can be found on page 76.

PSP 21 PERFORMANCE

In 2021, the HRCC approved performance metrics for the PSP performance period running from January 2021 through December 2023. The PSP uses staggered three-year performance periods, with PSP 21 using two corporate performance measures: (1) relative Total Shareholder Return, which is weighted 60%; and (2) relative Financial, which is weighted 40%.

The HRCC considered ConocoPhillips’ overall performance based on the PSP 21 performance measures set forth above, which, similar to VCIP, directly correspond to our strategic priorities and support our goal to deliver superior returns to stockholders through price cycles. See “Executive Overview — Executive Compensation — Strategic Alignment” on page 72 and “Process for Determining Executive Compensation — Corporate Performance Criteria” beginning on page 81.

HRCC REVIEW PROCESS

In determining award payouts under PSP 21, the HRCC met several times with management throughout the performance period to review progress and performance against the approved metrics. The review with the HRCC in late January 2024 focused on the detailed final results for each performance metric. The final review in mid-February 2024 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results in one meeting and make informed payout decisions in a separate meeting.

2021 – 2023 RESULTS

TSR – 60% weighting

Three-year TSR of 46% resulted in a relative ranking of 4th in TSR, putting us in the 71st percentile (160% payout per the matrix) in TSR compared to our performance peer group based over the three-year performance period on the 20-day average methodology, outperforming the independent and integrated performance peer average and the overall peer average, including significantly outperforming the S&P 500. The HRCC then followed the matrix on page 84 in making its determination of the payout for this relative TSR metric.

FINANCIAL – 40% weighting

We finished 4th in Adjusted ROCE (63rd percentile) relative to our performance peers over the three-year performance period (137% payout per the matrix). The HRCC followed the matrix on page 84 in making its determination of the payout for the relative Financial metric.

The HRCC believes ConocoPhillips is executing the right strategy and recognizes the leadership and commitment our executives demonstrated during the performance period. The HRCC believes that a 151% formulaic payout reflects ConocoPhillips’ overall strong performance during the 2021-2023 performance period.

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Compensation Discussion and Analysis

The HRCC believes there is strong alignment between stockholder interests and executive compensation. The following table describes the details the HRCC considered as quantitative performance measures and summarizes the payout decisions for PSP 21:

Metric Category	Category Weighting	Metric	PSP Results and Performance Summary	Payout	Weighted Payout
TSR		Total Shareholder Return (relative to peers)	4th in peer group (71st percentile; 160% payout per matrix) for 2021-2023 based on 20-day average methodology	160%	96%
Financial(1)		Adjusted ROCE (relative to peers)	4th in peer group (63rd percentile; 137% payout per matrix)	137%	55%
			Total Payout		151%
(1)	Adjustments for material, nonrecurring special items (e.g., gains on dispositions, impairments) are made to company results to determine Adjusted ROCE, and we also use disclosed material adjustments made by peers when measuring relative to peer performance. Adjusted earnings (loss) in the absolute Adjusted ROCE calculations is a non-GAAP financial measure. A reconciliation to GAAP and a discussion of the usefulness and purpose of adjusted earnings (loss) can be found in Appendix A.

Long-Term Incentive: Executive Restricted Stock Unit Program

All 2023 awards under the Executive Restricted Stock Unit Program were made at target. Approximately 60 of our current employees participate in this program. The 2023 grants to NEOs can be found in note 3 of the Summary Compensation Table on page 98.

Other Executive Compensation and Benefits

Other Compensation and Personal Benefits

In addition to our four primary compensation components, we provide our NEOs a limited number of benefits as described below. Some benefits, such as executive life insurance coverage and nonqualified benefit plans, are provided for competitive reasons. Other benefits are designed primarily to promote a healthy work/life balance, to provide opportunities for developing business relationships, and to personalize our social responsibility programs.

Comprehensive Security Program — Because our executives face personal safety risks in their roles as representatives of a global E&P company, our Board has adopted a comprehensive security program for our executives.

Personal Entertainment — ConocoPhillips executives participate in community, university, and philanthropic organizations at the request of the company. We also purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities where we operate. Occasionally, our employees, including our executives, make personal use of tickets that would not otherwise be used for business purposes. We believe these tickets offer an opportunity to expand our networks at a very low or no incremental cost to ConocoPhillips.

Tax Gross-Ups — Certain of the personal benefits received by our executives are deemed by the Internal Revenue Service to be taxable income to the individual. When we determine that such income is incurred for purposes more properly characterized as company business than personal benefit, we provide additional payments to the executive to reimburse the cost of including the item in the executive’s taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest to attend a meeting or function at our request in furtherance of company business, such as Board meetings, company-sponsored events, and industry and association meetings where spouses or other guests are expected to attend.

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Compensation Discussion and Analysis

Tax and Financial Planning Services — We provide our NEOs with certain tax, estate, and financial planning services up to $15,000 plus any travel–related expenses incurred by the advisor when meeting with an executive. The benefit is provided while serving as an executive and for up to six months following retirement from the company. We do not provide a tax gross-up for these benefits.

Executive Life Insurance — We provide life insurance policies and death benefits for all of our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. For each of our executives under the ConocoPhillips benefits program, we maintain an additional life insurance policy (at no cost to the executive) with a value approximately equal to the executive’s annual salary. In addition to these two plans, we also provide our executives the option of purchasing group variable universal life insurance or term life insurance in an amount up to eight times their respective annual salaries. We believe that making additional insurance available for purchase at their own expense is valued by our executives and can be provided at no cost to ConocoPhillips.

Defined Contribution Plans — In addition to the ConocoPhillips Savings Plan, which is our qualified defined contribution plan for U.S.-based employees, we maintain the nonqualified defined contribution plans listed below for our executives. These plans allow deferred amounts to grow tax-free until distributed, while enabling ConocoPhillips to use the money for the duration of the deferral period for general corporate purposes. These types of plans are common among our competitors, and we believe the lack of such plans would put ConocoPhillips at a disadvantage in attracting and retaining talented executives.

●	Voluntary Deferred Compensation Plans — The purpose of our voluntary nonqualified deferred compensation plans is to allow executives to defer a portion of their salary and incentive compensation so that such amounts are not immediately taxable.
●	Make-Up Plans — The purpose of our nonqualified defined contribution make-up plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on high-income participants qualified plans.

Additional information on these plans is provided under Nonqualified Deferred Compensation beginning on page 107.

Defined Benefit Plans — In addition to the ConocoPhillips Retirement Plan, which is our qualified defined benefit plan for U.S.-based employees, we also maintain nonqualified defined benefit plans for our executives. The primary purpose of these plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on high-income participants in qualified plans. The U.S. nonqualified defined benefit plan available to our NEOs is the Key Employee Supplemental Retirement Plan (“KESRP”). This type of plan is common among our competitors and we believe the lack of such a plan would put ConocoPhillips at a disadvantage in attracting and retaining talented executives. Effective January 1, 2019, the ConocoPhillips Retirement Plan was closed to new hires and rehires who will instead receive an enhanced benefit under the ConocoPhillips Savings Plan and a related make-up plan. Additional information on the KESRP is provided under Pension Benefits beginning on page 105.

Severance Plans and Changes in Control

We maintain plans to address severance of our executives in certain circumstances as described under Executive Severance and Changes in Control beginning on page 109. Plans of this nature are common within the industry. Our plans are designed to aid ConocoPhillips in attracting and retaining executives. Under each of our severance and change in control severance plans, the executive must terminate from service with ConocoPhillips to receive severance pay. Excise tax gross-up benefits are not available under these plans.

Vesting of awards under the PSP, Executive Restricted Stock Unit Program, and Stock Option Program that are assumed by an acquirer will accelerate only upon the occurrence of both a change in control event and a qualifying termination of employment of the employee (usually called a “double trigger”).

Broadly Available Plans

Our NEOs are eligible to participate in the same basic benefits package as our other U.S. salaried employees. This includes expatriate benefits; relocation services; medical, dental, vision, life, and accident plans; health savings accounts; and flexible spending arrangements for health care and dependent care expenses.

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Executive Compensation Governance

Alignment of Interests — Stock Ownership and Holding Requirements

We place a premium on aligning the interests of our executives with those of our stockholders. All executives are subject to stock ownership guidelines, with an eight times base salary guideline for the CEO (increased from six times effective in 2023) and three to four times base salary guideline for other NEOs. Executives have five years from the date they become subject to the Stock Ownership Guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually, jointly, or in trusts controlled by the employee; (2) restricted stock and restricted stock units; (3) shares owned in qualified savings or stock ownership plans, whether vested or not; and (4) stock or units in nonqualified deferred compensation plans, whether vested or not. Holdings not counted toward the guidelines include PSP target units and unexercised stock options. Employees subject to the guidelines who have not reached the required level of stock ownership are expected to hold shares received upon vesting or earn-out of restricted stock, restricted stock units (net of shares for taxes), and shares received upon exercise of stock options (net of shares tendered or withheld for payment of exercise price and shares for taxes), so they meet their requirement in a timely manner. The multiple of equity held by each of our NEOs currently exceeds our established guidelines.

Clawback Policy

The HRCC has approved a Clawback Policy providing that ConocoPhillips will recoup any incentive compensation (cash or equity) paid or payable to any executive to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act, or any other applicable law or listing standards. To comply with NYSE listing standards and final SEC rules under the Dodd-Frank Act, the HRCC adopted a restated Clawback Policy effective October 2, 2023. The Clawback Policy requires the Board to recoup incentive compensation (cash or equity) paid in the event of certain business circumstances, including a financial restatement. The policy operates in addition to provisions already contained in our award documents for the PSP, the Executive Restricted Stock Unit Program, the Stock Option Program, and other compensation programs using company equity. Those documents permit the HRCC or other granting committee to suspend rights to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to ConocoPhillips, including acts of misconduct (such as embezzlement, fraud, theft, or disclosure of confidential information) or other acts that harm our business, reputation, or employees, as well as misconduct that results in ConocoPhillips having to prepare an accounting restatement. To date, no NEOs have been subject to any clawbacks.

Anti-Pledging and Anti-Hedging

Pursuant to our insider trading policy, ConocoPhillips directors, officers and all other employees are prohibited from pledging company stock, holding company stock in a margin account, or entering into hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. This policy, together with the Stock Ownership Guidelines discussed above, helps ensure that our NEOs and other Senior Officers remain subject to the risks, as well as the rewards, of stock ownership.

Equity Grant Practices

When the HRCC awards Performance Share Units, Executive Restricted Stock Units, or other equity grants to the NEOs, the fair market value of the units or the exercise price of the options or other equity is determined based on an average of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant). For purposes of granting such awards, we use an average of the closing prices on the 10 trading days preceding the date of grant. Grants of Performance Share Units and Executive Restricted Stock Units are generally made at the HRCC’s February meeting (the date of which is determined at least a year in advance) or, in the case of new hires, on the date of commencement of employment or the date of HRCC approval, whichever is later.

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Compensation Discussion and Analysis

Statutory and Regulatory Considerations

In designing, implementing, and determining compensation under our compensation programs, we act in accordance with our compensation philosophy and believe that attracting, retaining, and motivating our employees with compensation programs that support long-term value creation is in the best interests of our stockholders. However, we also take into account the various tax, accounting, and disclosure rules associated with various forms of compensation. We have reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and designed deferred compensation programs with the intent that they comply with or are exempt from Section 409A of the Internal Revenue Code. We generally seek to preserve tax deductions for executive compensation where possible and commensurate with our practice of aligning pay with performance. Nonetheless, ConocoPhillips has awarded compensation that is not fully tax deductible when the HRCC believes that doing so is in the best interest of our stockholders, and ConocoPhillips reserves the right to do so in the future.

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Human Resources and Compensation Committee Report

Review with Management. The HRCC has reviewed and discussed the “Compensation Discussion and Analysis” presented in this Proxy Statement with members of management.

Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with FW Cook, an independent executive compensation consulting firm, ConocoPhillips’ executive compensation programs, as well as specific compensation decisions made by the HRCC. FW Cook was retained directly by the HRCC, independent of management. The HRCC has received written disclosures from FW Cook confirming no other work has been performed for ConocoPhillips by FW Cook, has discussed with FW Cook its independence from ConocoPhillips, and believes FW Cook to have been independent of management.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the HRCC recommended to the Board that the “Compensation Discussion and Analysis” be included in ConocoPhillips’ Proxy Statement on Schedule 14A (and, by reference, included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2023).

THE CONOCOPHILLIPS HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jeffrey A. Joerres, Chair
Dennis V. Arriola
Gay Huey Evans CBE
Sharmila Mulligan
Arjun N. Murti
Robert A. Niblock

Human Resources and Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our HRCC; (2) a director of another entity, one of whose executive officers served on our HRCC; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors. In addition, no member of the HRCC (1) was an officer or employee of ConocoPhillips or any of our subsidiaries during the year ended December 31, 2023; (2) was formerly an officer or employee of ConocoPhillips or any of our subsidiaries; or (3) had any other relationship requiring disclosure under applicable rules.

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Executive Compensation Tables

The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Chief Executive Officer and the other NEOs of ConocoPhillips for 2023. Please also see our discussion of the relationship between the “Compensation Discussion and Analysis” to these tables under “2023 Executive Compensation Analysis and Results” beginning on page 84. The data presented in the tables that follow include amounts paid to the NEOs by ConocoPhillips or any of its subsidiaries for 2023.

Summary Compensation Table

The Summary Compensation Table below reflects amounts earned with respect to 2023 and, with regard to non-equity incentive plan compensation, for the performance period ending in 2023. The table does not include the cost of benefits that are generally available to our U.S.-based salaried employees, such as our medical, dental, vision, life, and accident plans, disability, and health savings accounts and flexible spending account arrangements for health care and dependent care expenses. All of our NEOs are U.S.-based salaried employees.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
R.M. Lance Chairman and Chief Executive Officer	2023	$1,742,500	$ -	$14,842,125	$ -	$3,737,663	$-	$448,385	$20,770,673
	2022	1,685,833	-	14,308,868	-	3,425,614	-	552,024	19,972,339
	2021	1,615,000	-	14,405,706	-	5,038,800	2,515,751	311,383	23,886,640
W.L. Bullock, Jr. Executive Vice President and Chief Financial Officer	2023	1,004,976	-	5,141,485	-	1,469,777	2,350,206	226,476	10,192,920
	2022	953,556	-	3,903,751	-	1,211,016	870,570	595,849	7,534,742
	2021	897,456	-	4,455,707	-	1,705,166	163,849	938,332	8,160,510
K.B. Rose Senior Vice President, Legal, General Counsel, and Corporate Secretary	2023	947,320	-	3,242,925	-	1,169,940	178,260	180,104	5,718,549
	2022	915,976	-	3,223,715	-	1,105,125	144,046	153,171	5,542,033
	2021	821,724	-	3,001,461	-	1,389,535	96,376	99,931	5,409,027
N.G. Olds Executive Vice President, Lower 48	2023	840,056	-	2,764,013	-	1,037,469	1,473,838	239,438	6,354,814
	2022	760,668	-	3,148,392	-	879,104	434,433	123,171	5,345,768
	2021	-	-	-	-	-	-	-	-
D.E. Macklon Executive Vice President, Strategy, Sustainability and Technology	2023	901,468	-	2,829,150	-	1,113,313	658,202	119,479	5,621,612
	2022	848,544	-	2,939,466	-	1,023,768	-	122,658	4,934,436
	2021	798,624	-	3,231,408	-	1,350,473	53,897	86,430	5,520,832
(1)	Includes any amounts that were voluntarily deferred under the Key Employee Deferred Compensation Plan (“KEDCP”).
(2)	Our primary short-term incentive compensation arrangement for employees (the Variable Cash Incentive Program or “VCIP”) has performance measures established by the HRCC and communicated to employees, including the NEOs, at a time when the outcome of the performance is substantially uncertain for the 2023 performance period. The HRCC must determine the level of achievement under such performance measures before there is any payout to NEOs. Because of this process, amounts paid under the VCIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column.
(3)	Amounts shown represent the aggregate grant date fair value of awards made during each of the years indicated under the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. For the awards granted for PSP 23 and 2023 Executive RSUs, the grant date fair value was $112.50, but as noted in the Equity Grant Practices outlined on page 95 awards are granted using the average of the closing prices on the 10 trading days preceding the date of grant ($112.658). The difference between these values can increase or decrease the reported amounts from year to year even if target compensation does not change. A detailed breakdown of 2023 awards in the Stock Awards column of the Summary Compensation Table is on the following page:

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Executive Compensation Tables

GRANTS MADE IN 2023

	PSP		Executive Restricted Stock Unit Program
Name	Shares (#)	Value	Shares (#)	Value	Total Value
R.M. Lance	85,754	$9,647,325	46,176	$5,194,800	$14,842,125
W.L. Bullock, Jr.	34,834	3,826,360	11,690	1,315,125	5,141,485
K.B. Rose	19,352	2,177,100	9,474	1,065,825	3,242,925
N.G. Olds	16,494	1,855,575	8,075	908,438	2,764,013
D.E. Macklon	16,346	1,838,925	8,802	990,225	2,829,150

The amounts shown for awards from the PSP relate to the respective three-year performance periods that began in each of the years presented. Performance periods under the PSP generally are three years. As a new performance period has begun each year since the program commenced, there are three overlapping performance periods ongoing at any time.
The amounts shown for 2021 include the full initial target for PSP 21 for the January 2021–December 2023 performance period, as well as any incremental targets set during 2021 with regard to any ongoing performance period as a result of promotions (Mr. Bullock and Mr. Macklon were promoted in 2021). The amounts shown for 2022 include the full initial target for PSP 22 for the January 2022–December 2024 performance period, as well as any incremental targets set during 2022 with regard to any ongoing performance period as a result of promotions (Mr. Olds was promoted in 2022). The amounts shown for 2023 include the full initial target for PSP 23 for the January 2023–December 2025 performance period, as well as any incremental targets set during 2023 with regard to any ongoing performance period as a result of promotions (Mr. Bullock was promoted in 2023).
Amounts are shown at target for each year because it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance the amounts shown would double from the targets shown, although the value of the actual payout would be dependent upon the stock price and accrued dividend equivalent units at the time of the payout. If payout was made at minimum levels, the amounts would be reduced to zero. No adjustment is made to the target shown for prior years based upon any change in probability after the target is set. Changes to targets resulting from promotion or demotion of a NEO are shown as awards in the year of the promotion or demotion, even though the awards may relate to a program period that began in an earlier year.
The grant date fair values of the target awards for PSP 21 (January 2021-December 2023) granted in 2021 appear in the table in 2021, and any incremental target awards as a result of a promotion appear in the year in which they were granted. Actual payouts with regard to the targets for PSP 21 were approved by the HRCC at its February 2024 meeting. Pursuant to that approval, payouts were made in February 2024 (with values shown at fair market value on the date of settlement) to the NEOs as follows: Mr. Lance, 339,301 units valued at $37,453,741; Mr. Bullock, 106,856 units valued at $11,795,300; Ms. Rose, 73,017 units valued at $8,059,982; Mr. Olds, 65,048 units valued at $7,180,323 ; and Mr. Macklon, 75,201 units valued at $8,301,062. These amounts do not appear in the Summary Compensation Table. Under the terms and conditions of the awards, participants were able to make elections prior to the beginning of the performance period to defer all or a portion of the award value into the KEDCP. See the section on Nonqualified Deferred Compensation beginning on page 107 for further information.
For PSPs beginning in 2012 and later settlement will be made in cash rather than unrestricted shares. For target awards for program periods beginning in 2013 and later, the vesting period ends shortly after the end of the performance period, except that in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, the vesting period ends upon the occurrence of the exceptional termination event although the timing of settlement remains unchanged. For programs beginning prior to 2013, the employee may have elected, prior to the beginning of the performance period, to defer the lapsing of restrictions until after separation. For PSPs beginning in 2013 and later, the employee may elect, prior to the beginning of the performance period, to have some or all of the settlement value deferred into the KEDCP.

(4)	Includes amounts paid under the VCIP and VCIP amounts that were voluntarily deferred to the KEDCP. See the section on Nonqualified Deferred Compensation beginning on page 107 for further information. See also note 2 on the previous page.
(5)
Amounts represent the actuarial increase in the present value of the NEO’s benefits under all pension plans maintained by ConocoPhillips determined using interest rate, discount rate, and mortality rate assumptions consistent with those used in ConocoPhillips’ financial statements. Primarily as a result of such actuarial factors, the present value of the benefit to Mr. Lance decreased from 2022 to 2023 by $287,376. In accordance with the SEC rules that do not permit the inclusion of values less than $0 for this column, an amount of zero is shown on the previous page.
Interest Rates and Discount Rates —
Interest rate assumption changes have a significant impact on the pension values, with periods of higher interest rates having the effect of decreasing the actuarial values reported and vice versa. The discount rate assumptions and discount periods from the assumed retirement age to current age used in determining the present value may also have an impact on the pension values, with higher discount rates having the effect of decreased actuarial values reported and vice versa, and shorter discount periods having the effect of increased actuarial values reported and vice versa.

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Executive Compensation Tables

Final Average Pay and Service Credit —
The years of service credited and increases to compensation are also factors in the benefit accrual. Each additional year of service credit and pay increases will generally result in an increase in the actuarial values reported. This only applies to Messrs. Lance, Bullock, and Olds who are the only NEOs who participate in a final average earnings title of ConocoPhillips’ U.S. pension plans. See Pension Benefits beginning on page 105 of this Proxy Statement for further information.

(6)	As discussed in “Compensation Discussion and Analysis” beginning on page 66 of this Proxy Statement, ConocoPhillips provides its executives with a number of compensation and benefit arrangements. The table below reflects amounts earned in 2023 under those arrangements. We have excluded the cost of benefits that are generally available to our U.S.-based salaried employees, such as our medical, dental, vision, life, and accident plans, disability, and health savings and flexible spending account arrangements. All of our NEOs are U.S.-based salaried employees. All Other Compensation includes the following amounts, which were determined using actual cost paid by ConocoPhillips unless otherwise noted:

Name	Personal Use of Company Aircraft(a)	Business Related Use of Company Aircraft(b)	Matching Gift Program(c)	Other(d)	Tax and Financial Planning(e)	Expatriate(f)	Executive Group Life Insurance Premiums(g)	Tax Reimbursement Gross-Up(h)	Matching Contributions Under the Tax-Qualified Savings Plans(i)	Company Contributions to Non- Qualified Defined Contribution Plans(j)	Total
R.M. Lance	$100,354	$62,965	$-	$52,171	$15,000	$-	$10,476	$7,074	$39,600	$160,745	$448,385
W.L. Bullock, Jr.	-	-	10,000	17,798	15,000	61,350	6,042	754	39,600	75,932	226,476
K.B. Rose	-	-	10,000	23,574	15,203	-	5,695	16,714	39,600	69,318	180,104
N.G. Olds	2,972	45,258	10,000	57,045	15,000	-	5,051	7,558	39,600	56,954	239,438
D.E. Macklon	-	-	10,000	433	-	-	5,420	-	39,600	64,026	119,479
(a)	ConocoPhillips’ Comprehensive Security Program requires that the CEO, Mr. Lance, fly on company aircraft unless the Global Security Department determines that other arrangements represent an acceptable risk. All other NEOs are permitted to use the aircraft for preapproved personal travel. Amounts represent the approximate aggregate incremental cost to ConocoPhillips for personal use of the aircraft, including travel for any family member or personal guest. Approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip — such as fuel, airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip — those amounts are separately determined and included in the table above. The amounts shown include incremental costs associated with flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights) arising from the non-business use of the aircraft by a NEO. Beginning in 2021, Mr. Lance has entered into aviation lease agreements with the company under which reimbursement, subject to FAA limitations, is provided for certain flights which are personal in nature. Amounts in the table above reflect aggregate incremental cost net of reimbursements. Lease reimbursements are allocated to the flight to which they relate but may be paid in a different year due to lease administration.
(b)	ConocoPhillips executives participate in community, university, and philanthropic organizations at the request of the company. In some cases, company aircraft are used to support these activities as well as other activities not integrally related to the performance of the executive’s duties. When these activities are considered as not integrally and directly related to the performance of the executive’s duties, we include the aggregate incremental cost to ConocoPhillips in this column. The same guidelines for determining approximate aggregate incremental cost as discussed in note (a) are used in determining these amounts.
(c)	ConocoPhillips maintains a Matching Gift Program, under which certain gifts by employees to qualified educational or charitable institutions are matched. For executives, the program matches up to $10,000 with regard to each program year. Administration of the program can cause us to pay more than the limit in a single fiscal year due to a lag in processing claims.
(d)	The amounts in this column represent other perquisites and personal benefits including the cost of presentations made to employees and their spouses at Company meetings or events, reimbursements for the cost of spousal and other guests attendance at such meetings or events, and the aggregate incremental cost of any other personal benefits or perquisites not integrally and directly related to the performance of the executive’s duties arising from such presentations, meetings, or events, primarily food, drink and transportation. Also includes any aggregate incremental cost of enhanced home security, transportation security, and other protection services provided under our Comprehensive Security Program. As part of his duties and in addition to working in the Houston headquarters of the company, Mr. Olds is required to work in the company’s Midland, Texas office which serves as a strategic operational hub for its Permian Basin assets. Approximately 840 employees are based in this office. While working in Midland, Mr. Olds lived in a company-purchased house and drove a company-leased automobile. The amount shown for Mr. Olds includes the company’s actual cost of the house for the days used by Mr. Olds and the company’s actual cost of leasing the automobile for the days used by Mr. Olds.
(e)	The amounts shown reflect the cost of professional advice related to tax, estate and financial planning. The maximum benefit in 2023 was $15,000 plus any travel-related expenses incurred by the advisor when meeting with an executive. No tax gross-up is provided for these costs.
(f)	Mr. Bullock was previously assigned in Singapore and Mr. Macklon was previously on the U.K. payroll assigned in the U.S. These amounts reflect net expatriate benefits under our standard policies for such service outside of the employee’s home country, and these amounts include payments for increased tax costs related to such expatriate assignments and benefits. Amounts shown in the table above also reflect amended tax equalization and similar payments under our expatriate services policies that were made to and from, or on behalf of, the NEO that were paid or received during 2023, but apply to earnings of prior years, but which were unknown or not capable of being estimated with any reasonable degree of accuracy in prior years. These amounts are returned to ConocoPhillips when they are known or received through the tax reporting and filing process. Not included in the table are amounts less than $0 that primarily relate to tax amounts returned to ConocoPhillips in the normal course of the expatriate tax protection process that may relate to a prior period. The amount noted for Mr. Macklon would have been negative $29,112.

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Executive Compensation Tables

(g)	The amounts shown reflect the aggregate incremental cost of premiums paid by ConocoPhillips for executive group life insurance (coverage equal to two times annual salary) versus the cost of basic life insurance provided to non-executive employees (coverage equal to annual salary). In addition, certain employees, including the NEOs, are eligible to purchase group variable universal life insurance policies at no incremental cost to ConocoPhillips.
(h)	The amounts shown are for payments by ConocoPhillips relating to certain taxes incurred by the employee. These taxes arise primarily when ConocoPhillips requests family members or other guests to accompany the employee to a function, and, as a result, the employee is deemed to make a personal use of company assets (for example, when a spouse accompanies an employee on a company aircraft). ConocoPhillips believes such expenses are appropriately characterized as a business expense, and, if the employee has imputed income in accordance with the applicable tax laws, ConocoPhillips will generally reimburse any increased tax costs.
(i)	Under the terms of its tax-qualified defined contribution plans, ConocoPhillips makes matching contributions and nonelective allocations to the accounts of its eligible employees, including the NEOs.
(j)	Under the terms of its nonqualified defined contribution plans, ConocoPhillips makes contributions to the accounts of its eligible employees, including the NEOs. See the narrative, table, and notes to the Nonqualified Deferred Compensation section beginning on page 107 for further information.

Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table shows participation by the NEOs in the incentive compensation arrangements described below.

The columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards show information regarding VCIP. The amounts shown in the table are those applicable to the 2023 program year, using a minimum of zero and a maximum of 200 percent of VCIP target for each participant; the amounts shown do not represent actual payouts for that program year. Actual payouts for the 2023 program year were made in February 2024 and are shown in the Summary Compensation Table on page 98 under the Non-Equity Incentive Plan Compensation column. Awards are eligible to be voluntarily deferred under the KEDCP.

The columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards show information regarding PSP. The amounts shown in the table are those set for 2023 compensation tied to the 2023 through 2025 program period and any promotional grants for previous performance periods and do not represent actual payouts for that program year. These awards accrue dividend equivalents that, during the performance period, are reinvested in additional restricted stock units and paid upon the applicable vesting of the underlying award. Dividend equivalents are not paid at preferential rates and are credited at the same time dividends are paid on common stock. Awards settled in cash are eligible to be voluntarily deferred under the KEDCP. For the 2023 program year under the PSP, the HRCC set the targets and granted awards at the regularly scheduled February 2023 meeting of the HRCC.

The All Other Stock Awards column reflects awards granted under the Executive Restricted Stock Unit Program. The Executive Restricted Stock Unit Program awards shown were granted on the same day the target was approved, vest at the end of a three-year period, and accrue dividend equivalents that, during the performance period, are reinvested in additional restricted stock units and settle in stock upon the applicable vesting of the underlying award. Dividend equivalents are not paid at preferential rates and are credited at the same time dividends are paid on common stock. For the 2023 program year under the Executive Restricted Stock Unit Program, the HRCC set the targets and granted awards at the regularly scheduled February 2023 meeting of the HRCC.

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Executive Compensation Tables

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards Average Price ($Sh)	Exercise or Base Price of Options Awards Closing Price ($Sh)	Grant Date Fair Value of Stock and Options Awards(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R.M. Lance		$ -	$2,875,125	$5,750,250	-	-	-	-	-	$ -	$ -	$-
	2/14/2023	-	-	-	-	85,754	171,508	-	-	-	-	9,647,325
	2/14/2023	-	-	-	-	-	-	46,176	-	-	-	5,194,800
W.L. Bullock, Jr.		-	1,130,598	2,261,196	-	-	-	-	-	-	-	-
	2/14/2023	-	-	-	-	21,709	43,418	-	-	-	-	2,442,263
	2/14/2023	-	-	-	-	-	-	11,690	-	-	-	1,315,125
	3/1/2023	-	-	-	-	3,785	7,570	-	-	-	-	399,147
	3/1/2023	-	-	-	-	4,488	8,976	-	-	-	-	473,282
	3/1/2023	-	-	-	-	4,852	9,704	-	-	-	-	511,668
K.B. Rose		-	899,954	1,799,908	-	-	-	-	-	-	-	-
	2/14/2023	-	-	-	-	19,352	38,704	-	-	-	-	2,177,100
	2/14/2023	-	-	-	-	-	-	9,474	-	-	-	1,065,825
N.G. Olds		-	798,053	1,596,106	-	-	-	-	-	-	-	-
	2/14/2023	-	-	-	-	16,494	32,988	-	-	-	-	1,855,575
	2/14/2023	-	-	-	-	-	-	8,075	-	-	-	908,438
D.E. Macklon		-	856,395	1,712,790	-	-	-	-	-	-	-	-
	2/14/2023	-	-	-	-	16,346	32,692	-	-	-	-	1,838,925
	2/14/2023	-	-	-	-	-	-	8,802	-	-	-	990,225
(1)	The grant date shown is the date on which the HRCC approved the target awards or, in the case of prorated promotional awards under the PSP, the effective date of the promotion. In the case of Mr. Bullock, his promotion was effective March 1, 2023.
(2)
Threshold and maximum awards are based on the program provisions under VCIP. Actual awards earned can range from zero to 200 percent of the target awards for corporate performance inclusive of negative discretionary adjustments for individual performance. Amounts reflect estimated cash payouts under VCIP after the close of the performance period at the threshold, target, and maximum level of performance.
The estimated amounts are calculated based on the applicable annual target and base salary for each NEO in effect for the 2023 performance period, including any salary increases during the year. While the program terms would also automatically adjust for salary decreases, these are not reflected in the table above. If threshold levels of performance are not met, then the payout can be zero. The HRCC also retains the discretionary authority to make negative individual performance adjustments to awards to NEOs under VCIP. Actual payouts under VCIP for 2023 are based on actual base salaries earned in 2023 and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 98.

(3)	Threshold and maximum awards under the PSP are based on the program provisions. Actual awards earned under the PSP can range from zero to 200 percent of the awards. Ms. Rose and Mr. Olds received an additional 10 percent initial award for PSP 23 (2023-2025) in recognition of their differential performance in 2022.
(4)	This reflects awards for the Executive Restricted Stock Unit Program. Executive Restricted Stock Unit awards can only be adjusted downward.
(5)	For equity incentive plan awards, these amounts represent the grant date fair value at target level under PSP as determined pursuant to FASB ASC Topic 718 and reflected in the Stock Awards column in the Summary Compensation Table on page 98. Actual value realized upon vesting of the PSP or Executive Restricted Stock Unit awards depends on market prices at the time of settlement for such awards. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination.

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Outstanding Equity Awards at Fiscal Year-End

The Outstanding Equity Awards at Fiscal Year-End table is used to show equity awards measured in ConocoPhillips stock held by the NEOs. The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2023, assuming a market value of $116.07 per share (the closing stock price of the company’s common stock on December 29, 2023).

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
R.M. Lance	607,000	-	-	$69.2450	02/17/2025	-		$-	-	$-
	819,900	-	-	33.1250	02/16/2026	-		-	-	-
	506,800	-	-	49.7550	02/14/2027	-		-	-	-
	-	-	-	-	-	629,114	(4)	73,021,318	198,909	23,087,362
W.L. Bullock, Jr.	45,200	-	-	69.2450	02/17/2025	-		-	-	-
	81,000	-	-	33.1250	02/16/2026	-		-	-	-
	71,200	-	-	49.7550	02/14/2027	-		-	-	-
	-	-	-	-	-	152,145	(5)	17,659,418	62,858	7,295,883
K.B. Rose	-	-	-	-	-	92,313	(6)	10,714,766	46,033	5,343,001
N.G. Olds	24,300	-	-	49.7550	02/14/2027	-		-	-	-
	-	-	-	-	-	77,232	(7)	8,964,278	38,989	4,525,491
D.E. Macklon	-	-	-	-	-	94,395	(8)	10,956,404	40,628	4,715,685
(1)	All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and, in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions on transferability.
(2)	The options shown in this column vested and became exercisable in 2020 or prior years (although under certain termination circumstances, the options may still be forfeited). Options became exercisable in one-third increments on the first, second, and third anniversaries of the grant date.
(3)
Stock awards made to the NEOs in 2023 include: (a) long-term incentive awards under the PSP; or (b) long-term time-vested awards under the Executive Restricted Stock Unit Program. Stock awards shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested continue to have restrictions upon transferability. Stock awards shown reflect the closing price of ConocoPhillips common stock ($116.07), as reported on the NYSE, on December 29, 2023, the last trading day of 2023. The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.
Amounts include PSP awards for the performance period that ended in December 2023 (PSP 21), shown at target. At its February 2024, meeting, the HRCC approved final payout levels for the NEOs with regard to that performance period, as follows: Mr. Lance, 339,301 units; Mr. Bullock, 106,856 units; Ms. Rose, 73,017 units; Mr. Olds, 65,048 units; and Mr. Macklon, 75,201 units; see note 3 of the Summary Compensation Table. Under the PSP, stock awards are made in the form of restricted stock units (RSUs) or restricted stock, the former having been used in the most recent awards. The terms and conditions of both are substantially the same, requiring restriction on transferability until separation from employment, although for performance periods beginning after 2008 and before 2013, restrictions will lapse five years from the anniversary of the grant date unless the employee has elected prior to the beginning of the performance period to defer the lapsing of such restrictions until separation from employment. For performance periods beginning after 2012, restrictions will lapse three years after the grant, and awards will be settled in cash. Except in cases where the five-year provision applies, forfeiture is expected to occur if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Restricted stock awards have voting rights and pay dividends. RSU awards have no voting rights. RSUs granted under PSP prior to 2018 pay dividend equivalents, but no dividend equivalents are paid or accrued for awards made under the PSP until after the applicable performance period has ended. RSUs granted under the PSP in 2018 and later accrue dividend equivalents that, during the performance period, are reinvested in additional RSUs. Dividends or dividend equivalents are not paid at preferential rates, and dividend equivalents are paid at the same time as dividends on common stock. Restricted stock held by the NEOs prior to November 17, 2001, was converted to RSUs prior to the completion of the merger of Conoco Inc. and Phillips Petroleum Company, with the original restrictions still in place. Awards for ongoing performance periods under PSP 22 (January 2022–December 2024) and PSP 23 (January 2023–December 2025)) are shown at target levels in the columns entitled Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for NEOs is within the discretion of the HRCC.

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Amounts also include Executive Restricted Stock Unit Program awards granted in February 2021, 2022, and 2023. Under the Executive Restricted Stock Unit Program, stock awards are made in the form of RSUs. The terms and conditions of those units require restriction on transferability, which lapse three years from the anniversary of the grant date. Forfeiture is expected to occur at separation from service if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Upon lapse of restrictions, settlement is made in stock. RSU awards have no voting rights. Dividend equivalents, if any, on RSUs held are reinvested in additional RSUs. Dividend equivalents are paid at the same time and the same rate as dividends on common stock, not at a preferential rate. Awards under the Executive Restricted Stock Unit Program are shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested.
Amounts also include restricted stock and RSU awards granted with respect to prior periods. The plans and programs under which such grants were made provide that awards made in the form of restricted stock and RSUs be held in such form until the recipient retires (with respect to awards made before 2009) or the earlier of eight years or retirement (with respect to awards made from 2009 through 2012), with the possible election to hold until retirement, or three years (with regard to awards made in 2013 or later), with payouts for the last to be made in cash (unless voluntarily deferred to an account in the Key Employee Deferred Compensation Plan). If such awards immediately vested upon completion of the relevant performance period as is more typical for restricted stock programs, the amounts reflected in this column would be zero for awards made in years prior to 2012.
(4)	Includes 6,780 restricted shares for LTIP X — PSP I initial payout, for which restrictions lapse at retirement; 106,204 RSUs related to grants for PSP I final payout — PSP VI, for which restrictions lapse following separation from service; 71,789 RSUs for PSP VIII and PSP VIII Tail; Mr. Lance elected to defer lapsing of restrictions for PSP VIII and PSP VIII Tail until separation of service; 116,510 Executive RSUs related to the grant in 2021, for which restrictions lapse three years from the grant date and that will be settled in shares; 57,087 Executive RSUs related to the grant in 2022, for which restrictions lapse three years from the grant date and that will be settled in shares; 46,041 Executive RSUs related to the grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; and 224,703 RSUs related to grants for the PSP 21 target award. The actual payouts with regard to the targets for PSP 21 were approved by the HRCC at its February 2024 meeting, and, pursuant to that decision, Mr. Lance received a payout of 339,301 units. Restrictions on the PSP 21 award lapsed on February 13, 2024, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. For certain awards, Mr. Lance has voluntarily elected to defer the lapsing of restrictions until separation from service, and those awards continue to appear in the table. Subsequent elections may also impact the final timing of the payout of these awards.
(5)	Includes 24,356 RSUs related to grants for PSP I final payout — PSP VI, for which restrictions lapse following separation from service; 31,177 Executive RSUs related to the grant in 2021, for which restrictions lapse three years from grant date and that will be settled in shares; 14,191 Executive RSUs related to the grant in 2022, for which restrictions lapse three years from grant date and that will be settled in shares; 11,655 Executive RSUs related to the grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; and 70,766 RSUs related to grants for the PSP 21 target award. The actual payouts with regard to the targets for the PSP 21 award were approved by the HRCC at its February 2024 meeting, and, pursuant to that decision, Mr. Bullock received a payout of 106,856 units. Restrictions on the PSP 21 award lapsed on February 13, 2024, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also impact the final timing of the payout of these awards.
(6)	Includes 22,792 Executive RSUs related to the grant in 2021, for which restrictions lapse three years from the program grant date and that will be settled in shares; 11,720 Executive RSUs related to the grant in 2022, for which restrictions lapse three years from the program grant date and that will be settled in shares; 9,446 Executive RSUs related to the grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; and 48,356 RSUs related to grants for the PSP 21 target award. The actual payouts with regard to the targets for PSP 21 were approved by the HRCC at its February 2024 meeting, and, pursuant to that decision, Ms. Rose received 73,017 units. Restrictions on the PSP 21 award lapsed on February 13, 2024, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also impact the final timing of the payout of these awards.
(7)	Includes 16,731 Executive RSUs related to the grant in 2021, for which restrictions lapse three years from the program grant date and that will be settled in shares; 9,061 Executive RSUs related to the grant in 2022, for which restrictions lapse three years from the program grant date and that will be settled in shares; 8,362 Executive RSUs related to the grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; 43,078 RSUs related to grants for the PSP 21 target award. The actual payouts with regard to the targets for the PSP 21 award were approved by the HRCC at its February 2024 meeting, and, pursuant to that decision, Mr. Olds received a payout of 65,048 units. Restrictions on the PSP 21 award lapsed on February 13, 2024, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also impact the final timing of the payout of these awards.
(8)	Includes 24,380 Executive RSUs related to the grant in 2021, for which restrictions lapse three years from the program grant date and that will be settled in shares; 11,098 Executive RSUs related to the grant in 2022, for which restrictions lapse three years from the program grant date and that will be settled in shares; 9,115 Executive RSUs related to the grant in 2023, for which restrictions lapse three years from the grant date and that will be settled in shares; and 49,802 RSUs related to grants for the PSP 21 target award. The actual payouts with regard to the targets for PSP 21 were approved by the HRCC at its February 2024 meeting, and, pursuant to that decision, Mr. Macklon received 75,201 units. Restrictions on the PSP 21 award lapsed on February 13, 2024, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP. Subsequent elections may also impact the final timing of the payout of these awards.
(9)	Reflects potential RSU awards under ongoing performance periods for the PSP for the performance periods beginning January 2022 (Mr. Lance, 110,109 target units; Mr. Bullock, 36,477 target units; Ms. Rose, 25,993 target units; Mr. Olds, 21,909 target units; and Mr. Macklon, 23,701 target units) and January 2023 (Mr. Lance, 88,800 target units; Mr. Bullock, 26,381 target units; Ms. Rose, 20,039 target units; Mr. Olds, 17,080 target units; and Mr. Macklon, 16,927 target units). There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods because determination of whether to make an actual grant to, and the amount of any actual grant for, NEOs is within the discretion of the HRCC.

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Option Exercises and Stock Vested

The Option Exercises and Stock Vested table is used to show equity awards measured in ConocoPhillips stock where there was an option exercised by, or a stock award that vested to, a NEO during 2023.

	Option Awards(1)		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting
R.M. Lance	569,400	$32,272,738	309,369	(2)	$32,477,219
W.L. Bullock, Jr.	-	-	73,584	(2)	7,725,018
K.B. Rose	-	-	66,876	(3)	7,034,023
N.G. Olds	-	-	37,061	(4)	3,888,406
D.E. Macklon	-	-	57,327	(4)	6,014,793
(1)	The number of shares or units shown is rounded to the nearest whole share, but the related value is based on the actual number of shares (including fractional shares), with aggregate value rounded to the nearest dollar.
(2)	Includes RSUs for the Executive Restricted Stock Unit Program award granted in 2020 and for PSP 20, for which restrictions were lapsed following the third anniversary of the grant date. PSP 20 settled in cash, although the employee may have elected prior to the beginning of the performance period to have some or all of the settlement deferred into the KEDCP. Includes Executive RSUs granted in 2023 for which restrictions were lapsed in order to satisfy required tax withholding.
(3)	Includes RSUs for the Executive Restricted Stock Unit Program award granted in 2020 and for PSP 20, for which restrictions were lapsed following the third anniversary of the grant date. PSP 20 settled in cash, although the employee may have elected prior to the beginning of the performance period to have some or all of the settlement deferred into the KEDCP. Includes Executive RSUs granted in 2021, 2022, and 2023 for which restrictions were lapsed in order to satisfy required tax withholding.
(4)	Includes RSUs for the Executive Restricted Stock Unit Program award granted in 2020 and for PSP 20, for which restrictions were lapsed following the third anniversary of the grant date. PSP 20 settled in cash, although the employee may have elected prior to the beginning of the performance period, to have some or all of the settlement deferred into the KEDCP.

Pension Benefits

Our defined benefit pension plan for U.S. based employees is the ConocoPhillips Retirement Plan (“CPRP”). The CPRP is intended to be tax-qualified under section 401(a) of the Internal Revenue Code. Our NEOs also participate in the nonqualified ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”).

The CPRP consists of multiple titles with different terms, each corresponding to a different pension formula. NEOs are only eligible to participate in one title at any time but may have frozen benefits under one or more other titles. Benefits are identified by title in the table below, and all NEOs are vested in their benefits under the CPRP. Each title allows for payment in the form of several annuity types or a single lump sum, but all of the options are considered actuarially equivalent. Effective January 1, 2019, the CPRP was closed to additional benefit accrual for new hires and rehires who instead are eligible for an enhanced benefit under the ConocoPhillips Savings Plan and a related make-up plan.

Normal retirement for all of the CPRP titles is defined as the later of age 65 or the employment termination date, but participants in Title II may receive their vested benefits upon termination of employment at any age. Under Title I, early retirement can occur at age 55 with five years of service. Under Title IV, early retirement can occur at age 50 with ten years of service. Under Title I, early retirement benefits are unreduced for benefits that commence at or after age 60, but are reduced by five percent per year (prorated by month) for each year before age 60 that benefits are paid. Under Title IV, early retirement benefits are unreduced for benefits that commence at or after age 60, but are reduced by five percent per year (prorated by month) for each year from age 50 to age 57 that benefits are paid before age 60 and four percent per year (prorated by month) for each year from age 57 that benefits are paid before age 60. Messrs. Lance, Bullock, and Olds were eligible for early retirement at the end of 2023 under the terms of Title I or Title IV, as applicable.

The annual pension benefit under Title I and Title IV is an amount payable in the form of a single life annuity beginning at normal or early retirement equal to 1.6% multiplied by the participant’s pension compensation multiplied by years of credited service, minus a Social Security benefit offset equal to 1.5% multiplied by the participant’s annual primary Social Security benefit multiplied by years of credited service. For Title I, pension compensation is calculated using the three highest consecutive years in the last ten years before retirement. For Title IV, pension compensation is calculated using the higher of the highest consecutive 36-months of compensation or the highest nonconsecutive three years of compensation.

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Eligible pension compensation is limited to the annual maximum permitted under the Internal Revenue Code and generally includes salary and annual incentive compensation and other items (such as overtime) that are not applicable to or are not material for our NEOs. Under Title I, if an executive receives layoff benefits, eligible pension compensation includes annualized salary for the year of layoff, rather than actual salary, and years of credited service are increased by the layoff benefit period.

Pension benefits under Title II are based on monthly pay and interest credits to a notional cash balance account. Pay credits are equal to a percentage of eligible pension compensation as described above. Participants whose combined age and years of service total less than 44 receive a 6% pay credit, those whose combined age and years of service total 44 through 65 receive a 7% pay credit, and those whose combined age and years of service total 66 or more receive a 9% pay credit.

Mr. Macklon began participating in Title II of CPRP when he transferred to the U.S. payroll. Previously while he was on the U.K. payroll, he participated in the ConocoPhillips Pension Plan (the “U.K. Plan”). The U.K. Plan is a U.K. registered plan with His Majesty’s Revenue and Customs (“HMRC”). Mr. Macklon has a deferred, vested benefit under the noncontributory portion of the U.K. Plan. Under applicable provisions of the U.K. Plan, a member is entitled to receive full benefits upon attainment of normal pension age (60 in the case of Mr. Macklon) subsequent to termination. Early retirement may occur after reaching age 55. Early retirement benefits are unreduced on and after age 60, but are actuarially reduced each month before age 60 that benefits are paid. In general, annual pension benefits under the U.K. Plan are calculated as the product of 1.75% of final pensionable salary multiplied by years of credited service. Final pensionable salary is generally basic annual salary plus pensionable allowances earned in the 12 months before active membership in the U.K. Plan ends. The U.K. Plan allows participants to choose between taking a full annuity or a reduced annuity plus a lump sum allowance of up to 25 percent of the value of the benefit (capped at the greater of £268,275, or 25% of the protected lifetime allowance in effect when the allowance was prospectively eliminated in 2023). Both choices are actuarially equivalent.

The KESRP is designed to replace benefits that would otherwise not be received due to certain voluntary reductions of compensation under the Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) and to limitations contained in the Internal Revenue Code that apply to the CPRP. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the CPRP. Thus, in operation the combined benefits payable from the related plans for an eligible employee equal the benefit that would have been paid if there had been no KEDCP deferrals or limitations imposed by the Internal Revenue Code. For participants in Title I of the CPRP, the KESRP pension compensation is calculated using the three highest annual amounts for salary and VCIP in the last ten calendar years before retirement plus the year of retirement. Applicable pension compensation for participants in Title II and Title IV of the CPRP, is calculated on the same basis as for the CPRP. Benefits under the KESRP are generally paid in a single lump sum at the later of age 55 or six months after separation from service. When payment is made, interest at then-current six-month Treasury-bill rates will be credited on any delayed benefits. Distribution may also be made upon a determination of death or disability. Each of the NEOs who are eligible for benefits in the KESRP is vested.

Benefits due under the KESRP are paid from ConocoPhillips’ general assets, although we also maintain grantor trusts that may be used to pay such benefits. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy or insolvency of the company, trust assets would be held for the benefit of the company’s general creditors, and participants would be unsecured general creditors.

For participants in the U.K. Plan, there is a plan similar to the KESRP, known as the ConocoPhillips Unfunded Pension Plan (“U.K Unfunded Plan”), which operates on the same principles but with respect to limits imposed through HMRC on registered plans like the U.K. Plan. Mr. Macklon is a participant in the U.K. Unfunded Plan with regard to the time he worked in the U.K. from September 1, 2013 to December 31, 2016, at which time he transferred to the U.S. payroll (Mr. Macklon was a participant in the U.K. Plan prior to September 1, 2013). Mr. Macklon is vested in his benefit under the U.K. Unfunded Plan, and such benefit is payable when he attains 55 years of age in the form of a lump sum, or series of lump sums payable over a five-or ten-year period.

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Except where otherwise noted, assumptions used in calculating the present value of accumulated benefits in the table are found in Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2023 Annual Report on Form 10-K.

Name	Plan Name	Number or Years of Accumulated Benefit	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
R.M. Lance(1)	Title I -ConocoPhillips Retirement Plan	40	$1,936,231	$ -
	ConocoPhillips Key Employee Supplemental Retirement Plan	40	50,150,338	-
W.L. Bullock, Jr.	Title IV -ConocoPhillips Retirement Plan	37	2,199,757	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	37	14,354,453	-
K.B. Rose(2)	Title II -ConocoPhillips Retirement Plan	5	123,573	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	5	513,455	-
N. G. Olds	Title IV -ConocoPhillips Retirement Plan	31	1,402,498	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	31	6,026,053	-
D.E. Macklon(3)	Title II -ConocoPhillips Retirement Plan	32	191,438	-
	ConocoPhillips UK Pension Plan	22	1,694,076	-
	UK Unfunded Pension Plan	25	1,465,060	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	32	699,944	-
(1)	Mr. Lance was previously an employee of ARCO Alaska, which was acquired by Phillips Petroleum Company in 2000. Mr. Lance’s Title I benefit is calculated by including his 16 years of service with ARCO but then reducing the resulting benefit by amounts payable by the BP Retirement Accumulation Plan which remains liable for his benefits accumulated while working for ARCO Alaska. This benefit including ARCO service and the offset is payable because it exceeds the pension otherwise payable taking into account only ConocoPhillips service (and without the BP Retirement Accumulation Plan offset).
(2)	Ms. Rose became an employee of ConocoPhillips on September 4, 2018. Under Title II, and related provisions in the KESRP, Ms. Rose received pay credits equal to seven percent of her pension compensation in 2023 because her combined age and years of service was 62.
(3)	Mr. Macklon became an employee of ConocoPhillips on September 2, 1991. Under Title II, and related provisions in the KESRP, Mr. Macklon received pay credits equal to 9 percent of his pension compensation in 2023 because his combined age and years of service exceed 65.

Nonqualified Deferred Compensation

Our NEOs participate in two nonqualified deferred compensation plans, the Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) and the Defined Contribution Make-Up Plan of ConocoPhillips (“DCMP”).

The KEDCP permits participants to defer up to 50% of base salary, 100% of VCIP and 100% of cash settled PSP awards for performance periods ending in 2015 or later. Each of the NEOs is eligible to participate in, and is fully vested in, the KEDCP. Under the KEDCP, participants may elect for payment of deferred amounts to begin one(a) to five years after separation from service or on a specified date.(b) Payments may be received in a single lump sum payment or in annual, semiannual, or quarterly installment payments over a period of one to 15 years.

The DCMP is a nonqualified restoration plan under which ConocoPhillips makes certain employer contributions that cannot be made in the qualified ConocoPhillips Savings Plan (“CPSP”), a defined contribution 401(k) plan, due to certain voluntary reductions of compensation under the KEDCP or due to compensation limitations imposed by the Internal Revenue Code. Employees make no contributions to the DCMP, and each of the NEOs is fully vested in the DCMP. Under the DCMP, participants may elect for payment of deferred amounts to begin one(a) to five years after separation from service. Payments may be received in a single lump sum payment or in annual, semiannual, or quarterly payments over a period of one to 15 years.

(a)	Different distribution rules applied to amounts deferred and vested prior to 2005. For these amounts payment could begin as early as immediately following separation from service and certain changes to distribution elections are permitted. For amounts deferred under an election made prior to 2020, payments could begin as early as six months following separation from service.
(b)	A date certain payment election is not permitted for salary earned before 2015.

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Each participant directs investments of the notional accounts representing deferrals under KEDCP and DCMP. Participants may make changes in the notional investments at any time.

Because each participant chooses the notional investment fund for deferred amounts and may change allocations, the return on the investment will depend on how well each underlying fund performs during the period the participant chose it as an investment vehicle. The aggregate performance of such investment vehicle is reflected in the Nonqualified Deferred Compensation Table under the column Aggregate Earnings in Last Fiscal Year.

Benefits due under each of the plans discussed above are paid from ConocoPhillips’ general assets, although we also maintain grantor trusts that may be used to pay benefits under the plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy or insolvency of the company, trust assets would be held for the benefit of the company’s general creditors, and participants would be unsecured general creditors.

	Applicable Plan (1)	Beginning Balance	Executive Contributions in Last FY (2)	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (5)
R.M. Lance	DCMP	$3,252,653	$ -	$160,745	$126,412	$ -	$3,539,810
	KEDCP	12,284,899	-	-	701,707	-	12,986,606
W.L. Bullock, Jr.	DCMP	604,605	-	75,932	26,980	-	707,517
	KEDCP	314,616	-	-	8,645	-	323,261
K.B. Rose	DCMP	212,146	-	69,318	6,878	-	288,342
	KEDCP	-	-	-	-	-	-
N. G. Olds	DCMP	189,037	-	56,954	9,348	-	255,339
	KEDCP	259,926	-	-	7,142	-	267,068
D. E. Macklon	DCMP	254,038	-	64,026	29,872	-	347,936
	KEDCP	-	-	-	-	-	-
(1)	A variety of notional investments are available to participants in the KEDCP and DCMP. As of December 31, 2023, there were a total of 82 notional investment options, 17 of which mirrored those available in ConocoPhillips’ primary tax-qualified defined contribution plan for employees (the ConocoPhillips Savings Plan, a 401(k) plan) and 65 of which mirrored other mutual fund options approved by an administrator designated by the relevant plan. As market-based investments, none of these provide above market returns.
(2)	Reflects any deferrals by the NEO under the KEDCP in 2023.
(3)	Reflects contributions by ConocoPhillips under the DCMP relating to eligible compensation earned in 2023 (included in the All Other Compensation column of the Summary Compensation Table on page 98 for 2023). The following amounts were contributed in January 2024, relating to company contributions under the DCMP for 2023 service: for Mr. Lance, $43,775; for Mr. Bullock, $25,325; for Ms. Rose, $23,800; for Mr. Olds, $21,264; and for Mr. Macklon, $22,751. In addition, contributions by ConocoPhillips under the DCMP in earlier years (included in the All Other Compensation column of the Summary Compensation Table for those respective years) were as follows: in 2022 for Mr. Lance, $165,700; for Mr. Bullock, $77,827; for Ms. Rose, $73,317; for Mr. Olds, $54,680; for Mr. Macklon, $65,225; in 2021 for Mr. Lance, $133,125; for Mr. Bullock, $64,958; for Ms. Rose, $58,497; for Mr. Macklon, $55,569.
(4)	None of these earnings are included in the Summary Compensation Table for 2023. Aggregate earnings reflect the net impact of notional investment gains and losses and, consequently, may be a negative amount.
(5)	Reflects contributions by our NEOs, contributions by ConocoPhillips, and earnings on balances prior to 2023; plus, contributions by our NEOs, contributions by ConocoPhillips, and earnings for 2023; less any distributions (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table for 2023 shown in notes 2 and 3 above). This also includes contributions by ConocoPhillips made in January 2024, allocated to 2023. See note 3 above.

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Executive Compensation Tables

Executive Severance and Changes in Control

Salary and other compensation for our NEOs is set by the HRCC, as described in the “Compensation Discussion and Analysis” beginning on page 66 of this Proxy Statement. These officers may participate in ConocoPhillips’ employee benefit plans and programs for which they are eligible, in accordance with their terms. The amounts earned by the NEOs for 2023 appear in the various Executive Compensation Tables beginning on page 98 of this Proxy Statement.

After separating from service each of our NEOs is expected to receive amounts earned while employed unless the executive voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

●	VCIP compensation earned during the fiscal year;
●	Grants pursuant to the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated for at least one year;
●	Previously granted restricted stock and restricted stock units;
●	Vested stock option grants under the Stock Option Program;
●	Amounts contributed and vested under our defined contribution plans; and
●	Amounts accrued and vested under our retirement plans.

While normal retirement age under our benefit plans is 65, early retirement provisions allow benefits at earlier ages if vesting requirements are met, as discussed in the sections of this Proxy Statement titled Pension Benefits and Nonqualified Deferred Compensation. For our compensation programs (VCIP, Stock Option Program, Executive RSU Program, and PSP), early retirement is generally defined to be termination at or after the age of 55 with five years of service. As of December 31, 2023, Messrs. Lance and Bullock and Ms. Rose had met the early retirement criteria. Messrs. Macklon and Olds, who were under the age of 55, and had not met the early retirement criteria at such date.

In addition, specific severance arrangements for executive officers, including the NEOs, are provided under two severance plans: (1) the ConocoPhillips Executive Severance Plan (“CPESP”), which is available to a limited number of senior executives; and (2) the ConocoPhillips Key Employee Change in Control Severance Plan (“CICSP”), which is also available to a limited number of senior executives but only on or following change in control. These arrangements are described below. Executives are not entitled to participate in both plans as a result of a single event. For example, executives receiving benefits under the CICSP would not be entitled to benefits potentially payable under the CPESP relating to the event giving rise to benefits under the CICSP.

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Executive Compensation Tables

ConocoPhillips Executive Severance Plan

The CPESP covers executives in salary grades generally corresponding to vice president and higher and is incorporated by reference to Exhibit 10.47 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CPESP, if ConocoPhillips terminates a plan participant other than for cause, as defined in the plan, then upon executing a general release of liability and, if requested, an agreement not to compete with ConocoPhillips, the participant will be entitled to:

●A lump-sum cash payment equal to one-and-a-half or two times the sum of the employee’s base salary and current target VCIP award;
●For executives actively participating in the ConocoPhillips Retirement Plan (CPRP) and ConocoPhillips Key Employee Supplemental Retirement Plan (KESRP), a lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional one-and-a-half or two years to the employee’s number of years of age and service under the applicable defined benefit pension formula under the plans;
●A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional one-and-a-half or two years;
●Continued eligibility for a pro rata portion of the annual VCIP for the year of termination; and
●Treatment as a layoff under our various compensation and equity programs. Generally, layoff treatment will allow full or partial vesting of awards previously made and continued eligibility under ongoing ConocoPhillips programs. Thus, Executive RSU awards would vest partially (for grants 6-12 months before the layoff) or fully (for grants more than 12 months before the layoff), and the executive would remain eligible for a pro rata proportion of awards attributable to ongoing performance periods under the PSP in which the executive had participated for at least one year.

ConocoPhillips may amend or terminate the CPESP at any time. Amounts payable under the CPESP will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or, if required by law to be “clawed back,” such as may be the case in certain circumstances under the ConocoPhillips Clawback Policy.

ConocoPhillips Key Employee Change in Control Severance Plan

The CICSP covers executives in salary grades generally corresponding to vice president and higher and is incorporated by reference to Exhibit 10.20.1 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CICSP, if within two years after a “change in control” of ConocoPhillips, a participant is terminated by ConocoPhillips other than for cause, or by the participant for good reason (as such terms are defined in the plan), upon executing a general release of liability, the participant will be entitled to:

●A lump-sum cash payment equal to two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or the previous two years’ average VCIP compensation;
●For executives actively participating in the CPRP and KESRP, a lump-sum cash payment equal to the present value of the increase in pension benefits that would result from crediting an additional two or three years to the employee’s number of years of age and service under the applicable defined benefit pension formula under the plans;
●A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional two or three years; and
●Continued eligibility for a pro rata portion of the annual VCIP compensation for the year of termination.

Excise tax gross-up benefits are not available under the CICSP.

Upon a change in control, awards that an acquirer assumes or substitutes will be subject to accelerated vesting only following both the change in control and a qualifying termination of employment. A qualifying termination of employment includes involuntary termination not-for-cause or voluntary termination for good reason. Participants will continue to be able to exercise stock options for their remaining terms (up to 10 years from the date of grant).

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Executive Compensation Tables

After a change in control, the CICSP may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or if required by law to be “clawed back,” such as may be the case in certain circumstances under the ConocoPhillips Clawback Policy.

Quantification of Severance Payments

After separating from service each of our NEOs is expected to receive amounts earned during their period of employment unless they voluntarily resign prior to becoming retirement-eligible or are terminated for-cause. The following tables reflect the amount of incremental compensation payable in excess of the items listed above to each of our NEOs in the event of involuntary not-for-cause termination, termination following a change in control (“CIC”) (either involuntarily without cause or for good reason), and in the event of the death or disability of the executive. The amounts shown below assume that such termination was effective as of December 31, 2023, and thus include amounts earned through such time, and are estimates of the amounts that would be paid out to the executives upon their termination. Amounts related to Health and Welfare benefits are based on current ConocoPhillips benefit programs. The actual amounts to be paid out can only be determined at the time of an executive’s separation from ConocoPhillips. In the event of a for-cause termination, the HRCC can suspend the right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an NEO engages in any activity determined to be detrimental to ConocoPhillips. In addition, the NEO’s incentive compensation is subject to the ConocoPhillips Clawback Policy (see page 95 for more information).

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
R.M. Lance*
Base Salary	$3,502,000	$5,253,000	$-	$-
Short-term Incentive	5,778,300	12,696,621	-	-
Variable Cash Incentive Program	-	-	-	-
January 2021 -December 2023 (performance period)	-	-	-	-
January 2022 -December 2024 (performance period)	-	4,260,104	-	-
January 2023 -December 2025 (performance period)	-	6,871,367	-	-
Other Restricted Stock/Units	-	-	-	-
Incremental Retirement	-	-	-	-
Post-employment Health & Welfare	111,448	167,171	-	-
Life Insurance	-	-	3,502,100	-
	$9,391,748	$29,248,263	$3,502,100	$-
*   See notes beginning on page 113.

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Executive Compensation Tables

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
W.L. Bullock, Jr.*
Base Salary	$2,026,032	$3,039,048	$-	$-
Short-term Incentive	2,329,936	4,374,274	-	-
Variable Cash Incentive Program	-	-	-	-
January 2021 -December 2023 (performance period)	-	-	-	-
January 2022 -December 2024 (performance period)	-	1,411,289	-	-
January 2023 -December 2025 (performance period)	-	2,041,344	-	-
Other Restricted Stock/Units	-	-	-	-
Incremental Retirement	74,338	-	-	-
Post-employment Health & Welfare	54,585	81,878	-	-
Life Insurance	-	-	2,026,100	-
	$4,484,891	$10,947,833	$2,026,100	$-

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
K.B. Rose*
Base Salary	$1,903,968	$2,855,952	$-	$-
Short-term Incentive	1,808,770	3,741,990	-	-
Variable Cash Incentive Program	-	-	-	-
January 2021 -December 2023 (performance period)	-	-	-	-
January 2022 -December 2024 (performance period)	-	1,005,674	-	-
January 2023 -December 2025 (performance period)	-	1,550,653	-	-
Other Restricted Stock/Units	-	-	-	-
Incremental Retirement	269,433	408,676	-	-
Post-employment Health & Welfare	91,188	136,783	-	-
Life Insurance	-	-	1,904,000	-
	$4,073,359	$9,699,728	$1,904,000	$-
*   See notes beginning on page 113.

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Executive Compensation Tables

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
N.G. Olds*
Base Salary	$1,701,120	$2,551,680	$-	$-
Short-term Incentive	1,616,064	2,764,255	-	-
Variable Cash Incentive Program	808,032	808,032	808,032	808,032
January 2021 -December 2023 (performance period)	7,550,121	7,550,121	7,550,121	7,550,121
January 2022 -December 2024 (performance period)	1,695,349	2,543,024	1,695,349	1,695,349
January 2023 -December 2025 (performance period)	660,822	1,982,467	660,822	660,822
Other Restricted Stock/Units	3,883,321	3,964,201	3,964,201	3,964,201
Incremental Retirement	1,542,358	1,644,558	-	-
Post-employment Health & Welfare	71,001	106,502	-	-
Life Insurance	-	-	1,701,200	-
	$19,528,188	$23,914,840	$16,379,725	$14,678,525

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary Not-for-Cause or Good Reason Termination (CIC)	Death	Disability
D.E. Macklon*
Base Salary	$1,820,112	$2,730,168	$-	$-
Short-term Incentive	1,729,106	3,561,362	-	-
Variable Cash Incentive Program	864,553	864,553	864,553	864,553
January 2021 -December 2023 (performance period)	8,728,580	8,728,580	8,728,580	8,728,580
January 2022 -December 2024 (performance period)	1,834,004	2,751,006	1,834,004	1,834,004
January 2023 -December 2025 (performance period)	654,893	1,964,679	654,893	654,893
Other Restricted Stock/Units	5,087,725	5,175,887	5,175,887	5,175,887
Incremental Retirement	286,240	416,470	-	-
Post-employment Health & Welfare	55,303	82,955	-	-
Life Insurance	-	-	1,820,200	-
	$21,060,516	$26,275,660	$19,078,117	$17,257,917
*   See notes below.

As discussed in the narrative preceding the tables above, the amounts shown indicate the difference in compensation arising from the stated type of termination in comparison to a voluntary resignation. A NEO who voluntarily resigns before reaching the retirement age and service eligibility threshold contained in those equity awards and compensation programs (generally age 55 with 5 years of service) would not earn awards for ongoing performance periods under the VCIP, the PSP, the Executive RSU Program, or the Stock Option Program (as applicable), and would lose prior awards under the PSP and the Executive RSU Program (or other restricted stock or RSUs) and stock options. For a NEO who has reached retirement eligibility under those programs, a voluntary resignation would be deemed a retirement, and thus would not typically result in loss of those awards. However, before the awards are delivered as cash or stock (including upon the exercise of an option), the awards remain at risk, even for a NEO who has reached retirement eligibility. If ConocoPhillips were to invoke the detrimental activity clause, amounts that would normally be paid to a retirement-eligible NEO in connection with a voluntary resignation would instead be forfeited.

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Executive Compensation Tables

*	Notes Applicable to All Termination Tables — Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown on the previous page. In preparing the tables, we made the following assumptions:
●	Base Salary — In the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”), the amount reflects two times base salary. In the event of an involuntary not-for-cause or good reason termination related to a change in control (“CIC termination”), the amount reflects three times base salary.
●	Short-Term Incentives — In the event of a regular involuntary termination, the amount reflects two times the current VCIP target. In the event of a CIC termination, the amount reflects three times the current VCIP target or three times the average of the prior two VCIP payouts, whichever is greater.
●	Variable Cash Incentive Program — In the event of a regular involuntary termination or a CIC termination, the amount reflects the employee’s pro rata current VCIP target. Targets for VCIP are for a full year and are pro rata for the NEOs based on time spent in their respective positions.
●	PSP and RSUs — For the performance periods related to PSP, amounts for the January 2021 –December 2023 period reflect actual payout amounts that were awarded in February 2024, except in the event of a CIC termination, the amounts reflect the higher of target or actual payout, as the award cannot be reduced following a change in control. Amounts for other ongoing PSP performance periods are shown at target, including any adjustments for promotion or demotion made since the target awards were granted. For awards under the Executive RSU Program, amounts reflect actual units granted. For restricted stock units awarded under PSP and Executive RSU Program, amounts reflect the closing price of ConocoPhillips common stock on December 29, 2023 (the last trading day of 2023), as reported on the NYSE ($116.07).
●	Incremental Retirement Values — For all NEOs, the amounts reflect the single sum, discounted to a present value, of the increment due to an additional two years of age and service with associated pension compensation in the event of a regular involuntary termination (three years in the event of a CIC termination), regardless of whether the value is provided directly through a defined benefit plan or through the relevant severance plan.

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CEO Pay Ratio

ConocoPhillips’ compensation and benefits philosophy and the overall structure of our compensation and benefit programs are designed to reward all employees who contribute to our success. We strive to ensure the compensation of every employee reflects their talents, skills, responsibilities, and experience and is competitive within our peer group. Compensation and benefits are benchmarked and set to be market-competitive in the employees’ home payroll country. Under rules adopted pursuant to the Dodd-Frank Act, ConocoPhillips is required to calculate and disclose the total compensation paid to its median employee, as well as the ratio of total compensation paid to the median employee as compared to the total compensation paid to the CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

The ratio of pay of the CEO compared to that of the median employee was approximately 101 to one in 2023. The annual total compensation of the CEO was $20,789,282. The estimated median of the annual total compensation of all ConocoPhillips employees other than the CEO, as represented by the annual total compensation of a median employee, was $205,547. The compensation of the CEO and the median employee were determined using the same rules we followed in preparing the Summary Compensation Table on page 98, except the compensation of the CEO and median employee were adjusted to include nondiscriminatory health and welfare benefits totaling $18,609 and $16,764, respectively.

ConocoPhillips had approximately 10,045 employees worldwide (including intermittent and temporary employees) as of the determination date (December 31, 2023). To identify the “median employee,” we excluded employees from six countries, representing in total approximately 2.3 percent, or 233 employees worldwide. After excluding such employees and the CEO, we determined the pay ratio using the remaining approximately 9,811 employees. The chart below shows the countries from which employees were excluded and the approximate number of employees from each such country.

Payroll Country Excluded	Number of Employees Excluded
Malaysia	86
China	81
Singapore	31
Qatar	24
Libya	9
Japan	2

For the remaining employees, we used a consistently applied compensation measure that management believes reasonably reflects the annual compensation of employees and includes elements of compensation distributed widely among employees. Those elements were base salary, overtime, annual incentive compensation (VCIP) at target, equity awards, and certain country-specific allowances. We used data as of December 31, 2023, to identify ConocoPhillips employees and to determine the consistently applied compensation measure for those employees. Data not denominated in U.S. dollars was converted to U.S. dollars using an average monthly conversion rate for each denomination during 2023. Data came from ConocoPhillips’ payroll records. We did not make any adjustments to the data to account for differences in cost of living in any of the countries in which we have employees.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, ConocoPhillips is required to calculate and disclose in a tabular format the “Compensation Actually Paid” (“CAP”) to the CEO and average CAP to all other NEOs. The rules also require ConocoPhillips to disclose in the table the most important other financial performance measure that is measured over the most recently completed year and that is used by the company to link company performance and compensation (as reflected in CAP) to the NEOs for that year. We have determined that one-year relative Adjusted ROCE used for purposes of evaluating the VCIP payout (see “Measuring Performance — Performance Peer Group” on page 83) is such measure for 2023. Compensation decisions at ConocoPhillips are made in accordance with the philosophy and process described in the “Compensation Discussion and Analysis” beginning on page 66 of this Proxy Statement. CAP is a supplemental measure defined by rules adopted pursuant to the Dodd-Frank Act and does not necessarily reflect the value actually realized by our executives. CAP does not replace the performance measures or philosophy and strategy of compensation-setting discussed in the Compensation Discussion and Analysis (see pages 66-96).

	SCT Total(1) for CEO(2)	Compensation Actually Paid(3) to CEO(2)	Average SCT Total(1) for Non- CEO NEOs(4)	Average Compensation Actually Paid(3) to Non-CEO NEOs(4)	Value of initial fixed $100 investment based on:		Net Income / (Loss) (Millions of dollars)	CSM: 1-Year Relative ROCE(7)
Year					Company TSR(5)	Peer Group TSR(6)
2023	$20,770,673	$35,636,692	$6,971,974	$9,288,633	$208.09	$167.19	10,957	58th
2022	19,972,339	74,688,355	6,133,798	14,617,414	203.11	181.75	18,680	64th
2021	23,886,640	59,903,247	7,379,438	12,790,641	119.06	105.85	8,079	62nd
2020	28,054,551	31,889	7,352,737	1,715,641	64.02	67.14	(2,701)	70th
(1)	See “Executive Compensation Tables” beginning on page 98 for additional details of amounts included in SCT total compensation.
(2)	The CEO for each of the reported years is Mr. Lance.
(3)	Compensation Actually Paid (CAP) for the CEO and average CAP for the non-CEO NEOs is determined by making the following adjustments to total compensation shown in the SCT.

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Pay Versus Performance

SCT Total to CAP Reconciliation	CEO		Avg. of Non-CEO NEOs
SCT Total	$20,770,673		$6,971,974
Minus the increase in actuarial present value of pensions shown under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT	-		(1,165,127)
Plus the “service cost” of such pensions[a]	853,822		181,259
Plus the “prior service cost” of such pensions[b]	-		-
Minus the grant date fair value of awards shown under the “Stock Awards” column of the SCT[c]	(14,842,125)		(3,494,393)
Minus the grant date fair value of awards shown under the “Option Awards” column of the SCT[c]	-		-
Plus the year end fair value of equity awards granted during the year and unvested at year end[c]	31,471,386	[d]	7,431,371	[h]
Plus the vesting date fair value of equity awards granted and vesting during the year[c]	391,450	[e]	60,674	[i]
Plus or minus the change in fair value from prior year end to current year end of outstanding equity awards granted in a prior year and unvested at year end[c]	(289,346)	[f]	(49,223)	[j]
Plus or minus the change in fair value from prior year end to the vesting date of equity awards granted in a prior year and vesting during the year[c]	(3,727,845)	[g]	(705,642)	[k]
Minus the prior year end fair value of equity awards forfeited during the year[c]	-		-
Plus dividends or other earnings paid during the year and prior to the vesting date of any equity awards and not otherwise included in the SCT total	1,008,677		57,740
Equals CAP	$35,636,692		$9,288,633
a.	The “service cost” is the actuarial present value of defined benefit pensions that is attributable to services rendered during the year. See “Pension Benefits” starting on page 105 for a description of the formulas for the pension earned each year.
b.	The “prior service cost” is the total additional cost of defined benefit pension benefits for prior years that is attributed to amendments during the year. No such amendments were adopted effective in any of the years shown.
c.	Amounts shown are based on the fair value of awards as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. Amounts in the CAP Reconciliation Table (other than totals shown in the first and last rows) are actual amounts rounded to the nearest dollar, and the total CAP is the sum of the amounts shown. In the following footnotes award descriptions are rounded to the nearest share, and fair values are rounded to the nearest penny.
d.	Includes PSP and ERSU award units granted during the year and unvested at year-end including award units related to dividend equivalents on outstanding unvested awards reinvested in 2023, each with a fair value of $116.68 as of December 29, 2023 (the last trading day of 2023). In addition, the incremental value includes projected PSP award units related to the 2021 PSP grant as adjusted for actual performance above target through December 31, 2023. For these projected 2021 PSP awards above target, the incremental fair value as of December 29, 2023, equals $116.68 per share because the 2021 PSP award only included target shares at the end of the prior year. The 2023 PSP awards and related reinvested dividend equivalents are shown at target for the year of grant because that is the probable payout as of the end of that year. The 2021 PSP awards vesting and settling in 2024 are adjusted for actual performance because that is the probable payout based on performance through the end of the performance period (ending December 31, 2023) even though the HRCC retained the discretion to adjust the payout until the time of settlement in February of 2024.
e.	Includes the vesting date fair value of equity awards granted and vested during the year including ERSU award units granted in 2023 for which restrictions were lapsed on November 30, 2023, to satisfy required tax withholding, with a fair value of $115.17 as of the vesting date, and award units related to dividend equivalents on outstanding 2020 ERSU and PSP awards that were reinvested in 2023 and that vested February 19, 2023, with a fair value of $104.92 as of the trading day immediately preceding the vesting date.
f.	Includes the incremental reduction in fair value of unvested awards as of December 31, 2023, which were granted in previous years, including restricted shares for LTIP VIII—PSP I initial payout, for which restrictions lapse at retirement; restricted stock units related to grants for PSP I final payout—PSP VI, for which restrictions lapse following separation from service; restricted stock units for PSP VIII and PSP VIII Tail for which Mr. Lance elected to defer lapsing of restrictions until separation of service; restricted stock units related to ERSU awards granted in 2021, for which restrictions lapse three years from the grant date; restricted stock units related to ERSU awards granted in 2022, for which restrictions lapse three years from the grant date; PSP award units related to the grant in 2021 based on initial target; and PSP award units related to the grant in 2022 based on initial target. For these awards, the negative change in fair value equals the aggregate number of shares multiplied by minus $0.43, which is $116.68 (the fair value of the company’s common stock as of December 29, 2023) less $117.11 (the fair value of the company’s common stock as of December 30, 2022).
g.	Includes the incremental reduction in fair value of awards vesting in 2023, including PSP award units related to the grant in 2020 that settled in cash based on performance as approved by the HRCC at its February 2023 meeting and restricted stock units related to ERSU awards granted in 2020 that vested and settled in stock on February 19, 2023. For these awards, the negative change in fair value equals the aggregate number of shares multiplied by minus $12.19, which is $104.92 (the fair value of the company’s common stock as of the trading date immediately preceding the February 19, 2023, vesting date) less $117.11 (the fair value of the company’s common stock as of December 30, 2022).

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Pay Versus Performance

h.	Includes the average of the Non-CEO NEOs’ year-end fair value of PSP and ERSU awards granted during the year and unvested at year end, including award units related to dividend equivalents on outstanding unvested awards reinvested in 2023, each with a fair value of $116.68 as of December 29, 2023 (the last trading day of 2023). In addition, the average incremental value includes projected PSP award units related to the 2021 PSP grant as adjusted for actual performance above target through December 31, 2023. For these projected 2021 PSP awards above target, the average incremental fair value as of December 29, 2023, equals $116.68 per share because the 2021 PSP award only included target shares at the end of the prior year. The 2023 PSP awards and related reinvested dividend equivalents are shown at target for the year of grant because that is the probable payout as of the end of that year. The 2021 PSP awards vesting and settling in 2024 are adjusted for actual performance because that is the probable payout based on performance through the end of the performance period (ending December 31, 2023) even though the HRCC retained the discretion to adjust the payout until the time of settlement in February of 2024.
i.	Includes the average vesting date fair value of equity awards granted and vested during the year including ERSU award units granted in 2023 for which restrictions were lapsed on November 30, 2023, to satisfy required tax withholding, with a fair value of $115.17 as of the vesting date, and award units related to dividend equivalents on outstanding 2020 ERSU and PSP awards that were reinvested in 2023 and that vested February 19, 2023, with a fair value of $104.92 as of the trading day immediately preceding the vesting date.
j.	Includes the average incremental reduction in fair value of unvested awards as of December 31, 2023, which were granted in previous years, including restricted stock units related to grants for PSP I final payout—PSP VI, for which restrictions lapse following separation from service; restricted stock units related to ERSU awards granted in 2021, for which restrictions lapse three years from the grant date; restricted stock units related to ERSU awards granted in 2022, for which restrictions lapse three years from the grant date; PSP award units related to the grant in 2021 based on initial target; and PSP award units related to the grant in 2022 based on initial target. For these awards, the negative change in the average fair value equals the average aggregate number of shares multiplied by minus $0.43, which is $116.68 (the fair value of the company’s common stock as of December 29, 2023) less $117.11 (the fair value of the company’s common stock as of December 30, 2022).
k.	Includes the average incremental reduction in fair value of awards vesting in 2023, including PSP award units related to the grant in 2020 that settled in cash based on performance as approved by the HRCC at its February 2023 meeting and restricted stock units related to ERSU awards granted in 2020 that vested and settled in stock on February 19, 2023. For these awards, the negative change in the average fair value equals the average aggregate number of shares multiplied by minus $12.19, which is $104.92 (the fair value of the company’s common stock as of the trading date immediately preceding the February 19, 2023, vesting date) less $117.11 (the fair value of the company’s common stock as of December 30, 2022).
(4)	The four NEOs included for the 2023 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., D.E. Macklon, N.G. Olds, and K.B. Rose. The five NEOs included for the 2022 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., T.A. Leach, D.E. Macklon, N.G. Olds, and K.B. Rose. The five NEOs included for the 2021 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., T.A. Leach, D.E. Macklon, M.J. Fox (retired effective July 1, 2021) and K.B. Rose. The five NEOs included for the 2020 Average SCT Total for Non-CEO NEOs and the Average CAP for Non-CEO NEOs are: W.L. Bullock, Jr., M.J. Fox, D.E. Macklon, K.B. Rose, and D.E. Wallette, Jr. (retired effective December 31, 2020).
(5)	Company TSR shown for 2020 is the value as of December 31, 2020, of a hypothetical investment of $100 in ConocoPhillips stock on December 31, 2019, with all dividends reinvested. The amount shown in 2021 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2021. The amount shown in 2022 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 30, 2022 (the last trading day in 2022). The amount shown in 2023 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 29, 2023 (the last trading day in 2023).
(6)	Peer Group TSR shown for 2020 is the value as of December 31, 2020, of a hypothetical investment of $100 in the stock of our performance peer group on December 31, 2019, with all dividends reinvested. The amount shown in 2021 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 31, 2021. The amount shown in 2022 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 30, 2022 (the last trading day in 2022). The amount shown in 2023 is the cumulative value of that hypothetical investment (with all dividends reinvested) as of December 29, 2023 (the last trading day in 2023). For this purpose and for all years shown in the table, our performance peer group consists of APA Corporation, Chevron Corporation, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Occidental Petroleum Corporation, and Pioneer Natural Resources (see “Measuring Performance — Performance Peer Group” on page 83 for a description of how we select our performance peer group), and Peer Group TSR is weighted according to each peer’s stock market capitalization at the beginning of each annual period. While TSR for our peer group includes the S&P 500 Total Return Index for purposes of certain compensation decisions as discussed in “Measuring Performance — Performance Peer Group” on page 83, in accordance with SEC regulations the S&P 500 Total Return Index is not included in Peer Group TSR as shown in the table above. In October 2020, Chevron Corporation acquired Noble Energy, Inc. Prior to the acquisition, Noble Energy, Inc. was a member of our performance peer group, but after the acquisition, we retained only the combined company for the entire period so that Noble Energy, Inc. effectively ceased to be a member of the peer group retroactive to January 1, 2020. In 2023, we updated our performance peer group, removing Marathon Oil Corporation and adding Pioneer, to better align with our business and market capitalization. If we had not made these changes, the cumulative peer group TSR shown in the table above would have been $66.50 for 2020, $105.36 for 2021, $183.13 for 2022, and $167.11 for 2023.
(7)	Relative Adjusted ROCE is measured as a percentile rank relative to peers over a one-year period as described in "Process for Determining Executive Compensation — Financial (VCIP and PSP)" and "Components of Executive Compensation — Performance-Based Pay Programs" on pages 82 and 75.

118      ConocoPhillips

Pay Versus Performance

Linking Pay and Performance

The items below represent the most important performance measures ConocoPhillips used to link company performance to compensation, as reflected in CAP, to the NEOs for the 2023 fiscal year.

TABULAR LIST OF PERFORMANCE MEASURES
●Relative Adjusted ROCE ●Capital ●Operating and Overhead Costs	●Production ●HSE ●Strategic, Operational, and Energy Transition Milestones

Relationship between Compensation Actually Paid and TSR, Net Income, and Relative Adjusted ROCE

The graphs below show the relationship between CAP and TSR, Net Income, and 1-Year Relative Adjusted ROCE.

COMPENSATION ACTUALLY PAID VS. COMPANY AND PEER TSR

For purposes of this chart, company TSR and peer TSR are calculated as described in footnotes (5) and (6) on page 118.

2024 Proxy Statement      119

Pay Versus Performance

COMPENSATION ACTUALLY PAID VS. NET INCOME

COMPENSATION ACTUALLY PAID VS. 1-YEAR RELATIVE ADJUSTED ROCE

Note: As discussed under “Components of Executive Compensation — Performance-Based Pay Programs” on page 75, the HRCC evaluates performance for purposes of PSP payouts using relative TSR and relative Adjusted ROCE measured over a three-year performance period because a multi-year performance period helps to focus management on longer-term results. Performance-based equity grants under the PSP are the largest individual component of target compensation for the NEOs (see “Philosophy and Principles of our Executive Compensation Program — Pay for Performance” on page 73). One-year relative Adjusted ROCE is used for purposes of evaluating VCIP payouts for 2020-2023 (see “Process for Determining Executive Compensation — Financial (VCIP and PSP)” on page 82), and was selected for comparison because it complies with SEC guidance that indicates multi-year performance measures should not be used in the Tabular List of Performance Measures or as the company-selected measure in the Pay Versus Performance Table.

For purposes of this chart, relative Adjusted ROCE is calculated as described in footnote (7) on page 118.

120      ConocoPhillips

Stock Ownership

Holdings of Major Stockholders

The following table sets forth information regarding persons whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such stockholders’ Schedule 13G filings with the SEC):

	Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc.(1)	98,276,158	8.3%
50 Hudson Yards New York, NY 10001
State Street Corporation(2)	71,554,551	6.03%
State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016
The Vanguard Group(3)	109,815,887	9.25%
100 Vanguard Blvd. Malvern, PA 19355
(1)	Based on a Schedule 13G/A filed with the SEC on January 31, 2024, by BlackRock Inc., on behalf of itself, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited, BlackRock Mexico Operadora, S.A. de C.V., Sociedad Operador
(2)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, by State Street Corporation, on behalf of itself, State Street Corporation, SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors, Ltd., State Street Global Advisors Singapore Limited
(3)	Based on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group

2024 Proxy Statement      121

Stock Ownership

Securities Ownership of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned at the end of trading on March 4, 2024, unless otherwise noted, by each ConocoPhillips director, each NEO, and all of our current directors and executive officers as a group. Together these individuals beneficially own less than 1 percent of our common stock. The table also includes information about stock options, restricted stock, and restricted and deferred stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares, or has the right to acquire such shares within 60 days of March 4, 2024.

	Number of Shares or Units
Name	Total Common Stock Beneficially Owned		Options Exercisable Within 60 Days(1)	Restricted/Deferred Stock Units(2)
D.V. Arriola	-		-	4,575
G. Huey Evans	-		-	46,437
J.A. Joerres	-		-	21,182
T.A. Leach	511,409		-	26,619
W.H. McRaven	-		-	20,063
S. Mulligan	1,974	(3)	-	20,696
E.D. Mullins	226		-	18,215
A.N. Murti	19,000		-	51,628
R.A. Niblock	-		-	86,688
D.T. Seaton	2,500		-	12,099
R.A. Walker	34,500	(4)	-	12,099
R.M. Lance	155,517	(5)	1,933,700	293,949
W.L. Bullock, Jr.	49,734	(6)	197,400	51,817
K.B. Rose	26,041		-	21,309
D.E. Macklon	340		-	-
N.G. Olds	15,802		24,300	36
Director Nominees and Executive Officers as a Group (22 Persons)	1,050,580		2,189,900	695,529
(1)	Includes beneficial ownership of shares of common stock that may be acquired within 60 days of March 4, 2024, through stock options awarded under compensation plans.
(2)	Includes vested restricted stock units and deferred restricted stock for which delivery of the underlying shares would occur more than 60 days after March 4, 2024, subject to a qualifying retirement occurring on or after that date and subject to earlier settlement following death. Does not include target performance share units that are subject to performance adjustment and vesting more than 60 days after March 4, 2024. Does not include Executive Restricted Stock Units that are not vested under retirement or other criteria as of March 4, 2024, and for which, if vested thereafter, settlement (except in the case of death) would occur more than 60 days after March 4, 2024.
(3)	Includes restricted stock units for which delivery of the underlying shares was deferred to a date that is within 60 days after March 4, 2024.
(4)	Includes 6,900 shares held by a limited liability partnership (LLP) of which the reporting person exercises investment control. The partnership interest in the LLP are held by the reporting person and family trusts of which the reporting person is a trustee.
(5)	Includes 42,258 shares of common stock owned by the Lance Family Trust.
(6)	Includes 266 shares held in the William L. Bullock Family Trust, for which Mr. Bullock holds a Power of Attorney and is among the beneficiaries of the trust. Mr. Bullock disclaims beneficial ownership in the foregoing shares to the extent he does not have a pecuniary interest in such shares.

122      ConocoPhillips

Equity Compensation Plan Information

The following table sets forth information about ConocoPhillips’ common stock that may be issued under all existing equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	13,976,088	(3)	$52.55	36,000,000	(4)
Equity compensation plans not approved by security holders	–		–	–
Total	13,976,088		$52.55	36,000,000
(1)	Includes awards issued from the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 16, 2023; the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2014; the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 11, 2011; the 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2009; and the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 5, 2004. After approval of the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, no additional awards may be granted under the 2014, the 2011, the 2009, or the 2004 Omnibus Stock and Performance Incentive Plans of ConocoPhillips.
(2)	Excludes 369,063 restricted stock and restricted stock units (RSUs) payable in common stock on a one-for-one basis, credited to stock unit accounts. These awards, which were excluded from the above table, were issued from the 2002 Omnibus Securities Plan of Phillips Petroleum Company, the Omnibus Securities Plan of Phillips Petroleum Company, the Concho Resources Inc. 2015 Stock Incentive Plan and the Concho Resources Inc. 2019 Stock Incentive Plan. Upon consummation of the merger of Conoco and Phillips, all outstanding options to purchase and RSUs payable in common stock of Conoco and Phillips were converted into options to purchase or rights to receive shares of ConocoPhillips common stock. Upon consummation of the acquisition of Concho Resources Inc., all RSUs payable in common stock of Concho Resources Inc. were converted into rights to receive shares of ConocoPhillips common stock. No additional awards may be granted under the aforementioned plans.
(3)	Includes an aggregate of 333,321 RSUs issued in payment of annual awards and dividend equivalents which were reinvested with regard to existing awards received annually and RSUs issued in payment of dividend equivalents, or with regard to fees that were deferred in the form of stock units under our deferred compensation arrangements for non-employee members of the Board of Directors of ConocoPhillips. Also includes 191,884 RSUs issued in payment of dividend equivalents reinvested with respect to certain special awards made to a retired NEO. Dividend equivalents were credited under the 2004 Omnibus Stock and Performance Incentive Plan during the time period from May 5, 2004 to May 12, 2009; under the 2009 Plan during the time period from May 13, 2009 to May 10, 2011; under the 2011 Omnibus Stock and Performance Incentive Plan during the time period from May 11, 2011 to May 12, 2014; under the 2014 Omnibus Stock and Performance Incentive Plan during the time period from May 13, 2014 to May 15, 2023; and thereafter under the 2023 Omnibus Stock and Performance Incentive Plan. Also includes 10,367 RSUs, eligible for cash dividend equivalents and lapses on the second anniversary of the grant date as a special retention award for certain key employees. Also includes 4,038 RSUs, eligible for cash dividend equivalents and lapses in equal installments on the first anniversary and second anniversary of the grant date as a retention award for key employees. Also includes 731 RSUs eligible for cash dividend equivalents which vest in three equal annual installments beginning on the first anniversary of the grant date as an inducement award for certain key employees. In addition, 4,472,150 RSUs that are eligible for cash dividend equivalents were issued to U.S. and U.K. payroll employees residing in the United States or the United Kingdom at the time of the grant; 1,353,418 RSUs that are not eligible for cash dividend equivalents due to legal restrictions to non-U.S. or non-U.K. payroll employees and U.S. or U.K. payroll employees residing in countries other than the United States or United Kingdom at the time of the grant. Both types of award vest on the third anniversary of the grant date. Also includes, 74,847 RSUs that are not eligible for cash dividend equivalents and which vest in three equal annual installments beginning on the first anniversary of the grant date they were issued to employees on the U.S., U.K., and other payrolls. Also includes, 287,300 RSUs that are eligible for cash dividend equivalents and which vest in three equal annual installments beginning on the first anniversary of the grant date they were issued to employees on the U.S. and U.K. payrolls. Also includes 185,968 RSUs issued to executives on February 10, 2006, 143,856 RSUs issued to executives on February 8, 2007, 142,474 RSUs issued to executives on February 14, 2008, 65,581 RSUs issued to executives on February 12, 2009, 34,745 RSUs issued to executives on February 12, 2010, and 83,828 RSUs issued to executives on February 10, 2011. These RSUs have no voting rights, are eligible for cash dividend equivalents, and have restrictions on transferability that last until separation of service from ConocoPhillips. Also includes 115,537 and 190,829 RSUs issued to executives on February 9, 2012, and April 4, 2012, respectively. These units have no voting rights, are eligible for dividend equivalents, and have restrictions on transferability with a default of five years from the grant date, or if elected, until separation from service. Also includes 35,470 RSUs issued to executives on February 5, 2013, and 38,492 RSUs issued to executives on February 18, 2014. These units have no voting rights, are eligible for dividend equivalents, have restrictions on transferability with a default of five years from the grant date, or if elected, until separation of service, and may be settled in cash. Also includes 26,908 RSUs issued to executives on February 17, 2015. These units have no voting rights, are eligible for dividend equivalents, have restrictions on transferability with a default of five years from the grant date, or if elected, until separation of service, and may be settled in cash.

2024 Proxy Statement      123

Equity Compensation Plan Information

Also includes 1,024,013 RSUs issued to executives on February 9, 2021, and subsequent dividend equivalent units under the Performance Share Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance period, or if elected, until separation of service, and may be settled in cash. Also includes 421,005 RSUs issued to executives on February 9, 2021, and subsequent dividend equivalent units under the Executive Restricted Stock Unit Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year restriction period, and may be settled in shares. Also includes 570,374 RSUs issued to executives on February 8, 2022, and subsequent dividend equivalent units under the Performance Share Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance period, or if elected, until separation of service, and may be settled in cash. Also includes 254,391 RSUs issued to executives on February 8, 2022, and subsequent dividend equivalent units under the Executive Restricted Stock Unit Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year restriction period, and may be settled in shares. Also includes 434,444 RSUs issued to executives on February 14, 2023, and subsequent dividend equivalent units under the Performance Share Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance period, or if elected, until separation of service, and may be settled in cash. Also includes 215,443 RSUs issued to executives on February 14, 2023, and subsequent dividend equivalent units under the Executive Restricted Stock Unit Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year restriction period, and may be settled in shares. Also included are 3,264,675 non-qualified stock options with a term of 10 years, which become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Included among these amounts are awards granted to employees who are no longer employed by ConocoPhillips, including those who became employees of Phillips 66 at the spinoff, but who continue to hold awards denominated in ConocoPhillips equity.
(4)	The securities remaining available for future issuance under the 2023 Omnibus Stock and Performance Incentive Plan may be issued in the form of stock options, stock appreciation rights, stock awards, stock units, and performance shares. Securities remaining available for future issuance take into account the maximum shares available under the 2023 Omnibus Stock and Performance Incentive Plan as approved by shareholders; less outstanding equity awards made under the plan since the date the board adopted the plan; plus awards under the plan and its predecessor plans that became available due to forfeiture, cancelation, or cash settlement after the date of board adoption, up to the shareholder approved maximum.

124      ConocoPhillips

Stockholder Proposals

We expect Items 4 – 5 to be presented by stockholders at the Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the stockholder proposals and supporting statements, including any graphics, as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under How to Reach Our Corporate Secretary on page 129, we will provide the shareholdings (to our company’s knowledge) of the proponents of any stockholder proposal presented at the Annual Meeting.

Item 4: Stockholder Proposal — Simple Majority Vote

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has notified ConocoPhillips that he intends to present the following proposal at the Annual Meeting. Mr. Steiner has indicated that he holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.

What am I Voting On?

Stockholders are being asked to vote on the following resolution: Proposal 4 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuck, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

This proposal topic won 99% ConocoPhillips support as a shareholder proposal at the 2021 annual meeting. The next step was to get binding shareholder approval as a Board of Directors proposal which required 80% approval from every last share of ConocoPhillips stock. The outcome was a greatly disappointing narrow failure as the BOD proposal received “only” 79% approval at the 2022 COP annual meeting.

2024 Proxy Statement      125

Item 4: Stockholder Proposal — Simple Majority Vote

If ConocoPhillips Lead Director Robert Niblock had made a small effort to get an extra 1% shareholder vote this proposal topic would have been approved in 2022. This narrow failure is evidence that Mr. Niblock does not give priority to the best interests of shareholders and should thus be replaced as Lead Director. It will now take at least until 2025 to adopt this proposal topic, with its 99% ConocoPhillips shareholder approval, that could have been easily adopted in 2022.

Please vote yes:
Simple Majority Vote – Proposal 4

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

WHAT DOES THE BOARD RECOMMEND?

Our Certificate of Incorporation and By-Laws impose heightened voting requirements for a number of core governance items, including “supermajority voting requirements” to amend sections of such documents. The Board believes that there are advantages and disadvantages of maintaining the current voting requirements, and there are also advantages and disadvantages to eliminating them. Accordingly, the Board will support the stockholder proposal and, provided there is sufficient stockholder support, take steps to implement the proposal in the future.

FOR	The Board recommends you vote FOR the stockholder proposal regarding a simple majority vote.

126      ConocoPhillips

Item 5: Stockholder Proposal — Revisit Pay Incentives for GHG Emission Reductions

National Legal and Policy Center (NLPC), located at 107 Park Washington Court, Falls Church, Virginia 22046, has notified ConocoPhillips that they intend to present the following proposal at the Annual Meeting. NLPC has indicated that it holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.

What am I Voting On?

Stockholders are being asked to vote on the following resolution:
Whereas: The “scientific consensus”1 2 claims anthropogenically-driven climate change will result in catastrophic impacts to the environment, to the planet, and to humans. However, research increasingly shows worst-case scenarios are unlikely, and the potential consequences of carbon dioxide emissions (aka “plant food”) have been greatly overstated.[3] For example:
●Corporate climate policy is often guided by the Paris Agreement, which is heavily informed by the Intergovernmental Panel on Climate Change.[4] These targets are neither legally binding nor legitimized by scientific evidence.
●The IPCC’s most extreme scenario unrealistically assumes a return to a previous era of unrestricted fossil fuel usage and heavy reliance on coal power.[5] This extreme scenario is unlikely now that most nations have climate policies in place.[6]
●Regarding catastrophic scenarios that are highly unlikely but are treated as the expectation, “the media then often amplifies this message, sometimes without communicating the nuances. This results in further confusion regarding probable emissions outcomes, because many climate researchers are not familiar with the details of these scenarios in the energy-modeling literature.”[7]
●These apocalyptic predictions have been repeatedly proven false.[8] Climate models used to predict future events “may be overly sensitive to carbon dioxide increases and therefore project future warming that is unrealistically high.”[9]
●When given historical data, climate models project impossibly high temperatures that are inconsistent with fossil evidence—yet they’re still used by the IPCC.
●Hydrocarbons are reliable and cost-efficient. Renewable energy will not replace hydrocarbons in the near future, if ever.[10] ConocoPhillips Company’s (“ConocoPhillips” or the “Company”) competitors are betting big on continued demand for oil and gas.[11]

[1]	https://www.mdpi.com/2225-1154/11/11/215
[2]	https://nypost.com/2023/08/09/climate-scientist-admits-the-overwhelming-consensus-is-manufactured/
[3]	https://judithcurry.com/2023/03/28/uns-climate-panic-is-more-politics-than-science/
[4]	https://www.ipcc.ch/sr15/faq/faq-chapter-1
[5]	https://sciencedirect.com/science/article/pii/S0140988317301226
[6]	https://www.carbonbrief.org/explainer-the-high-emissions-rcp8-5-global-warming-scenario/
[7]	https://www.nature.com/articles/d41586-020-00177-3
[8]	https://www.aei.org/carpe-diem/18-spectacularly-wrong-predictions-were-made-around-the-time-of-the-first-earth-day-in-1970-expect-more-this-year/
[9]	https://www.sciencedaily.com/releases/2020/04/200430113003.htm
[10]	https://www.theguardian.com/environment/2023/nov/27/us-oil-gas-record-fossil-fuels-cop28-united-nations
[11]	https://www.wsj.com/articles/chevron-bets-on-peak-green-energy-99e72109

2024 Proxy Statement      127

Item 5: Stockholder Proposal — Revisit Pay Incentives for GHG Emission Reductions

Supporting Statement: Despite the evidence that climate alarmism is overstated, ConocoPhillips’s executive pay program incorporates unnecessary incentives to assumed combat climate change.

●
According to the Company’s 2023 Proxy Statement, the Human Resources and Compensation Committee set a Variable Cash Incentive Program target of 14 percent of total compensation for the CEO and 16 percent for other Named Executive Officers.[12]

●	“Strategic and ESG Milestones” are one of the five metrics used to determine VCIP for NEOs. These milestones include:
-	“Demonstrated meaningful progress toward our Paris-aligned climate risk framework.”
-	“Progressed our long-term strategy by establishing new methane and flaring targets, executing emission reduction projects, and progressing CCS business development opportunities.”

These VCIP metrics are unscientific and create a breach of fiduciary duty. ConocoPhillips is an oil and gas company and should focus on what it does best. The company cannot afford to be left behind because of misguided executive pay incentives.

Resolved: Shareholders of ConocoPhillips request the Board of Directors’ Human Resources and Compensation Committee to revisit its incentive guidelines for executive pay, to emphasize legitimate fiduciary goals and consider eliminating greenhouse gas reduction targets and other scientifically dubious goals from compensation inducements.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

WHAT DOES THE BOARD RECOMMEND?

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board has carefully considered the recommendations set forth in the proposal and we believe the changes suggested are not in the best interest of ConocoPhillips or our stockholders for the following reasons:

Our executive compensation is aligned with our company strategy and with the long-term interests of our stockholders.

ConocoPhillips continues to be guided by our value proposition of superior returns to stockholders through price cycles while executing against our Triple Mandate, which sets out three objectives to align our actions with the underlying realities of our business and demonstrates our commitment to create long-term value for our stockholders. Our Triple Mandate includes reliably and responsibly delivering oil and gas production to meet energy transition pathway demand, delivering returns on and of capital for our stockholders, and remaining focused on achieving our net-zero operational emissions ambition. Consistent with our philosophy of aligning our executive compensation programs with company strategy and with the long-term interests of our stockholders, our executive compensation programs and metrics remain aligned with our value proposition and Triple Mandate (see page 72).

An overwhelming majority of our stockholders have expressed a desire for us to link compensation with our climate commitments.

We regularly meet with stockholders on a variety of topics, including our executive compensation programs. In recent years, during these engagements, an overwhelming majority of stockholders have sought to confirm how we link progress on our climate commitments to our executive compensation programs. Recently, ConocoPhillips created a separately weighted measure (10 percent) for “Energy Transition Milestones,” for our short-term incentive program (see page 82), and almost all of our stockholders supported our modified compensation program. For more information on our stockholder engagement, see “Stockholder Engagement and Board Responsiveness” beginning on page 45 and “2023 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness” beginning on page 69.

AGAINST	For the foregoing reasons, the Board recommends you vote AGAINST this stockholder proposal.
[12]	https://static.conocophillips.com/files/resources/conocophillips-2023-proxy.pdf

128      ConocoPhillips

Submission of Future Stockholder Proposals and Nominations

Rule 14a-8 Stockholder Proposals

Under SEC rules, if you want us to include a proposal in our proxy statement for the 2025 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal by December 2, 2024. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act.

Proxy Access Nominations

Under our proxy access By-Law, a stockholder or a group of up to 20 stockholders, owning at least 3 percent of our stock continuously for at least three years and complying with the other requirements set forth in the By-Laws, may nominate up to two individuals (or 20 percent of the Board, if greater) for election as a director at an annual meeting and have those nominees included in our proxy statement. Any proxy access nomination notice for our 2025 proxy statement must be delivered to the Corporate Secretary between November 2, 2024, and December 2, 2024.

Other Proposals/Nominations Under the Advance Notice By-Law

Under our By-Laws and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) at an annual or special meeting or to introduce an item of business at an annual meeting.

These procedures require proposing stockholders to submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary. Assuming our 2024 Annual Meeting convenes as currently scheduled, we must receive notices for the 2025 Annual Meeting between January 14, 2025, and February 13, 2025.

In addition to satisfying the foregoing requirements under ConocoPhillips’ By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees for the 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2025.

How to Reach Our Corporate Secretary

Any notice or request that you wish to deliver to our Corporate Secretary should be sent to the following address: Corporate Secretary, ConocoPhillips, P.O. Box 4783, Houston, TX 77210-4783.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the nominating stockholder(s) and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder. You can obtain a copy of ConocoPhillips’ By-Laws by writing the Corporate Secretary or on our website under “Investors > Corporate Governance.”

2024 Proxy Statement      129

Available Information and Q&A About the Annual Meeting and Voting

Available Information

SEC rules require us to provide an annual report to stockholders who receive this Proxy Statement. Additional printed copies of the Annual Report, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board committees, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to the ConocoPhillips Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77252-2197 or via our website at www.conocophillips.com. We will furnish the exhibits to our Annual Report upon payment of our copying and mailing expenses.

Attending the Annual Meeting

Will the Annual Meeting be in person?

The 2024 Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/COP2024. There will not be a physical location for the 2024 Annual Meeting, and you will not be able to attend the 2024 Annual Meeting in person. You will be able to attend the Annual Meeting online and be able to vote your shares electronically at the Annual Meeting (other than shares held through our employee benefit plans, which must be voted prior to the meeting).

Why is this Meeting Virtual only?

The Board believes that holding the Annual Meeting in a virtual format supports an efficient use of company resources and allows stockholders to attend with fewer expenses and logistical issues than an in-person meeting.

The Board intends that the virtual meeting format provides a level of transparency as close as possible to the traditional in-person meeting format, and we take the following steps to achieve this:

●	Providing the opportunity for stockholders to submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/COP2024.
●	Providing the opportunity for stockholders to submit questions in advance of the meeting by visiting www.conocophillips.com/annualmeeting.
●	Answering questions in accordance with our Meeting Procedures and Rules of Conduct in the time allotted for the meeting without discrimination.
●	Publishing questions submitted in accordance with our Meeting Procedures and Rules of Conduct along with answers after the meeting, including questions that were not addressed during the meeting.
●
Providing several meeting opportunities with stockholders as part of our ongoing stockholder engagement to address matters of governance or other appropriate topics (see “Stockholder Engagement in 2023” on page 69).

130      ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

Who can attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a ConocoPhillips stockholder at the close of business on March 18, 2024, or you hold a valid proxy. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COP2024. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our employee benefit plans, which must be voted prior to the meeting).

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Central Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Central Daylight Time, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the Annual Meeting website and how can I access it?

All stockholders can visit the Annual Meeting website at www.conocophillips.com/annualmeeting.

On our Annual Meeting website, you can vote your proxy, submit questions in advance of the Annual Meeting, view a live webcast of the Annual Meeting, access copies of our Proxy Statement and Annual Report and other information about ConocoPhillips, and elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail.

Stockholders of Record and Beneficial Stockholders: Know Which One You Are

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our registrar and transfer agent, you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Brokers may use their discretion to vote shares held in street name on matters considered “routine” under NYSE rules. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners. Shares that are not voted on non-routine matters are called broker non-votes.

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Available Information and Q&A About the Annual Meeting and Voting

Who Can Vote and How

Who is entitled to vote?

You may vote if you were the record owner of ConocoPhillips common stock as of the close of business on March 18, 2024. Each share of common stock is entitled to one vote. As of March 18, 2024, we had 1,171,101,335 shares of common stock outstanding and entitled to vote.

How do I vote?

Stockholders of Record: You can vote either using the Internet during the meeting or by proxy. If you vote by proxy, you still are entitled (but not required) to attend the meeting virtually. Even if you plan to attend the meeting virtually, we encourage you to vote your shares in advance.

This Proxy Statement, the accompanying proxy card, and our 2024 Annual Report are being made available to stockholders online at www.proxyvote.com.

Vote your shares as follows. In all cases, have your proxy card in hand.

Beneficial Stockholders: If you hold your ConocoPhillips stock in street name, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please provide your voting instructions so your vote can be counted on all matters to be considered at the meeting.

By Mailing Your Proxy Card If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope.	By Telephone (800) 690-6903 Dial toll-free 24/7	By Internet Using Your Computer Visit 24/7 www.proxyvote.com

How do I vote if I hold my stock through ConocoPhillips’ employee benefit plans?

If you hold your stock through ConocoPhillips’ employee benefit plans, you must do one of the following:

●	Vote online (instructions are in the email sent to you or on the notice and access form);
●	Vote by telephone (instructions are on the notice and access form); or
●	If you received a hard copy of your proxy materials, fill out the enclosed voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction card for each employee benefit plan under which you hold stock. Please pay close attention to the deadline for returning your voting instruction card to the plan trustee. Different plans may have different deadlines.

What if I am a stockholder of record and return my proxy but do not vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm, “FOR” the approval of the compensation of our Named Executive Officers, “FOR” the stockholder proposal on simple majority vote and “AGAINST” the stockholder proposal to Revisit Pay Incentives for GHG Emissions Reductions.

132      ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

Will my shares be voted if I do not provide my proxy and do not participate in the Annual Meeting?

If you are a record owner and do not provide a proxy or vote your shares during the meeting, your shares will not be voted.

If you hold your shares in street name, your broker has the authority to vote your shares for certain routine matters even if you do not provide voting instructions. This year, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024 is considered a routine matter. If you do not give your broker instructions on how to vote your shares on other matters, the broker cannot vote on those proposals, resulting in a broker non-vote.

As more fully described on your proxy card, if you hold your shares through certain ConocoPhillips employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) may be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted in determining whether a quorum is present. Otherwise, broker non-votes will have no effect on the vote for any proposal. In contrast, abstentions will have the same effect as a vote “AGAINST” a proposal.

Can I change my vote?

You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:

●	Voting again by telephone or over the Internet prior to 11:59 p.m. EDT on May 13, 2024;
●	Signing another proxy card with a later date and returning it to us prior to the meeting; or
●	Voting again during the meeting.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot. James D. Gaughan of Gaughan ADR has been appointed to act as Inspector of Election.

When will the voting results be announced?

We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

Will my vote be confidential?

All stockholder proxies, ballots, and tabulations that identify stockholders will be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and to allow the inspectors of election to certify the results of the vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to management.

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Available Information and Q&A About the Annual Meeting and Voting

Business to Take Place at the Meeting

How many votes must be present to hold the Annual Meeting?

In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 18, 2024 must be present at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you participate in the meeting and vote electronically, or if you properly return a proxy by Internet, telephone, or mail.

What are my voting choices for each of the proposals to be voted on at the 2024 Annual Meeting of Stockholders and how does the Board recommend I vote my shares?

1	Election of 12 Directors

●vote in favor of all nominees;
●vote in favor of specific nominees;
●vote against all nominees;
●vote against specific nominees;
●abstain from voting with respect to all nominees; or
●abstain from voting with respect to specific nominees.
For information, see page 16.
The Board recommends you vote FOR each nominee standing for election as director.	FOR

2	Ratification of Independent Registered Public Accounting Firm

●vote in favor of the ratification; ●vote against of the ratification; or ●abstain from voting on the ratification. For information, see page 62.	The Audit and Finance Committee recommends you vote FOR the ratification.	FOR

3	Advisory Approval of the Compensation of the Named Executive Officers

●vote in favor of the advisory proposal; ●vote against the advisory proposal; or ●abstain from voting on the advisory proposal. For information, see page 64.	The Board recommends you vote FOR the advisory approval of executive compensation.	FOR

4	Stockholder Proposal: Simple Majority Vote*

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal. For information, see page 125.	The Board recommends you vote FOR this proposal.	FOR

134      ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

5	Stockholder Proposal: Revisit Pay Incentives for GHG Emission Reductions*

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal. For information, see page 127.	The Board recommends you vote AGAINST this proposal.	AGAINST

*	We will provide the share ownership of the primary filers submitting these proposals promptly upon a stockholder’s request.

Which proposals to be voted on at the meeting are considered “routine” and which are “non-routine”?

The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024 is the only routine matter to be presented at the Annual Meeting, and the only matter on which brokers may vote on behalf of beneficial owners who have not provided voting instructions.

All other matters to be presented at the Annual Meeting are non-routine. Brokers will not be allowed to vote on these other proposals without specific voting instructions from beneficial owners.

How many votes are needed to approve each of the proposals?

Each of the director nominees and all proposals submitted require the affirmative “FOR” vote of a majority of those shares present or represented by proxy at the meeting and entitled to vote on the proposal.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the individuals named in your signed proxy are authorized to vote in accordance with their best judgment.

Is there a policy about attendance by directors at the Annual Meeting?

Directors are expected to attend the Annual Meeting of Stockholders. All of the individuals who were seeking reelection attended the 2023 annual meeting.

Proxies

Who is soliciting my proxy?

The Board of Directors of ConocoPhillips is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation to our Corporate Secretary so that it is received prior to the close of business on May 13, 2024.

2024 Proxy Statement      135

Available Information and Q&A About the Annual Meeting and Voting

What is the cost of this proxy solicitation?

Our directors, officers, and employees may solicit proxies by mail, by email, by telephone, or in person. Those individuals will receive no additional compensation for solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon request, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, which it may do by mail, telephone, or in person. We anticipate paying Alliance Advisors a fee of $20,000, plus expenses.

Ways to Get Our Proxy Statement and Annual Report

How can I access ConocoPhillips’ proxy materials and Annual Report electronically?

This Proxy Statement, the accompanying proxy card, and our 2023 Annual Report are available to stockholders online at www.proxyvote.com.

Most stockholders can elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail. If you are a record owner of ConocoPhillips stock, you can choose this option and save us the cost of producing and mailing these documents by following the instructions on your proxy card or those provided when you vote by telephone or over the Internet. If you hold your ConocoPhillips stock in street name, please refer to the information provided by your broker for instructions on how to elect to view future proxy statements and annual reports electronically.

If you choose to view future proxy statements and annual reports electronically, you will receive a Notice of Internet Availability next year in the mail containing the applicable Internet address. Your choice will remain in effect unless you change it; you do not have to elect Internet access each year. If you change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at (800) 579-1639, by email at sendmaterial@proxyvote.com, and online at www.proxyvote.com. You will need the 16-digit control number located on your Notice of Internet Availability to request a package. You will also have an opportunity to request future proxy statements and annual reports by mail.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This benefits both you and ConocoPhillips, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at (800) 579-1639, online at www.proxyvote.com, or by email at sendmaterial@proxyvote.com.

If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household.

136      ConocoPhillips

Appendix A

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted Earnings is calculated by removing the impact of special items from reported earnings. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis, and providing comparability with the performance of peer companies.

Adjusted EPS

Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings per share is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis and providing comparability with the performance of peer companies.

Cash from Operations (CFO)

Cash from operations (CFO) is calculated by removing the impact from operating working capital from cash provided by operating activities. The company believes that the non-GAAP measure cash from operations is useful to investors to help understand changes in cash provided by operating activities excluding the impact of working capital changes across periods on a consistent basis and with the performance of peer companies in a manner that, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance.

Free Cash Flow

Free Cash Flow is defined as cash from operations net of capital expenditures and investments. The company believes free cash flow is useful to investors in understanding how existing cash from operations is utilized as a source for sustaining our current capital plan and future development growth. Free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

Return on Capital Employed (ROCE)

Return on capital employed (ROCE) is a measure of the profitability of the company’s capital employed in its business operations compared with that of its peers. The company calculates ROCE as a ratio, the numerator of which is net income, and the denominator of which is average total equity plus average total debt. The net income is adjusted for after-tax interest expense, for the purposes of measuring efficiency of debt capital used in operations; net income is also adjusted for non-operational or special items impacts to allow for comparability in the long-term view across periods. The company believes ROCE is a good indicator of long-term company and management performance as it relates to capital efficiency, both absolute and relative to the company’s primary peer group.

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Appendix A

Non-GAAP Reconciliations

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO CASH FROM OPERATIONS (“CFO”) TO FREE CASH FLOW

	For the Year Ended	For the Year Ended	For the Year Ended
$ Millions, Except as Indicated	12/31/2021	12/31/2022	12/31/2023
Net Cash Provided by Operating Activities	16,996	28,314	19,965
Adjustments:
Net operating working capital changes	1,271	(234)	(1,382)
Cash from operations	15,725	28,548	21,347
Capital expenditures and investments	(5,324)	(10,159)	(11,248)
Free Cash Flow	10,401	18,389	10,099

RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS AND EPS TO ADJUSTED EPS

	For the Year Ended
	12/31/2023
$ Millions, except as indicated	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Consolidated
Earnings (loss)			10,957	9.06
Adjustments:
(Gain) loss on asset sales(1)	(94)	(6)	(100)	(0.08)
Tax adjustments	—	(347)	(347)	(0.30)
(Gain) loss on FX derivative	132	(27)	105	0.09
Adjusted earnings (loss)			10,615	8.77
(1)	Includes divestiture of Lower 48 equity method investment.

RECONCILIATION OF RETURN ON CAPITAL EMPLOYED (ROCE)

For the Year Ended
$ Millions, Except as Indicated	12/31/2023
Numerator
Net Income	10,957
Adjustment to exclude special items	(342)
After-tax interest expense	616
ROCE Earnings	11,231
Denominator
Average total equity(1)	47,925
Average total debt(2)	17,470
Average capital employed	65,395
ROCE (percent)	17%
(1)	Average total equity is the average of beginning and ending total equity by quarter.
(2)	Average total debt is the average of beginning and ending long-term debt and short-term debt by quarter.

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Appendix A

Other Measures

Resources

Based on the Petroleum Resources Management System, a system developed by industry that classifies recoverable hydrocarbons into commercial and sub-commercial to reflect their status at the time of reporting. Proved, probable, and possible reserves are classified as commercial, while remaining resources are categorized as sub-commercial or contingent. The company’s resource estimate includes volumes associated with both commercial and contingent categories. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC.

Cost of Supply

Cost of supply is the WTI equivalent price that generates a 10 percent after-tax return on a point-forward and fully burdened basis. Fully burdened includes capital infrastructure, foreign exchange, price-related inflation, G&A, and carbon tax (if currently assessed). If no carbon tax exists for the asset, carbon pricing aligned with internal energy scenarios is applied. All barrels of resource in the cost of supply calculation are discounted at 10 percent.

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Stockholder Information

ANNUAL MEETING
The ConocoPhillips Annual Meeting of Stockholders will be held:

Tuesday, May 14, 2024

Online at: www.virtualshareholdermeeting.com/COP2024

Notice of the meeting and proxy materials are being sent to all stockholders.

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

The ConocoPhillips Investor Services Program is a direct stock purchase and dividend reinvestment plan that offers stockholders a convenient way to buy additional shares and reinvest their common stock dividends. Purchases of company stock through direct cash payment are commission free. Please call Computershare to request an enrollment package:

Toll-free number: 800-356-0066

You may also enroll online at www.computershare.com/investor.

Registered stockholders can access important investor communications online and sign up to receive future stockholder materials electronically by following the enrollment instructions.

PRINCIPAL AND REGISTERED OFFICES

925 N. Eldridge Parkway
Houston, TX 77079
251 Little Falls Drive
Wilmington, DE 19808
STOCK TRANSFER AGENT AND REGISTRAR
Computershare
150 Royall Street
Suite 101
Canton, MA 02021
www.computershare.com

INFORMATION REQUESTS

For information about dividends and certificates, or to request a change of address form, stockholders may contact:

Computershare
150 Royall Street
Suite 101
Canton, MA 02021
and
P.O. Box 43078
Providence, RI 02940-3078
Toll-free number: 800-356-0066
Outside the U.S.: 201-680-6578

TDD for hearing impaired:
800-231-5469
TDD outside the U.S.: 201-680-6610
www.computershare.com/investor

Personnel in the following offices can also answer investors’ questions about the company:

Institutional Investors:

ConocoPhillips Investor Relations
16930 Park Row Drive
Houston, TX 77084
281-293-5000
investor.relations@conocophillips.com

Individual Investors:

ConocoPhillips Shareholder Relations
P.O. Box 2197
Houston, TX 77252-2197
281-293-6800
shareholder.relations@
conocophillips.com

COMPLIANCE AND ETHICS
For guidance, or to express concerns or ask questions about compliance and ethics issues, call ConocoPhillips’ Ethics Helpline toll-free at 877-327-2272, available 24 hours a day, seven days a week. The ethics office also may be contacted via email at ethics@ conocophillips.com, the Internet at www.conocophillips.ethicspoint.com or by writing:

Attn: Corporate Ethics Office
ConocoPhillips
P.O. Box 2197
Houston, TX 77252-2197

COPIES OF PROXY STATEMENT AND ANNUAL REPORT

Copies of this Proxy Statement and the 2023 Annual Report, as filed with the U.S. Securities and Exchange Commission, are available for free by making a request on the company’s website, calling 918-661-3700 or writing:

ConocoPhillips Reports
B-17 Plaza Office Building
315 S. Johnstone Ave.
Bartlesville, OK 74004

WEBSITE

www.conocophillips.com

The site includes resources of interest to investors, including news releases and presentations to securities analysts; copies of ConocoPhillips’ annual reports and proxy statements; reports to the U.S. Securities and Exchange Commission; and data on ConocoPhillips’ health, safety, and environmental performance.

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ConocoPhillips 2023 Notable Recognitions and Achievements
●Awarded Gold Standard Pathway designation by OGMP 2.0
●Qualified as a constituent of the Dow Jones Sustainability Indices (DJSI) as one of only four companies in North America from the Oil & Gas Upstream & Integrated sector
●Upgraded by MSCI ESG to “AA” and recognized as a leader in efforts to manage climate-related risks
●Received a score of “1” on social and “2” on environmental metrics from ISS Quality Score (1 = Lowest Risk)
●Forbes’ World’s best Employers 2023
●Fortune’s 2023 World’s Most Admired Companies
●Newsweek’s America’s Greatest Workplace 2023

Explore
ConocoPhillips
Annual Report
The ConocoPhillips Annual Report and Form 10-K provides details on the company’s financial and operating performance, a letter from our chairman and chief executive officer, and additional shareholder information.
conocophillips.com/annualreport

Upcoming and Past Investor Presentations
Provides notice of future presentations and archived presentations dating back one year, including webcast replays, transcripts and slides.
conocophillips.com/investors

Fact Sheets
Published annually to provide detailed operational updates for each of the company’s six segments.
conocophillips.com/factsheets

Sustainability Report
Published annually to provide details on priority reporting issues for the company, a letter from our CEO and key environmental, social and governance metrics.
conocophillips.com/reports

Plan for the Net-Zero Energy Transition Progress Report
Outlines our approach and progress to address risks specific to the energy transition.
conocophillips.com/reports

Managing Climate-Related Risks Report
Published annually to provide details on the company’s governance framework, risk management approach, strategy, key metrics and targets for climate-related issues.
conocophillips.com/reports

Human Capital Management Report
Published annually to provide details of the actions the company is taking to inspire a compelling culture, attract and retain great people and meet our commitments to all stakeholders.
conocophillips.com/hcmreport

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/COP2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than the day before the cut-off date or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36583-P05561	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4.
1.	ELECTION OF DIRECTORS
	Nominees:		For	Against	Abstain
	1a.	Dennis V. Arriola	☐	☐	☐

	1b.	Gay Huey Evans	☐	☐	☐

	1c.	Jeffrey A. Joerres	☐	☐	☐

	1d.	Ryan M. Lance	☐	☐	☐

	1e.	Timothy A. Leach	☐	☐	☐

	1f.	William H. McRaven	☐	☐	☐

	1g.	Sharmila Mulligan	☐	☐	☐

	1h.	Eric D. Mullins	☐	☐	☐

	1i.	Arjun N. Murti	☐	☐	☐

	1j.	Robert A. Niblock	☐	☐	☐

	1k.	David T. Seaton	☐	☐	☐

	1l.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Simple Majority Vote.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.		For	Against	Abstain

5.	Revisit Pay Incentives for GHG Emission Reductions.	☐	☐	☐

6.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36584-P05561

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2024

The stockholder(s) hereby appoint(s) Kelly B. Rose, Whitney A. Cox and Heather G. Hrap, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2024, via live webcast at www.virtualshareholdermeeting.com/COP2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONOCOPHILLIPS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, FOR A SIMPLE MAJORITY VOTE, AND AGAINST THE REVISIT PAY INCENTIVES FOR GHG EMISSION REDUCTIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING DIRECTION CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 9, 2024.

ATTEND THE MEETING

You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2024

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36521-Z86960	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4.
1.	ELECTION OF DIRECTORS
	Nominees:		For	Against	Abstain
	1a.	Dennis V. Arriola	☐	☐	☐

	1b.	Gay Huey Evans	☐	☐	☐

	1c.	Jeffrey A. Joerres	☐	☐	☐

	1d.	Ryan M. Lance	☐	☐	☐

	1e.	Timothy A. Leach	☐	☐	☐

	1f.	William H. McRaven	☐	☐	☐

	1g.	Sharmila Mulligan	☐	☐	☐

	1h.	Eric D. Mullins	☐	☐	☐

	1i.	Arjun N. Murti	☐	☐	☐

	1j.	Robert A. Niblock	☐	☐	☐

	1k.	David T. Seaton	☐	☐	☐

	1l.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Simple Majority Vote.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.		For	Against	Abstain

5.	Revisit Pay Incentives for GHG Emission Reductions.	☐	☐	☐

6.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36522-Z86960

ConocoPhillips Savings Plan

CONFIDENTIAL FIDUCIARY VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2024

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of stock representing the interest of Savings Plan participants who fail to give voting direction at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2024, via live webcast at www.virtualshareholdermeeting.com/COP2024, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by May 9, 2024 at 11:59 p.m. ET, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 9, 2024, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

Important Information - I understand that by electing to direct the Trustee’s vote of shares which do not represent my own part of the Savings Plan I become a fiduciary of the Savings Plan for voting such shares; that I must act in the best interests of all participants of the Savings Plan when giving directions for voting shares not representing my part of the Savings Plan; that I have read and understand my duties as a fiduciary as they are described on pages 26 and 27 of the Savings Plan Summary Plan Description dated January 1, 2022; and that I may decline to accept the responsibility of a fiduciary as to such shares by NOT completing or returning this Voting Direction card and NOT voting by Internet or telephone.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock in the Savings Plan reflecting the interest of Savings Plan participants who fail to give voting direction. Also enclosed is the Company’s 2023 Annual Report along with the Notice and Proxy Statement for the 2024 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 9, 2024.

ATTEND THE MEETING

You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2024

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36586-Z86961-Z86963	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4.
1.	ELECTION OF DIRECTORS
	Nominees:		For	Against	Abstain
	1a.	Dennis V. Arriola	☐	☐	☐

	1b.	Gay Huey Evans	☐	☐	☐

	1c.	Jeffrey A. Joerres	☐	☐	☐

	1d.	Ryan M. Lance	☐	☐	☐

	1e.	Timothy A. Leach	☐	☐	☐

	1f.	William H. McRaven	☐	☐	☐

	1g.	Sharmila Mulligan	☐	☐	☐

	1h.	Eric D. Mullins	☐	☐	☐

	1i.	Arjun N. Murti	☐	☐	☐

	1j.	Robert A. Niblock	☐	☐	☐

	1k.	David T. Seaton	☐	☐	☐

	1l.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Simple Majority Vote.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.		For	Against	Abstain

5.	Revisit Pay Incentives for GHG Emission Reductions.	☐	☐	☐

6.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36587-Z86961-Z86963

ConocoPhillips Savings Plan
CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2024

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of ConocoPhillips Common Stock representing your interest in the Savings Plan (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2024, via live webcast at www.virtualshareholdermeeting.com/COP2024, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by 11:59 p.m. ET on May 9, 2024, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 9, 2024, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Savings Plan.

Also enclosed is the Company’s 2023 Annual Report along with the Notice and Proxy Statement for the 2024 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 9, 2024.

ATTEND THE MEETING

You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2024

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36586-Z86961-Z86963	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4.
1.	ELECTION OF DIRECTORS
	Nominees:		For	Against	Abstain
	1a.	Dennis V. Arriola	☐	☐	☐

	1b.	Gay Huey Evans	☐	☐	☐

	1c.	Jeffrey A. Joerres	☐	☐	☐

	1d.	Ryan M. Lance	☐	☐	☐

	1e.	Timothy A. Leach	☐	☐	☐

	1f.	William H. McRaven	☐	☐	☐

	1g.	Sharmila Mulligan	☐	☐	☐

	1h.	Eric D. Mullins	☐	☐	☐

	1i.	Arjun N. Murti	☐	☐	☐

	1j.	Robert A. Niblock	☐	☐	☐

	1k.	David T. Seaton	☐	☐	☐

	1l.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Simple Majority Vote.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.		For	Against	Abstain

5.	Revisit Pay Incentives for GHG Emission Reductions.	☐	☐	☐

6.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36587-Z86961-Z86963

ConocoPhillips Savings Plan
CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2024

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of ConocoPhillips Common Stock representing your interest in the Savings Plan (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2024, via live webcast at www.virtualshareholdermeeting.com/COP2024, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by 11:59 p.m. ET on May 9, 2024, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 9, 2024, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Savings Plan.

Also enclosed is the Company’s 2023 Annual Report along with the Notice and Proxy Statement for the 2024 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2024. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2024. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, your Voting Direction card must be received no later than May 7, 2024.

ATTEND THE MEETING

You may attend the meeting via the Internet at: www.virtualshareholdermeeting.com/COP2024

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36512-Z86962	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4.
1.	ELECTION OF DIRECTORS
	Nominees:		For	Against	Abstain
	1a.	Dennis V. Arriola	☐	☐	☐

	1b.	Gay Huey Evans	☐	☐	☐

	1c.	Jeffrey A. Joerres	☐	☐	☐

	1d.	Ryan M. Lance	☐	☐	☐

	1e.	Timothy A. Leach	☐	☐	☐

	1f.	William H. McRaven	☐	☐	☐

	1g.	Sharmila Mulligan	☐	☐	☐

	1h.	Eric D. Mullins	☐	☐	☐

	1i.	Arjun N. Murti	☐	☐	☐

	1j.	Robert A. Niblock	☐	☐	☐

	1k.	David T. Seaton	☐	☐	☐

	1l.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Simple Majority Vote.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.		For	Against	Abstain

5.	Revisit Pay Incentives for GHG Emission Reductions.	☐	☐	☐

6.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36513-Z86962

CONOCOPHILLIPS UK, Australia, Norway Plans

CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2024

The undersigned hereby directs that Computershare Trustees Limited (or any successor or other applicable trustee, custodian, or broker, “Holder”) as record holder of shares under the U.K. ConocoPhillips Share Incentive Plan, ConocoPhillips Norway Stock Savings Plan, or ConocoPhillips Australian Employee Share Plan, vote shares of ConocoPhillips Common Stock (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2024, via live webcast at www.virtualshareholdermeeting.com/COP2024, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

In order for your vote to be counted, Broadridge, the Tabulator for the Holder must receive this Voting Direction card no later than 11:59 p.m. ET on May 7, 2024. If Broadridge, the Tabulator for the Holder does not receive this Voting Direction card by 11:59 p.m. ET on May 7, 2024, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 7, 2024, any shares held in the ConocoPhillips Australian Employee Share Plan that you otherwise could have directed will be voted in the same proportion as the shares for which the Holder has received instructions. Any such shares held in the U.K. ConocoPhillips Share Incentive Plan or the ConocoPhillips Norway Stock Savings Plan will not be voted by the Holder.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Holder. The Holder will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Holder how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the applicable plan.

Also enclosed is the Company’s 2023 Annual Report along with the Notice and Proxy Statement for the 2024 Annual Meeting. Please use these documents to help you decide how to direct the way the Holder should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE